As filed with the Securities and Exchange Commission on August 24, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	8093	90-0967447
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2390 East Orangewood Avenue

Suite 575

Anaheim, California 92086

(714) 462-4880

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Brady Granier, President and Chief Executive Officer

Lourdes Felix, Chief Financial Officer and Chief Operating Officer

BioCorRx Inc.

2390 East Orangewood Avenue

Suite 575

Anaheim, California 92086

(714) 462-4880

(Name, address, including zip code, and telephone number

including area code, of agents for service)

With copies to:

Joseph M. Lucosky, Esq.

Steven Lipstein, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1) (2)		Amount of Registration Fee
Common Stock, par value $0.001 per share	$5,000,000.00	(3)	$622.50
Total	$5,000,000.00		$622.50

(1)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

Represents 45,454,545 shares of common stock being registered for resale times $0.11 which represents, in accordance with Rule 457(c), the average of the high and low prices reported on the OTC Markets on August 20, 2018 (within the five (5) business days prior to the date of the filing of this registration statement). The shares offered hereunder may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 24, 2018

45,454,545 Shares of Common Stock

BioCorRx Inc.

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of the common stock of BioCorRx Inc., par value $0.001 per share (the “Common Stock”), which will consist of up to 45,454,545 shares of Common Stock to be sold by Northbridge Financial Inc. a Delaware corporation (“Northbridge”), which shares are issuable by the registrant pursuant to the Investment Agreement, dated February 9, 2018 (the “Investment Agreement”), between BioCorRx Inc. and Northbridge. The purchase price of our Common Stock will be determined at 80% of the average of the three lowest closing prices traded during the pricing period of twelve consecutive trading days prior to the drawdown notice delivered to Northbridge. If issued presently, the 45,454,545 of Common Stock registered for resale by Northbridge would represent 17.9% of our issued and outstanding shares of Common Stock as of August 22, 2018.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices. See “Plan of Distribution.”

We are not selling securities under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by Northbridge. We will, however, receive proceeds from the sale of our shares of Common Stock under the Investment Agreement to Northbridge.

Northbridge is deemed an “underwriter” within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Our Common Stock is presently quoted on the OTCQB under the symbol “BICX”. On August 22, 2018, the last reported sale price for our Common Stock on the OTCQB was $0.1175 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2018

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You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. No person is authorized in connection with this prospectus to give any information or to make any representations about us, the common stock offered by the selling stockholder hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. The selling stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our common stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2017 and 2016 are sometimes referred to herein as fiscal years 2017 and 2016, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” refer to BioCorRx Inc., a Nevada corporation, and its subsidiaries.

Business Overview

We have developed and own the rights to an innovative alcoholism and opioid addiction treatment program, called BioCorRx® Recovery Program that empowers patients to succeed in their overall recovery. We offer a comprehensive medication-assisted treatment (MAT) program that combines non-addictive medication coupled with cognitive behavioral therapy (CBT) modules and peer recovery support and tracking. We have been operating for over 6 years and over 1,000 patients have been treated with our program since we began operating. The addiction treatment services reported cost from provider to patient is an average of $12,500 per patient and a portion is sometimes covered by insurance according to treatment providers. This amount varies due to many factors, the major ones being, type of insurance policy and patients’ out-of-network deductibles. In addition, there are the service provider expenses, and surgery center costs (if not done in the medical provider’s office). Services may also be provided to cash patients, by licensed providers, at discounted rates due to financial difficulties.

The BioCorRx® Recovery Program is a comprehensive addiction program which includes peer support and CBT modules (typically completed in 16 sessions on average but not limited to), coupled with a naltrexone implant. The implant is specifically compounded with a prescription from a medical doctor for each individual and is designed to release naltrexone into the body over multiple months. The naltrexone implant means a single administration, long acting naltrexone pellet(s) that consists of a naltrexone formulation in a biodegradable form that is suitable for subcutaneous implantation in a particular patient.

Our subsidiary, BioCorRx Pharmaceuticals, is focused on acquiring and the development of sustained release naltrexone products for the treatment of addiction and other possible disorders. Specifically, the company is developing injectable and implantable naltrexone with the goal of future regulatory approval with the Food and Drug Administration. Our pipeline includes BICX101 for the treatment of opioid addiction and alcoholism as well as BICX102 for the same indications.

In August 2017, the Company announced that it had decided to seek U.S. Food and Drug Administration (the “FDA”) approval on BICX102 in advance of BICX101. Product candidate BICX102 is a long-acting naltrexone implant that can last several months being developed for opioid dependence and alcohol use disorders. The pre-IND meeting date for BICX102 took place on January 24, 2018. On February 12, 2018, the Company announce that the FDA deemed the 505(b)(2) pathway as an acceptable route for approval for BICX102; the Company plans to apply for dual indications, both opioid use disorder and alcohol use disorder, within the same application. A grant application was submitted to the National Institutes of Health on May 14, 2018 for funding the development and study plans for BICX102.

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Treatment Philosophy

Our alcoholism and opioid addiction treatment program empowers patients to succeed. A detailed description of our treatment philosophy is as follows:

Medical Intervention: It is essential to significantly reduce a patient’s cravings for alcohol and opioids in order to fully break the cycle of addiction. We have built our BioCorRx® Recovery Program around a state-of-the-art, minimally invasive, biodegradable implant of naltrexone. The naltrexone in the implant is an FDA-approved pharmaceutical used for the treatment of alcoholism and opioid addiction. A licensed medical professional surgically inserts a marble-sized pellet(s) under the skin in the lower abdomen. The pellet is absorbed into the body and typically dissolves within months following the procedure in most patients depending on their metabolism and other factors.

Focus on Treatment: Unlike many other addiction treatment programs, we focus primarily on the treatment of alcohol and opioid addiction.

Comprehensive Approach: Alcoholism and opioid addiction are complex diseases that need programs specifically designed to treat the body, the mind, and the spirit of one suffering from addiction. We have created a comprehensive recovery program that includes state-of-the-art medical intervention, individually tailored peer support and cognitive behavioral therapy (CBT) modules used by trained addiction specialists. Our program typically lasts for up to 12 months from the initial surgical procedure of inserting the naltrexone pellet(s) to the last peer support session. We believe that through our comprehensive treatment method, clients will have the highest possible chances of full recovery from alcohol and opioid dependency.

Program Description

We offer a comprehensive and highly effective alcohol and opioid addiction treatment program. Our proprietary program is designed to offer treatment and healing to both the body and the mind of those suffering from addiction. Our alcoholism and opioid addiction treatment program is a two-part program that includes: (i) the insertion of a naltrexone implant that is believed to reduce physical cravings of alcohol and opioids by a trained physician; and (ii) peer support and CBT that focuses on the psycho-social aspects of addiction. The following is a detailed description of our treatment program.

Naltrexone Implant: Our unique program has reduced physical cravings for numerous patients suffering from alcoholism and opioid addiction. Our implant is believed to reduce cravings over the period of multiple months in most patients depending on their metabolism and other factors. During this time, the program focuses on addressing the mental dependence on alcohol and/or opioids. The implant is a naltrexone pellet(s) that is the size of a marble and inserted via an outpatient surgical procedure into the lower abdomen of the patient. The naltrexone pellets will be absorbed by the body over time and will automatically dissolve and not need to be removed unless otherwise required.

All procedures to place the naltrexone pellets into patients are performed at several independently owned and licensed provider locations. There are approximately 18 licensed providers throughout the United States that offer the BioCorRx® Recovery Program. Addresses of most independently owned provider locations offering our program are available on our website www.beataddiction.com. The procedures are performed by a licensed medical professional. We do not intend for this website address to be an active link or to otherwise incorporate by reference the contents of the website into this prospectus.

The naltrexone implant is produced by select compounding pharmacies contracted by Trinity Compound Solutions, Inc. We entered into an exclusive license dated September 7, 2010 (the “License Agreement”) with Trinity Compound Solutions, Inc. (formerly known as Trinity Rx Solutions, LLC) (“Trinity”). In accordance with the terms and provisions of the License Agreement, Trinity shall provide to our partners access to the naltrexone implant that has been designed for addiction treatment. As consideration for the License Agreement, the Company has issued 5,672,250 shares of our Common Stock (which was equal to 7.5% of the total shares outstanding at the time of the execution of the agreement).

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The naltrexone implant is one or two small pellets that are inserted beneath the skin in the subcutaneous fat located in the lower abdomen. The implant procedure is an outpatient procedure that takes approximately 20-30 minutes. A local anesthetic is administered before the pellets are implanted and the patient is free to leave the clinic and return to normal activities within a few hours of the procedure in most cases. The pellets are biodegradable and will gradually dissolve in the human body. The pellets contain a medicine called naltrexone, which has been shown to block receptors in the brain that crave alcohol and opioids. Naltrexone is an FDA approved medication and all patients are required to obtain a prescription for the medication from a medical doctor. The doctors employed by the licensed providers are responsible for evaluating the patients, determining if the patient is a candidate and, if so, writing the prescription. The prescription is then presented to compounding pharmacies contracted by Trinity that produce the pellets using naltrexone as the core ingredient. BioCorRx does not compound, manufacture or handle the naltrexone implants.

Once the pellet is implanted in the patient, they are usually free to return to work on the next business day and will be contacted by a peer support specialist and/or therapist within a few days if not prior to the procedure to begin the behavioral portion of the program.

BioCorRxÒ Recovery Program CBT: We developed a CBT program to assist patients in addressing their dependence on alcohol and/or opioids. Prior to, or upon receiving the naltrexone implant, each patient will typically speak with a counselor/therapist. This counselor/therapist will treat the patient for the next several weeks following the implant using the program modules in combination with their own skill sets to help them cope with and address their dependence on alcohol and/or opioids. It usually takes approximately 16 sessions to complete the program modules.

As part of the peer support and CBT program, peer support specialists/counselors focus on bringing family and friends into the recovery process. This provides emotional support for patients and allows them to understand that they have people that care for them and want them to remain sober. The peer support portion of the program typically lasts for 12 months.

Marketing Strategy

We have and will continue to use a variety of advertising and marketing channels to increase exposure and awareness about our BioCorRx® Recovery Program. In addition to word of mouth from patients and providers, we are focusing on building strategic relationships with private insurance and government payers.

Competition

We believe we are one of the leading companies offering a medication-assisted treatment (MAT) program that is focused on substance abuse treatment in the United States specific to naltrexone therapy. Many treatment providers operate in a broader behavioral healthcare sector without focusing primarily on substance abuse with MAT. We believe our core focus on MAT and scalable program gives us with an advantage over competitors in terms of building our brand and marketing our program to potential customers.

We believe the primary competitive factors affecting our business include:

•	Quality of clinical programs and services;
•	Reputation and brand recognition;
•	Senior management experience including key opinion leaders in addiction; and
•	Sustained release naltrexone products used to treat substance abuse.

Growth Strategy

There has been a significant focus on increasing access to MAT for opioid addiction. The development of new effective treatments has risen and is of great importance given the devasting effects of opioid use disorder. In February 2018, the FDA announced its plan to expand MAT for opioid dependence by providing new guidance to the industry. We believe MAT is becoming more recognized as the gold standard of care for the treatment of substance use disorder. The intended purpose of MAT for opioid use disorder includes a decrease in illicit opioid use, decreased mortality, and improved long-term sobriety.

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We have developed a program that we believe helps patients battle their mental and physical addiction to alcohol and opioids more effectively than traditional methods. We are currently operating in Anaheim, California and market nationally. We are constantly seeking and contracting with additional independent treatment providers in the United States and ramping up efforts to establish pilot programs with local and state government entities.

Our strategic growth also includes product research and development pipelines with significant market opportunities being developed under our subsidiary BioCorRx Pharmaceuticals. Development of BICX102 is an essential element to grow the business and gain payer acceptance; the product candidate is a long-acting naltrexone implant that can last several months being developed for opioid dependence and alcohol use disorders.

Government Regulation and Approvals

All surgical procedures need to be performed by a licensed medical professional.

The naltrexone implant does not require regulatory approval because naltrexone is already an FDA approved medication. Once the physician writes a prescription for naltrexone implant, a pharmacist can put it into a compounded form under U.S. compounding laws and then distribute the compounded medication directly to the ordering physician treating the intended patient. The pharmacy is required to be properly licensed in each state to which the implant is being distributed.

Intellectual Property/Licensing Rights

On September 7, 2010, the Company entered into a perpetual license agreement with Trinity Compound Solutions, Inc. (formerly known as Trinity Rx Solutions, LLC). In accordance with the terms and provisions of the License Agreement, Trinity shall provide to our partners access to the naltrexone implant that has been designed for addiction treatment. As consideration for the License Agreement, the Company has issued 5,672,250 shares of our Common Stock (which was equal to 7.5% of the total shares outstanding at the time of the execution of the agreement).

The BioCorRx CBT program/modules used in the BioCorRx® Recovery Program are protected by copyright.

On January 26, 2016, the Company entered into an asset purchase agreement to acquire intellectual and contractual rights for all of North America with the option for Central and South America for naltrexone implant formulas created by the Seller for 24 months upon receipt of the intellectual property for a fee of $55,648. The Company, within the first 12 months has the right to purchase perpetual rights for above territories for a one-time fee, financed over 5 years.

On July 28, 2016, the Company and Therakine, Ltd., an Irish private company limited by shares (“Therakine”), entered into a Development, Commercialization and License Agreement (the “Agreement”). Therakine has know-how and patents related to sustained release drug delivery technology (the “Technology”). Pursuant to the Agreement, Therakine granted the Company an exclusive license to utilize the Technology in developing injectable naltrexone products to treat patients suffering addiction to opioids, methamphetamines, cocaine, or alcohol. The Company is permitted to sell on a worldwide basis the products that utilize the Technology. The Agreement expires when the Company’s last valid claim to Therakine’s patents expires. Upon expiration of the Agreement, the licenses granted will become irrevocable and fully paid up.

The Company agreed to pay, in return for the license to the Technology, up to $2,750,000 in milestone payments and royalties ranging from 5% to 12% of net sales of products that use the Technology with aggregate payments per year of not less than $250,000. The Company is also required to pay a percentage of any sublicense income it receives related to products that use the Technology. In the event Therakine enters into a license agreement with a third party for products unrelated to injectable naltrexone that use the Technology, Therakine will pay the Company a percentage of its income from these products. As of December 31, 2017, the Company has paid an aggregate of $250,000 of which $75,000 is held in escrow until certain drug levels are met.

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In 2016, the Company assigned and Therakine agreed to assign the rights under the Therakine Agreement, to BioCorRx Pharmaceuticals, Inc., the Company’s majority owned subsidiary.

Material Agreements

On April 5, 2013, the Company granted licensing rights for ten years in the State of Arizona to Kryptonite Investments LLC. In accordance with the terms and provisions of the license agreement: (i) the license shall be granted by the Company to Kryptonite Investments upon payment of $300,000 to the Company as evidenced by that certain convertible debenture agreement (the “Debenture”); and (ii) the Company shall grant to Kryptonite Investments the exclusive rights to the License to use, sell and offer for sale in the state of Arizona. Kryptonite Investments shall pay the Company a license fee, which shall be payable as either: (i) an upfront License Fee less 10% discount for total of $270,000 if paid within 30 days of date that all principal and interest is repaid by the Company for the Debenture; or (ii) payable as the licensee performs procedures to begin within 30 days of principal and interest being paid in full for the Debenture by the Company.

On July 7, 2014, the Company and Kryptonite Investments LLC entered into a Restatement of Sublicense Agreement, which fully restates material terms of agreement. The execution date of the original License Agreement shall remain the effective date of the Restatement and all obligations.

On November 30, 2015, the Company and Kryptonite Investments LLC entered into an amendment of Restatement of Sublicense Agreement, which amends certain terms of agreement. The execution date of the original License Agreement shall remain the effective date of the Restatement and all obligations.

On December 13, 2013, the Company granted licensing rights for ten years in the state of Connecticut for $350,000 for the up-front license fee to JPL, LLC. During the term of the license agreement, a royalty fee equal to 10% of the revenues generated as well as an agreed upon program fee upon the order of the Counseling Programs.

On December 10, 2015, the Company entered into a royalty agreement with Alpine Creek Capital Partners LLC (“Alpine Creek”). In accordance with the terms and provisions of the agreement, Alpine Creek paid the Company an aggregate of $405,000, payable as follows: (a) a deposit in the amount of $55,000, which Alpine Creek paid to the Company on November 20, 2015, (b) cancellation of that certain secured promissory note, dated October 19, 2015, issued by the Company to Alpine Creek in the aggregate principal amount of $55,000 and (c) within two (2) business days from December 10, 2015, Alpine Creek paid $295,000 to the Company.

In consideration for the $405,000 payment, with the exception of treatments conducted in certain territories, the Company agreed to pay Alpine Creek fifty percent (50%) of the Company’s gross profit for each BioCorRx® Recovery Program sold in the United States that includes procurement of the Company’s implant product until the Company has paid Alpine Creek $1,215,000. The Company agreed that, in the event it had not paid Alpine Creek $1,215,000 within twenty-four (24) months of December 10, 2015, the Company was to continue to pay Alpine Creek fifty percent (50%) of the Company’s gross profit from the sale of each treatment until the Company has paid Alpine Creek an aggregate of $1,620,000, with the exception of treatments conducted in certain territories. Upon the Company’s satisfaction of these obligations, the Company shall pay Alpine Creek $100 for each treatment sold in the United States that includes procurement of the Company’s implant product, into perpetuity. As of August 22, 2018, the Company has paid $27,800 to Alpine Creek.

Competitive Advantages/Operational Strengths

•	According to the National Institute on Drug Abuse better outcomes are shown with MAT for treatment of substance abuse than without it;
•	The combination of MAT with CBT counseling can help sustain recovery;
•	Senior management experience; and
•	Key opinion leaders in addiction consultants

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Our Risks and Challenges

An investment in our securities involves a high degree of risk including risks related to the following:

•	We have received an opinion from our independent registered public accounting firm expressing substantial doubt regarding our ability to continue as a going concern;
•	We have historically generated limited revenue and expect to incur significant operating losses for the foreseeable future;
•	Having inadequate financial or other resources to complete the development of our product candidates; and
•	The likelihood of our future success must be considered in light of the expenses, difficulties, complications and delays often encountered in connection with clinical trials that will be conducted on the development of new solutions to substance use disorders. These potential challenges include, but are not limited to, unanticipated clinical trial delays, changes to the regulatory and competitive landscape and additional costs and expenses that may exceed our current budget estimates.

Northbridge Investment Agreement

On February 9, 2018, the Company entered into the Investment Agreement and a Registration Rights Agreement with Northbridge. Under the terms of the Investment Agreement, Northbridge has agreed to provide the Company with up to ten million dollars ($10,000,000) of funding in the form of purchases of shares of the Company’s Common Stock. Northbridge will only make these purchases after a registration statement on Form S-1 registering these future shares is declared effective by the Securities and Exchange Commission (the “Commission”). The registration statement of which this prospectus forms a part is being filed to register these shares.

Following the effectiveness of the registration statement, the Company shall have the right to deliver drawdown notices to Northbridge and Northbridge will be obligated to purchase registered shares of the Company’s Common Stock based on the investment amount specified in each drawdown notice. The maximum amount that the Company shall be entitled to draw down in each drawdown notice shall be equal to twice the average of the daily trading volume for the Common Stock during the twelve trading days preceding the drawdown notice date, so long as such amount does not exceed 4.99% of the outstanding shares of the Company. Pursuant to the Investment Agreement, Northbridge and its affiliates will not be permitted to purchase and the Company may not deliver drawdown notices to Northbridge that would result in Northbridge’s beneficial ownership totaling more than 4.99% of the outstanding Common Stock. The price of each registered share shall be equal to 80% percent of the average of the three lowest closing prices of the Common Stock during the twelve trading days preceding the date the applicable drawdown notice is delivered to Northbridge. Drawdown notices may be delivered by the Company to Northbridge until the earlier of thirty-six (36) months after the Commission first declares the registration statement on Form S-1 effective or the date on which Northbridge has purchased an aggregate of $10,000,000 worth of put registered shares.

Where You Can Find More Information

Our website address is www.biocorrx.com. We do not intend for our website address to be an active link or to otherwise incorporate by reference the contents of the website into this prospectus. The public may read and copy any materials the Company files with the U.S. Securities and Exchange Commission (the “SEC”) at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0030. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Going Concern Considerations

As reflected in our unaudited consolidated financial statements as of June 30, 2018, the Company had cash of $577,010 and a working capital deficit of $4,034,449. During the six months ended June 30, 2018, the Company used net cash in operating activities of $954,769. The Company has not yet generated any significant revenues and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Historically, we have been able to raise funds to support our business operations.

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While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds through the completion of this offering, there can be no assurance that we will be able to generate sufficient revenues or complete this offering, raise anticipated proceeds, or that any other debt or equity financing will be available or, if available, that it will be available on terms acceptable to us. If we fail to complete this offering or raise anticipated proceeds, we may not be able to continue operations and as such our independent auditor’s report will continue to contain an uncertainty paragraph expressing substantial doubt as to our ability to continue as a going concern.

Corporate Information

We were incorporated as Cetrone Energy Company on January 28, 2008 in the State of Nevada. On October 31, 2011, we completed a reverse acquisition transaction through a share exchange with Fresh Start Private, Inc. (“FSP”), whereby we acquired all of the issued and outstanding shares of FSP in exchange for 37,000,000 shares of our Common Stock, which represented approximately 31.3% of our total shares outstanding immediately following the closing of the share exchange. As a result of the share exchange, FSP became our wholly-owned subsidiary. The share exchange transaction with FSP was treated as a reverse acquisition, with FSP as the acquirer and the Company as the acquired party.

On January 7, 2014, we filed an amendment to our articles of incorporation changing our name to BioCorRx Inc. Effective July 5, 2016, the Company amended its articles of incorporation to increase the authorized shares of capital stock of the Company from two hundred million (200,000,000) shares of Common Stock, and eighty thousand (80,000) shares of preferred stock, both $.001 par value respectively, to five hundred twenty five million (525,000,000) shares of Common Stock ($0.001 par value), and six hundred thousand (600,000) shares of preferred stock (no par value), respectively.

On July 28, 2016, we formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the newly formed sub issued 24.2% ownership to officers of the Company with the Company retaining 75.8%.

On November 23, 2016, the Company filed a certificate of designations, rights and preferences with the Secretary of State of the State of Nevada pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of the Series B Preferred Stock.

On January 16, 2018, majority stockholders holding 59% of the voting equity voted to amend its articles of incorporation to increase the authorized shares of capital stock (the “Share Increase”) of the Company from five hundred twenty five million (525,000,000) shares of Common Stock, $.001 par value per share, and six hundred thousand (600,000) shares of preferred stock, $0.001 par value per share, to seven hundred fifty million (750,000,000) shares of Common Stock ($0.001 par value per share) and six hundred thousand (600,000) shares of preferred stock ($0.001 par value per share). The Share Increase took effect on May 10, 2018.

Also, on January 16, 2018, majority stockholders holding 59% of the voting equity voted to grant discretionary authority to the Board of Directors of the Company (the “Board”), at any time or times for a period of 12 months after the date of the written consent, to Adopt an amendment to our Articles to effect a Reverse Split of our issued and outstanding Common Stock in a range of not less than 1-for-5 and not more than 1-for-500 (the “Reverse Split”). The Reverse Split has not yet taken effect, the Board has not yet determined the ratio of the Reverse Split, nor is the Board obligated to effect the Reverse Split.

Our executive offices are located at 2390 East Orangewood Avenue, Suite 575, Anaheim, California 92806, and our telephone number is (714) 462-4880. Our website is www.biocorrx.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

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THE OFFERING

Securities offered by Northbridge	An aggregate of 45,454,545 shares of our Common Stock.

Common stock outstanding as of August 22, 2018	253,186,285 Shares

Offering prices per share

The shares offered hereunder may be sold by Northbridge from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

Use of proceeds

We will not receive any proceeds from the sale of the shares of our Common Stock by Northbridge. We will, however, receive proceeds from the sale of our shares of Common Stock under the Investment Agreement to Northbridge. The proceeds from the initial sale of shares will be used for the purpose of working capital and for potential acquisitions. See “Use of Proceeds.”

Risk factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 12 before deciding to invest in our securities.

Trading Symbol	Our Common Stock is currently quoted on the OTC Markets Group Inc.’s OTCQB Link quotation platform (the “OTCQB”) under the trading symbol “BICX.”

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

RISKS RELATED TO OUR COMPANY

We have received an opinion from our independent registered public accounting firm expressing substantial doubt regarding our ability to continue as a going concern.

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The audit report issued by our independent registered public accounting firm on our audited consolidated financial statements for the fiscal year ended December 31, 2017 contains an explanatory paragraph regarding our ability to continue as a going concern. The audit report states that our auditing firm has substantial doubt in our ability to continue as a going concern due to the risk that we may not have sufficient cash and liquid assets at December 31, 2017 to cover our operating and capital requirements for the next twelve-month period; and if sufficient cash cannot be obtained, we would have to substantially alter, or possibly even discontinue, operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management has developed a plan to continue operations, development of its products, acquire technologies and assets. This plan includes continued control of expenses and obtaining equity or debt financing. Although we have successfully completed equity financings and reduced expenses in the past, we cannot assure you that our plans to address these matters in the future will be successful.

The factors described above could adversely affect our ability to obtain additional financing on favorable terms, if at all, and may cause investors to have reservations about our long-term prospects, and may adversely affect our relationships with customers. There can be no assurance that our auditing firm will not issue the same opinion in the future. If we cannot successfully continue as a going concern, our stockholders may lose their entire investment.

Our revenue is dependent upon acceptance of our program by the market. The failure of such acceptance will cause us to curtail or cease operations.

Our revenue comes from the distribution and licensing of the BioCorRx® Recovery Program. As a result, we will continue to incur operating losses until such time as the use of our program reaches a mature level and we are able to generate sufficient revenue from the distribution and licensing to meet our operating expenses. There can be no assurance that licensed providers will adopt our program, or that insurance companies will agree to reimburse licensed providers for the use of our program. In the event that we are not able to significantly increase the number of licensed providers that use our program, or if we are unable to charge the necessary prices, our financial condition and results of operations will be materially and adversely affected.

The Company is also focused on the research and development of opioid antagonists to treat opioid use disorder and alcoholism. The Company’s products have not yet generated revenues. The Company’s ability to generate significant revenues and achieve profitability depends on the Company’s ability to successfully complete the development of its products, obtain market approval, and generate significant revenues.

If the Company raises additional funds through collaborations and licensing arrangements, the Company may be required to relinquish some rights to its products, or to grant licenses on terms that are not favorable to the Company.

Our business could be adversely affected if we fail to implement and maintain effective disclosure controls and procedures and internal control over financial reporting.

We concluded that as of December 31, 2017, our disclosure controls and procedures and our internal control over financial reporting were not effective. We have determined that we have limited resources for adequate personnel to prepare and file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) within the required time periods and that material weaknesses in our internal control over financial reporting exist relating to not being able to provide for adequate review of our financial statements. If we are unable to implement and maintain effective disclosure controls and procedures and remediate the material weaknesses in a timely manner, or if we identify other material weaknesses in the future, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our business and financial condition. We identified a lack of sufficient segregation of duties. In addition, investors may lose confidence in our reported information and the market price of our Common Stock may decline.

We have a history of operating losses, anticipate future losses and may never be profitable.

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We have experienced significant operating losses in each period since we began investing resources in the BioCorRx® Recovery Program. These losses have resulted principally from research and development, sales and marketing, and general and administrative expenses associated with the development of our business. During the year ended December 31, 2017, we recorded a net loss applicable to common shareholders of $29,705,669, or ($0.13) per share, as compared with $5,903,982 or ($0.03) per share, of the corresponding period in 2016. We expect to continue to incur operating losses until distribution and licensing of the BioCorRx® Recovery Program increases substantially. We cannot be certain when, if ever, we will become profitable. Even if we were to become profitable, we might not be able to sustain such profitability on a quarterly or annual basis.

If we are unable to obtain additional financing, business operations will be harmed and if we do obtain additional financing then existing shareholders may suffer substantial dilution.

We need substantial capital to implement our sales distribution strategy for our current products and to develop and commercialize future products using our pressure cycling technology products and services in the sample preparation area, as well as for applications in other areas of life sciences. Our capital requirements will depend on many factors, including but not limited to:

•	the problems, delays, expenses, and complications frequently encountered by early-stage companies;

•	market acceptance of our program;

•	the success of our sales and marketing programs; and

•	changes in economic, regulatory or competitive conditions in the markets we intend to serve.

We expect, if we sell at least $110,000 of our shares of Common Stock under the Investment Agreement to Northbridge per month, that the net proceeds of such sales along with our current cash position, to be able to fund our operating expenses and capital expenditure for at least the next 12 months. Thereafter, unless we achieve profitability, we anticipate that we will need to raise additional capital to fund our operations and to otherwise implement our overall business strategy. We currently do not have any contracts or commitments for additional financing. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Any additional equity financing may involve substantial dilution to then existing shareholders.

If adequate funds are not available or if we fail to obtain acceptable additional financing, we may be required to:

•	severely limit or cease our operations or otherwise reduce planned expenditures and forego other business opportunities, which could harm our business;

•	obtain financing with terms that may have the effect of substantially diluting or adversely affecting the holdings or the rights of the holders of our capital stock; or

•	obtain funds through arrangements with future collaboration partners or others that may require us to relinquish rights to some or all of our technologies or products.

If more licensed providers do not agree to offer our program to their patients, our program may not achieve market acceptance and we may not become profitable.

As of August 22, 2018, 18 licensed providers have agreed to offer the BioCorRx® Recovery Program. If more licensed providers do not agree to offer the BioCorRx® Recovery Program to their patients, the program may not achieve market acceptance and we may not become profitable. In addition, licensed providers have historically been slow to change their treatment practices because of perceived liability risks arising from the use of new products. Delayed adoption of our program by licensed providers could lead to a delayed adoption by patients and third-party payors. Licensed providers may not agree to offer the BioCorRx® Recovery Program to their patients until certain conditions have been satisfied including, among others:

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•	there are recommendations from other prominent licensed providers, educators and/or associations that our program is safe and effective; and

•	reimbursement or insurance coverage from third-party payors is available.

We cannot predict when, if ever, licensed providers and patients may adopt our program. In addition, prolonged market exposure may also be a pre-requisite to reimbursement or insurance coverage from third-party payors. If our program does not achieve an adequate level of acceptance by patients, licensed providers and third-party payors, we may not generate significant product revenues and we may not become profitable.

The use of our program could result in product liability or similar claims that could be expensive, damage our reputation and harm our business.

Our business exposes us to an inherent risk of potential product liability or similar claims related to the naltrexone implant procedure. The hospital industry has historically been litigious, and we face financial exposure to product liability or similar claims if the use of our program were to cause or contribute to injury or death, including, without limitation, harm to the body caused by the naltrexone implant procedure. Although we do maintain product liability insurance, the coverage limits of these policies may not be adequate to cover future claims. A product liability claim, regardless of merit or ultimate outcome, or any product recall could result in substantial costs to us, damage to our reputation, customer dissatisfaction and frustration, and a substantial diversion of management attention. A successful claim brought against us in excess of, or outside of, our insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

Our success is substantially dependent on the continued service of our senior management.

Our success is substantially dependent on the continued service of our Chief Executive Officer (“CEO) and President, Brady Granier, and our Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”), Lourdes Felix. The Company does not carry key person life insurance on any of its management, which would leave the Company uncompensated for the loss of any of its management. The loss of the services of any of our senior management has made, and could make it more difficult to successfully operate our business and achieve our business goals. In addition, our failure to retain qualified personnel in the diverse areas required for continuing its operations could harm our product development capabilities and customer and employee relationships, delay the growth of sales of our products and could result in the loss of key information, expertise or know-how.

We may not be able to hire or retain other key personnel required for our business, which could disrupt the development and sales of our products and limit our ability to grow.

Competition in our industry for senior management and other key personnel is intense. If we are unable to retain our existing personnel, or attract and train additional qualified personnel, either because of competition in our industry for such personnel or because of insufficient financial resources, our growth may be limited. Our success also depends in particular on our ability to identify, hire, train and retain qualified personnel with experience in development and sales of treatment programs.

Our officers and directors have significant control over shareholder matters and the minority shareholders will have little or no control over our affairs.

Our two officers (who also serve as directors), one non-employee director, and one employee currently own approximately 59% of our outstanding voting equity and has significant control over shareholder matters, such as election of directors, amendments to its Articles of Incorporation, and approval of significant corporate transactions; as a result, the Company’ minority shareholders will have little or no control over its affairs.

RISKS RELATED TO OUR SECURITIES

Sales of a significant number of shares of our Common Stock in the public market or the perception of such possible sales, could depress the market price of our Common Stock.

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Sales of a substantial number of shares of our Common Stock in the public markets, which include an offering of our preferred stock or Common Stock could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-related securities. We cannot predict the effect that future sales of our Common Stock or other equity-related securities would have on the market price of our Common Stock.

Our share price could be volatile and our trading volume may fluctuate substantially.

The price of our Common Stock has been and may in the future continue to be extremely volatile. Many factors could have a significant impact on the future price of our shares of Common Stock, including:

•	our inability to raise additional capital to fund our operations, whether through the issuance of equity securities or debt;

•	our failure to successfully implement our business objectives;

•	compliance with ongoing regulatory requirements;

•	market acceptance of our products;

•	changes in government regulations;

•	general economic conditions and other external factors;

•	actual or anticipated fluctuations in our quarterly financial and operating results; and

•	the degree of trading liquidity in our shares of Common Stock.

A decline in the price of our shares of Common Stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

The relatively low price of our shares of Common Stock, and a decline in the price of our shares of Common Stock, could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will continue to be financed through the sale of equity securities, a decline in the price of our shares of Common Stock could be especially detrimental to our liquidity and our operations. Such reductions and declines may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to continue our current operations. If the price for our shares of Common Stock declines, it may be more difficult to raise additional capital. If we are unable to raise sufficient capital, and we are unable to generate funds from operations sufficient to meet our obligations, we will not have the resources to continue our operations.

The market price for our shares of Common Stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our shares of Common Stock.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our Common Stock and have an adverse effect on the market for our shares.

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Our Common Stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted a number of rules to regulate “penny stocks” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act of 1934, as amended. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on NASDAQ if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our securities currently constitute “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We currently do not intend to pay dividends on our Common Stock. As result, your only opportunity to achieve a return on your investment is if the price of our Common Stock appreciates.

We currently do not expect to declare or pay dividends on our Common Stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our Common Stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our Common Stock appreciates and you sell your shares at a profit.

We could issue additional Common Stock, which might dilute the book value of our Common Stock.

Our Board has authority, without action or vote of our shareholders, to issue all or a part of our authorized but unissued shares. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our Common Stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for our Common Stock. These issuances would dilute the percentage ownership interest, which would have the effect of reducing your influence on matters on which our shareholders vote, and might dilute the book value of our Common Stock. You may incur additional dilution if holders of stock warrants or options, whether currently outstanding or subsequently granted, exercise their options, or if warrant holders exercise their warrants to purchase shares of our Common Stock.

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RISKS RELATED TO THE OFFERING

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.

We expect, if we sell at least $110,000 of our shares of Common Stock under the Investment Agreement to Northbridge per month, that the net proceeds of such sales along with our current cash position, to be able to fund our operating expenses and capital expenditure for at least the next 12 months. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a Common Stock holder. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

If we raise additional funds through government grants, collaborations, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue stream or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

We have broad discretion in the use of the net proceeds of the sale of our shares of Common Stock under the Investment Agreement to Northbridge and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds of the sale of our shares of Common Stock under the Investment Agreement to Northbridge, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could Decline.

The trading market for our Common Stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us from time to time should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Substantial future sales of shares of our Common Stock in the public market could cause our stock price to fall.

Holders of shares of Common Stock that we have issued, including shares of Common Stock issuable upon conversion and/or exercise of outstanding convertible notes, shares of preferred stock options and warrants, may be entitled to dispose of their shares pursuant to an exemption from registration under the Securities Act. Additional sales of a substantial number of our shares of our Common Stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of our Common Stock. Our Common Stock is quoted on the OTCQB Marketplace and there is not now, nor has there been, any significant market for shares of our Common Stock, and an active trading market for our shares may never develop or be sustained. Investors are currently able to use Rule 144 promulgated under the Securities Act to sell shares of our Common Stock and, if they do so, the then-prevailing market prices for our Common Stock may be reduced. Any substantial sales of our Common Stock may have an adverse effect on the market price of our securities.

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Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. If there are more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered shares of Common Stock and sellers remain willing to sell the shares. Following the effectiveness of the registration statement of which this prospectus forms a part, all of the shares of Common Stock sold to Northbridge pursuant to the Investment Agreement will be freely tradable without restriction or further registration under the Securities Act.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by Northbridge. We will, however, receive proceeds from the sale of our shares of Common Stock under the Investment Agreement to Northbridge. The proceeds from the initial sale of shares will be used for the purpose of working capital and for potential acquisitions

DILUTION

Not applicable. The shares registered under the registration statement of which this prospectus forms a part are not being offered for purchase. The shares are being registered on behalf of our selling shareholder pursuant to the Investment Agreement with Northbridge.

SELLING SECURITY HOLDER

The selling stockholder identified in this prospectus may offer and sell up to 45,454,545 shares of our Common Stock, which consists of shares of Common Stock to be sold by Northbridge pursuant to the Investment Agreement. If issued presently, the 45,454,545 of Common Stock registered for resale by Northbridge would represent 17.9% of our issued and outstanding shares of Common Stock as of August 22, 2018.

We may require the selling stockholder to suspend the sales of the shares of our Common Stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of Common Stock described under the column “Shares of Common Stock Being Offered” in the table below.

Northbridge will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of the Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

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The manner in which the selling stockholder acquired or will acquire shares of our Common Stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our Common Stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days of August 22, 2018, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 253,186,285 shares of our Common Stock outstanding as of August 22, 2018.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of Common Stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders	Shares of Common Stock	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering	Being Offered	# of Shares (1)	% of Class (1)
Northbridge Financial Inc. (2)	0	(3)	0	0%

Notes:

(1) Because the selling stockholders may offer and sell all or only some portion of the 45,454,545 shares of our Common Stock being offered pursuant to this prospectus and may acquire additional shares of our Common Stock in the future, we can only estimate the number and percentage of shares of our Common Stock that any of the selling stockholders will hold upon termination of the offering.

(2) Giangi Ratto will exercise voting and dispositive power with respect to the shares of our Common Stock that will be beneficially owned by Northbridge Financial Inc.

(3) Consists of up to 45,454,545 shares of common stock to be sold by Northbridge pursuant to the Investment Agreement.

THE OFFERING

On February 9, 2018, we entered into the Investment Agreement with Northbridge. Although we are not mandated to sell shares under the Investment Agreement, the Investment Agreement gives us the option to sell to Northbridge, up to $10,000,000 worth of our Common Stock over the period ending thirty-six (36) months after the date the registration statement of which this prospectus forms a part is deemed effective. The $10,000,000 was stated as the total amount of available funding in the Investment Agreement because this was the maximum amount that Northbridge agreed to offer us in funding. Based on the average of the three lowest closing prices of our Common Stock during the twelve (12) consecutive trading day period preceding the filing date of the registration statement of which this prospectus forms a part (approximately $0.11), the registration statement covers the offer and possible sale of $5,000,000 worth of our shares.

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The purchase price of our Common Stock will be determined at 80% of the average of the three lowest closing prices traded during the pricing period of twelve consecutive trading days prior to the drawdown notice delivered to Northbridge

Northbridge is not permitted to engage in short sales involving our Common Stock during the term of the Investment Agreement period. In accordance with Regulation SHO, however, sales of our Common Stock by Northbridge after delivery of a drawdown notice of such number of shares reasonably expected to be purchased by Northbridge under a drawdown will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. Northbridge is not required to purchase the put shares unless:

•	Our registration statement with respect to the resale of the shares of Common Stock delivered in connection with the applicable drawdown notice shall have been declared effective;

•	The Common Stock shall not have been suspended from trading on the OTC Markets (or other principal market or exchange on which it is trading) for a period of two consecutive trading days and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

•	The Company is not in breach of the Investment Agreement or the Registration Rights agreement;

•	No injunction shall have been issued prohibiting the purchase or issuance of the Common Stock to Northbridge; and

•	The issuance of the Common Stock to Northbridge will not violate any stockholder approval requirements of the OTC Markets (or other principal market or exchange on which it is trading).

As we draw down on the equity line of credit, shares of our Common Stock will be sold into the market by Northbridge. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more drawdown notices, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our Common Stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Investment Agreement nor any of our rights or Northbridge’s rights thereunder may be assigned to any other person.

PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or

•	a combination of any such methods of sale.

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Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Northbridge is an underwriter within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Northbridge has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by Northbridge. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the resale of any of the shares of our Common Stock by Northbridge. We will, however, receive proceeds from the sale of our shares of Common Stock under the Investment Agreement with Northbridge. Neither the Investment Agreement with Northbridge nor any rights of the parties under the Investment Agreement with Northbridge may be assigned or delegated to any other person.

We have entered into an agreement with Northbridge to keep this prospectus effective until Northbridge has sold all of the shares of Common Stock purchased by it under the Investment Agreement and has no right to acquire any additional shares of Common Stock under the Investment Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our Common Stock is quoted on the OTCQB under the trading symbol “BICX”. The Company’s shares began trading on August 30, 2010.

As of August 22, 2018, there were approximately 124 holders of record of our Common Stock, and the last reported sale price of our Common Stock on the OTCQB was $0.114 per share.

The following table sets forth the high and low sales price of our Common Stock on the OTCQB for the last two fiscal years and for the current fiscal year through the most recent fiscal quarter. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

	Common Stock Market Price
Financial Quarter Ended	High ($)	Low ($)
June 30, 2018	0.1540	0.1000
March 31, 2018	0.2820	0.1060
December 31, 2017	0.1750	0.0426
September 30, 2017	0.1160	0.0600
June 30, 2017	0.3400	0.1000
March 31, 2017	0.1505	0.0260
December 31, 2016	0.0450	0.0100
September 30, 2016	0.0749	0.0200
June 30, 2016	0.0320	0.0150
March 31, 2016	0.0330	0.0150

Dividend Policy

To date, we have not paid any dividends on our common stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results. Such forward-looking statements include, without limitation, statements regarding:

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•	our need for, and our ability to raise, additional equity or debt financing on acceptable terms, if at all;

•	our need to take additional cost reduction measures, cease operations or sell our operating assets, if we are unable to obtain sufficient additional financing;

•	our belief that we have sufficient liquidity to finance normal operations;

•	the options we may pursue in light of our financial condition;

•	the amount of cash necessary to operate our business;

•	our plans and expectations with respect to FDA approval of BICX102;

•	the expected expenses of, and benefits and results from, our research and development efforts;

•	general economic conditions;

•	the anticipated future financial performance and business operations of our company; and

•	our ability to retain our core group of personnel.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to us could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that its assumptions are based upon reasonable data derived from and known about our business and operations and the business and operations of the Company. No assurances are made that actual results of operations or the results of our future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

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Business Overview

We are an addiction healthcare solutions company and developer of the BioCorRx® Recovery Program and BICX101 and BICX102 headquartered in Anaheim, California. We were established in January 2010 and currently operating in Anaheim, California. The Company’s current treatment program is called the BioCorRx® Recovery Program and it is also developing a new injectable naltrexone product called BICX101 and an implantable naltrexone implant called BICX102 for the treatment of alcohol and opioid addiction under our subsidiary, BioCorRx Pharmaceuticals. On January 7, 2014 we changed our name to BioCorRx® Inc. to take advantage of unique branding of our BioCorRx® Recovery Program and to look to acquire other addiction programs and healthcare related products and services. We operate within the Specialty Hospitals, Expert Psychiatric industry, specifically within the industry subsets of Alcoholism Rehabilitation Hospital.

The BioCorRx® Recovery Program is an addiction treatment protocol comprised of multiple parts: (1) an implant, administered by a licensed physician, of a proprietary compounded formulation of the medication, Naltrexone (implanted under the skin) (the “Implant”) which can reduce alcohol and opioid cravings over a period of several months; and (2) proprietary cognitive behavioral therapy (CBT) program developed by BioCorRx Inc. (the “Counseling Program”) coupled with overlapping peer support and patient tracking.

BioCorRx Inc. has been granted an exclusive license to the proprietary implant by its developer. The license allows BioCorRx to license to physicians and medical groups experienced in treating alcoholism and opioid addiction dependency the right to order the proprietary implant from the compounding pharmacies that have been licensed and trained to make the implant by its developer. It also allows BioCorRx to sub-license the implant access to territories in the U.S. and abroad.

In August 2017, the Company announced that it had decided to seek FDA approval on BICX102 in advance of BICX101. The pre-IND meeting date for BICX102 took place on January 24, 2018. On February 12, 2018, the FDA deemed the 505(b)(2) pathway as an acceptable route for approval for BICX102; the Company plans to apply for dual indications, both opioid use disorder and alcohol use disorder, within the same application.

BioCorRx is not a licensed health care provider and does not provide health care services to patients. BioCorRx does not operate substance abuse clinics. BioCorRx makes the BioCorRx® Recovery Program available to health care providers to utilize when the health care provider determines it is medically appropriate and indicated for his or her patients. Any physician or licensed alcohol addiction treatment provider is solely responsible for treatment options prescribed or recommended to his or her patients. At all times, such providers retain complete and exclusive authority, responsibility, supervision and control over their medical practice, their patients, the treatment that their patients receive and any decision to prescribe the implant to any of the provider’s patients.

BioCorRx does not condition its license to health care providers accessing the implant on their making available the CBT Program to the providers’ patients although BioCorRx certainly encourages that providers do so.

BioCorRx has issued several license and distribution agreements to several unrelated third parties involving the establishment of alcoholism and opioid addiction rehabilitation and treatment centers and creating certain addiction rehabilitation programs. The Company has continued to expand its operations in 2017 through distribution opportunities of its BioCorRx® Recovery Program. There are over 18 licensed providers throughout the United States that offer the BioCorRx® Recovery Program. The company’s current focus will continue on wider distribution across the United States, branding of the BioCorRx® Recovery Program and acquisition of healthcare related products and services. The Company is committed to continuing to provide excellent rehabilitation products and services to healthcare providers nationwide as it expands the distribution of the BioCorRx® Recovery Program to a network of independent licensed clinics and licensed healthcare professionals.

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Results of Operations

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of various income and expense items to net sales for the respective periods presented (components may not add or subtract to totals due to rounding):

Three Months ended June 30, 2018 Compared with Three Months ended June 30, 2017 (Unaudited)

	Three months ended June 30,
	2018	2017
Net Revenues	$98,674	$210,544
Total Operating Expenses	(840,129)	(997,162)
Net Interest Expense	(480,132)	(459,064)
Gain on settlement of debt	-	285,924
Gain on change in derivative liability	-	12,263,680
Net (loss) Income	$(1,221,587)	$11,303,922

Revenues

Sales for the three months ended June 30, 2018 were $98,674 compared with $210,544 for the three months ended June 30, 2017, reflecting a decrease of 53%.

The decrease in revenue is directly related to the decreased number of patients treated at licensed clinics and a decrease in BioCorRx Recovery Program distribution.

Total Operating Expenses

Total operating expenses for the three months ended June 30, 2018 and 2017 were $840,129 and $997,162, respectively, reflecting a decrease of $157,033. The primary reason for the decrease in 2018 is a decrease in service provider costs as compared to 2017.

In addition, comparing the three months ended June 30, 2018 to June 30,2017, consulting and investor relations fees decreased from $335,906 to $210,381, accounting and legal fees decreased from $40,955 to $28,038, advertising decreased from $44,132 to $31,841, and rent increased from $4,451 to $10,376. In addition, we incurred $428,390 in stock based compensation expense in 2018 compared to $244,136 in 2017.

Interest Expense

Interest expense for the three months ended June 30, 2018 and 2017 were $480,132 and $459,064, respectively, the increase is due to debt discount amortization incurred of $759,587 and $710,658 for the three months ended June 30, 2018 and 2017, respectively.

Gain on settlement of debt

During the three months ended June 30, 2017, we settled outstanding accounts and other payables, realizing a gain on settlement of debt of $285,924 as compared to $0 for the same comparable period, current year.

Gain on change in Fair Value of Derivative Liability

During the three months ended June 30, 2017, we had outstanding notes and warrants with variable conversion provisions that had the possibility of exceeding our common shares authorized when considering the number of possible shares that may be issuable to satisfy settlement provision of this note. As such, we were required to determine the fair value of this derivative and mark to market each reporting period. For the three months ended June 30, 2017, we incurred a $12,263,680 gain on change in fair value of our derivative liabilities. At June 29, 2017, we modified notes to eliminate the anti-dilutive provision. In addition, effective January 1, 2018, we elected ASC 2017-09 which allows us to treat warrants with certain anti-dilutive provisions as equity instruments eliminating the need for derivative accounting.

Net Loss

For the three months ended June 30, 2018, the Company experienced a net loss of $1,221,587 compared with a net income of $11,303,922 for the three months ended June 30, 2017. The increase in net loss is primarily due to the gain on change in fair value of derivative liabilities and non-cash interest incurred in 2017.

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Six Months ended June 30, 2018 Compared with Six Months ended June 30, 2017 (Unaudited)

	Six months ended June 30,
	2018	2017
Net Revenues	$246,398	$344,771
Total Operating Expenses	(1,526,808)	(1,543,732)
Net Interest Expense	(942,923)	(10,220,569)
Gain on settlement of debt	-	285,924
Loss on change in derivative liability	-	(15,897,993)
Net loss	$(2,223,333)	$(27,031,599)

Revenues

Sales for the six months ended June 30, 2018 were $246,398 compared with $344,771 for the six months ended June 30, 2017, reflecting a decrease of 29%.

The decrease in revenue is directly related to the decreased number of patients treated at licensed clinics and a decrease in BioCorRx Recovery Program distribution.

Total Operating Expenses

Total operating expenses for the six months ended June 30, 2018 and 2017 were $1,526,808 and $1,543,732, respectively, reflecting a decrease of $16,924. The primary reason for the decrease in 2018 is a decrease in service provider costs as compared to 2017.

In addition, comparing the six months ended June 30, 2018 to June 30,2017, consulting and investor relations fees decreased from $561,497 to $424,472, accounting and legal fees increased from $92,725 to $94,617, advertising decreased from $63,771 to $52,656, and rent increased from $19,916 to $25,949. In addition, we incurred $605,210 in stock based compensation expense in 2018 compared to $355,979 in 2017.

Interest Expense

Interest expense for the six months ended June 30, 2018 and 2017 were $942,923 and $10,220,569, respectively. In 2017, we incurred a $9,363,244 non-cash interest charge as compared with nil in the current period.

Gain on settlement of debt

During the six months ended June 30, 2017, we settled outstanding accounts and other payables, realizing a gain on settlement of debt of $285,924 as compared to $0 for the same comparable period, current year.

Loss on change in Fair Value of Derivative Liability

During the six months ended June 30, 2017, we had outstanding notes and warrants with variable conversion provisions that had the possibility of exceeding our common shares authorized when considering the number of possible shares that may be issuable to satisfy settlement provision of this note. As such, we were required to determine the fair value of this derivative and mark to market each reporting period. For the six months ended June 30, 2017, we incurred a $(15,897,993) loss on change in fair value of our derivative liabilities. At June 29, 2017, we modified notes to eliminate the anti-dilutive provision. In addition, effective January 1, 2018, we elected ASC 2017-09 which allows us to treat warrants with certain anti-dilutive provisions as equity instruments eliminating the need for derivative accounting.

Net Loss

For the six months ended June 30, 2018, the Company experienced a net loss of $2,223,333 compared with a net loss of $27,031,599 for the six months ended June 30, 2017. The decrease in net loss is primarily due to the loss on change in fair value of derivative liabilities and non-cash interest incurred in 2017.

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Year Ended December 31, 2017 Compared with Year Ended December 31, 2016

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of various income and expense items to net sales for the respective periods presented (components may not add or subtract to totals due to rounding):

	2017	2016
Revenues	$657,271	$701,772
Total Operating Expenses	(3,548,185)	(2,883,793)
Gain on settlement	296,592	-
Net Interest Expense	(11,148,525)	(1,048,013)
Loss on change in derivative liability	(15,962,822)	(2,673,948)
Income taxes	-	-
Net Loss	$(29,705,669)	$(5,903,982)

Revenues

Revenues for the year ended December 31, 2017 were $657,271 compared with $701,772 for the year ended December 31, 2016, reflecting a decrease of 6%. The decrease in revenue is directly related to the reduced number of patients treated at licensed clinics and BioCorRx® Recovery Program distribution.

Operating Expenses

Total operating expenses for the year ended December 31, 2017 and 2016 were $3,548,185 and $2,883,793, reflecting an increase of 23%. Cost of implants and other direct costs for the year ended December 31, 2017 were $323,608 compared with $175,430 for the year ended December 31, 2016, reflecting an increase of 84%. Cost of implants and other direct costs increased as a percentage of sales (from 16% to 24%) because of the new variation of the licensing and distribution revenue model.

In comparing our selling, general and administrative expenses for the year ended December 31, 2016 to December 31, 2017, consulting fees increased from $768,007 to $981,723, accounting and legal fees decreased from $363,086 to $243,627, advertising decreased from $223,728 to $134,217, and rent increased from $40,736 to $41,533. In addition, we incurred $830,788 as stock based compensation in 2017 compared to $582,348 in 2016 and loss on termination of licensing agreement of $132,804 in 2016.

Interest Expenses

Net interest expense for the year ended December 31, 2017 and 2016 were $11,148,525 and $1,048,013, respectively, reflecting additional costs incurred from our 2017 borrowings. In addition, non-cash debt discount amortization and other non-cash interest relating to our convertible debt was $10,824,298 and $749,514 for the years ended December 31, 2017 and 2016, respectively

Loss on derivative liabilities

We have issued convertible debt and certain warrants with certain anti-dilutive provisions requiring us to record and adjust to fair value at each reporting period. As such for the years ended December 31, 2017 and 2016, we recorded a loss on change in fair value of derivatives of $15,962,822 and $2,673,948, respectively.

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Net Loss

For the year ended December 31, 2017, the Company experienced a loss of $29,705,669 compared with a net loss of $5,903,982 for the year ended December 31, 2016. We experienced an increase in net loss primarily from larger non-cash interest costs, losses on derivative liabilities and stock based compensation.

Liquidity and Capital Resources

As of June 30, 2018, we had cash of approximately $577,000. The following table provides a summary of our net cash flows from operating, investing, and financing activities.

	Six months ended June 30,
	2018	2017
Net cash used in operating activities	$(2,223,333)	$(1,659,640)
Net cash used in investing activities	(29,563)	-
Net cash provided by financing activities	1,550,000	2,412,252
Net increase in cash	565,668	752,612
Cash, beginning of period	11,342	92,455
Cash, end of period	$577,010	$845,067

On January 26, 2018, we issued two unsecured promissory notes in aggregate of $250,000 bearing interest at 8% per annum with both principal and interest due July 26, 2018.

Currently we have no material commitments for capital expenditures as of June 30, 2018. We have historically sought and continue to seek financing from private sources to move our business plan forward. In order to satisfy the financial commitments, we had relied upon private party financing that has inherent risks in terms of availability and adequacy of funding.

For the next twelve months, we anticipate that we will need to supplement our revenues with additional capital investment or debt to ensure that we will have adequate cash to provide the minimum operating cash requirements to continue as a going concern. There can be no guarantee or assurance that we can raise adequate capital from outside sources. If we are unable to raise funds when required or on acceptable terms, we have to significantly scale back, or discontinue our operations.

Net Cash Flow from Operating Activities

Net cash used in operating activities was $954,769 for the six months ended June 30, 2018 compared to $1,659,640 used in operating activities the six months ended June 30, 2017. The decrease was primarily due to the reduced operating costs and expenses incurred in 2018 along with a net decrease in operating liabilities of $132,698.

Net Cash Flow from Investing Activities

Net cash used in investing activities for the six months ended June 30, 2018 of $29,563 was comprised of purchasing equipment, as compared to nil for the same period, last year.

Net Cash Flow from Financing Activities

Net cash provided by financing activities decreased by $862,252, from $2,412,252 provided by financing activities for the six months ended June 30, 2017 to $1,550,000 cash provided by financing activities for the six months ended June 30, 2018. The decrease is primarily from $1,660,000 received from issuance of convertible note and $940,000 received from the sale of our common stock, net with repayments of notes payable of $187,748 during the six months ended June 30, 2017 as compared to $250,000 from issuance of notes and $1,300,000 received from the sale of our common stock or receipt of common stock subscription in the current period.

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Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of June 30, 2018 and December 31, 2017, the Company has a working capital deficit of $4,034,449 and $1,583,971, and an accumulated deficit of $50,887,847 and $48,840,534. We will be dependent upon the raising of additional capital through placement of our common stock in order to implement the Company’s business plan or by using outside financing. There can be no assurance that the Company will be successful in these situations in order to continue as a going concern. The Company is funding its operations by additional borrowings and some shareholder advances.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Critical Accounting Policies

Use of Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions used in the fair value of stock-based compensation, the fair value of other equity and debt instruments and allowance for doubtful accounts.

Revenue Recognition

We recognize revenue when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded. The Company defers any revenue for which the services has not been performed or is subject to refund until such time that the Company and the customer jointly determine that the services has been performed or no refund will be required.

We license proprietary products and protocols to customers under licensing agreements that allow those customers to utilize the products and protocols in services they provide to their customers. The timing and amount of revenue recognized from license agreements depends upon a variety of factors, including the specific terms of each agreement. Such agreements are reviewed for multiple performance obligations. Performance obligations can include amounts related to initial non-refundable license fees for the use of our products and protocols and additional royalties on covered services.

Revenue is only recognized after all of the following criteria are met: (1) written agreements have been executed; (2) delivery of technology or intellectual property rights has occurred; (3) fees are fixed or determinable; and (4) collectability of fees is reasonably assured.

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Under these license agreements, we receive an initial non-refundable license fee and in some cases, additional running royalties. Generally, the Company defers recognition of non-refundable upfront fees if it has continuing performance obligations without which the technology, right, product or service conveyed in conjunction with the non-refundable fee has no utility to the licensee that is separate and independent of its performance under the other elements of the arrangement. License fees collected from Licensees but not yet recognized as income are recorded as deferred revenue and amortized as income earned over the expected economic life of the related contract.

Deferred Revenue

We, from time to time, collect initial license fees when license agreements are signed and become effective. License fees collected from Licensees but not yet recognized as income are recorded as deferred revenue and amortized as income earned over the economic life of the related contract.

Stock-Based Compensation

Share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. The Company measures the fair value of the share-based compensation issued to non-employees using the stock price observed in the arms-length private placement transaction nearest the measurement date (for stock transactions) or the fair value of the award (for non-stock transactions), which were considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

Recent Accounting Pronouncements

See our discussion under Note 2-Signifciant Accounting Policies in our financial statements.

BUSINESS

Business Overview

We have developed and own the rights to an innovative alcoholism and opioid addiction treatment program, called BioCorRx® Recovery Program that empowers patients to succeed in their overall recovery. We offer a comprehensive medication-assisted treatment (MAT) program that combines non-addictive medication coupled with cognitive behavioral therapy (CBT) modules and peer recovery support and tracking. We have been operating for over 6 years and over 1,000 patients have been treated with our program since we began operating. The addiction treatment services reported cost from provider to patient is an average of $12,500 per patient and a portion is sometimes covered by insurance according to treatment providers. This amount varies due to many factors, the major ones being, type of insurance policy and patients’ out-of-network deductibles. In addition, there are the service provider expenses, and surgery center costs (if not done in the medical provider’s office). Services may also be provided to cash patients, by licensed providers, at discounted rates due to financial difficulties.

The BioCorRx® Recovery Program is a comprehensive addiction program which includes peer support and CBT modules (typically completed in16 sessions on average but not limited to), coupled with a naltrexone implant . The implant is specifically compounded with a prescription from a medical doctor for each individual and is designed to release naltrexone into the body over multiple months. The naltrexone implant means a single administration, long acting naltrexone pellet(s) that consists of a naltrexone formulation in a biodegradable form that is suitable for subcutaneous implantation in a particular patient.

Our subsidiary, BioCorRx Pharmaceuticals, is focused on acquiring and the development of sustained release naltrexone products for the treatment of addiction and other possible disorders. Specifically, the company is developing injectable and implantable naltrexone with the goal of future regulatory approval with the Food and Drug Administration. Our pipeline includes BICX101 for the treatment of opioid addiction and alcoholism as well as BICX102 for the same indications.

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In August 2017, the Company announced that it had decided to seek FDA approval on BICX102 in advance of BICX101. Product candidate BICX102 is a long-acting naltrexone implant that can last multiple months being developed for opioid dependence and alcohol use disorders. The pre-IND meeting date for BICX102 took place on January 24, 2018. On February 12, 2018, the Company announce that the FDA deemed the 505(b)(2) pathway as an acceptable route for approval for BICX102; the Company plans to apply for dual indications, both opioid use disorder and alcohol use disorder, within the same application. A grant application was submitted to the National Institutes of Health on May 14, 2018 for funding the development and study plans for BICX102.

Treatment Philosophy

Our alcoholism and opioid addiction treatment program empowers patients to succeed. A detailed description of our treatment philosophy is as follows:

Medical Intervention: It is essential to significantly reduce a patient’s cravings for alcohol and opioids in order to fully break the cycle of addiction. We have built our BioCorRx® Recovery Program around a state-of-the-art, minimally invasive, biodegradable implant of naltrexone. The naltrexone in the implant is an FDA-approved pharmaceutical used for the treatment of alcoholism and opioid addiction. A licensed medical professional surgically inserts a marble-sized pellet(s) under the skin in the lower abdomen. The pellet is absorbed into the body and typically dissolves within months following the procedure in most patients depending on their metabolism and other factors.

Focus on Treatment: Unlike many other addiction treatment programs, we focus primarily on the treatment of alcohol and opioid addiction.

Comprehensive Approach: Alcoholism and opioid addiction are complex diseases that need programs specifically designed to treat the body, the mind, and the spirit of one suffering from addiction. We have created a comprehensive recovery program that includes state-of-the-art medical intervention, individually tailored peer support and cognitive behavioral therapy (CBT) modules used by trained addiction specialists. Our program typically lasts for up to 12 months from the initial surgical procedure of inserting the naltrexone pellet(s) to the last peer support coaching session. We believe that through our comprehensive treatment method, clients will have the highest possible chances of full recovery from alcohol and opioid dependency.

Program Description

We offer a comprehensive and highly effective alcohol and opioid addiction treatment program. Our proprietary program is designed to offer treatment and healing to both the body and the mind of those suffering from addiction. Our alcoholism and opioid addiction treatment program is a two-part program that includes: (i) the insertion of a naltrexone implant that is believed to reduce physical cravings of alcohol and opioids by a trained physician; and (ii) peer support and CBT that focuses on the psycho-social aspects of addiction. The following is a detailed description of our treatment program.

Naltrexone Implant: Our unique program has reduced physical cravings for numerous patients suffering from alcoholism and opioid addiction. Our implant is believed to reduce cravings over the period of multiple months in most patients depending on their metabolism and other factors. During this time, the program focuses on addressing the mental dependence on alcohol and/or opioids. The implant is a naltrexone pellet(s) that is the size of a marble and inserted via an outpatient surgical procedure into the lower abdomen of the patient. The naltrexone pellets will be absorbed by the body over time and will automatically dissolve and not need to be removed unless otherwise required.

All procedures to place the naltrexone pellets into patients are performed at several independently owned and licensed provider locations. There are approximately 18 licensed providers throughout the United States that offer the BioCorRx® Recovery Program. Addresses of most independently owned provider locations offering our program are available on our website www.beataddiction.com. The procedures are performed by a licensed medical professional. We do not intend for this website address to be an active link or to otherwise incorporate by reference the contents of the website into this prospectus.

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The naltrexone implant is produced by select compounding pharmacies contracted by Trinity Compound Solutions, Inc. We entered into an exclusive license dated September 7, 2010 (the “License Agreement”) with Trinity Compound Solutions, Inc. (formerly known as Trinity Rx Solutions, LLC) (“Trinity”). In accordance with the terms and provisions of the License Agreement, Trinity shall provide to our partners access to the naltrexone implant that has been designed for addiction treatment. As consideration for the License Agreement, the Company has issued 5,672,250 shares of our common stock (which was equal to 7.5% of the total shares outstanding at the time of the execution of the agreement).

The naltrexone implant is one or two small pellets that are inserted beneath the skin in the subcutaneous fat located in the lower abdomen. The implant procedure is an outpatient procedure that takes approximately 20-30 minutes. A local anesthetic is administered before the pellets are implanted and the patient is free to leave the clinic and return to normal activities within a few hours of the procedure in most cases. The pellets are biodegradable and will gradually dissolve in the human body. The pellets contain a medicine called naltrexone, which has been shown to block receptors in the brain that crave alcohol and opioids. Naltrexone is an FDA approved medication and all patients are required to obtain a prescription for the medication from a medical doctor. The doctors employed by the licensed providers are responsible for evaluating the patients, determining if the patient is a candidate and, if so, writing the prescription. The prescription is then presented to compounding pharmacies contracted by Trinity that produce the pellets using naltrexone as the core ingredient. BioCorRx does not compound, manufacture or handle the naltrexone implants.

Once the pellet is implanted in the patient, they are usually free to return to work on the next business day and will be contacted by a peer support specialist and/or therapist within a few days if not prior to the procedure to begin the behavioral portion of the program.

BioCorRx® Recovery Program CBT: We developed a CBT program to assist patients in addressing their dependence on alcohol and/or opioids. Prior to, or upon receiving the naltrexone implant, each patient will typically speak with a counselor/therapist. This counselor/therapist will treat the patient for the next several weeks following the implant using the program modules in combination with their own skill sets to help them cope with and address their dependence on alcohol and/or opioids. It usually takes approximately 16 sessions to complete the program modules.

As part of the peer support and CBT program, peer support specialists/counselors focus on bringing family and friends into the recovery process. This provides emotional support for patients and allows them to understand that they have people that care for them and want them to remain sober. The peer support portion of the program typically lasts for 12 months.

Marketing Strategy

We have and will continue to use a variety of advertising and marketing channels to increase exposure and awareness about our BioCorRx® Recovery Program. In addition to word of mouth from patients and providers, we are focusing on building strategic relationships with private insurance and government payers

Competition

We believe we are one of the leading companies offering a MAT program that is focused on substance abuse treatment in the United States specific to naltrexone therapy. Many treatment providers operate in a broader behavioral healthcare sector without focusing primarily on substance abuse with MAT. We believe our core focus on MAT and scalable program gives us with an advantage over competitors in terms of building our brand and marketing our program to potential customers.

We believe the primary competitive factors affecting our business include:

•	Quality of clinical programs and services;
•	Reputation and brand recognition;
•	Senior management experience including key opinion leaders in addiction; and
•	Sustained release naltrexone products used to treat substance abuse.

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Growth Strategy

There has been a significant focus on increasing access to MAT for opioid addiction. The development of new effective treatments has risen and is of great importance given the devasting effects of opioid use disorder. In February 2018, the FDA announced its plan to expand MAT for opioid dependence by providing new guidance to the industry. We believe MAT is becoming more recognized as the gold standard of care for the treatment of substance use disorder. The intended purpose of MAT for opioid use disorder includes a decrease in illicit opioid use, decreased mortality, and improved long-term sobriety.

We have developed a program that we believe helps patients battle their mental and physical addiction to alcohol and opioids more effectively than traditional methods. We are currently operating in Anaheim, California and market nationally. We are constantly seeking and contracting with additional independent treatment providers in the United States and ramping up efforts to establish pilot programs with local and state government entities.

Our strategic growth also includes product research and development pipelines with significant market opportunities being developed under our subsidiary BioCorRx Pharmaceuticals. Development of BICX102 is an essential element to grow the business and gain payer acceptance; the product candidate is a long-acting naltrexone implant that can last several months being developed for opioid dependence and alcohol use disorders.

Government Regulation and Approvals

All surgical procedures need to be performed by a licensed medical professional.

The naltrexone implant does not require regulatory approval because naltrexone is already an FDA approved medication. Once the physician writes a prescription for naltrexone implant, a pharmacist can put it into a compounded form under U.S. compounding laws and then distribute the compounded medication directly to the ordering physician treating the intended patient. The pharmacy is required to be properly licensed in each state to which the implant is being distributed.

Intellectual Property/Licensing Rights

On September 7, 2010, the Company entered into a perpetual license agreement with Trinity Compound Solutions, Inc. (formerly known as Trinity Rx Solutions, LLC). In accordance with the terms and provisions of the License Agreement, Trinity shall provide to our partners access to the naltrexone implant that has been designed for addiction treatment. As consideration for the License Agreement, the Company has issued 5,672,250 shares of our common stock (which was equal to 7.5% of the total shares outstanding at the time of the execution of the agreement).

The BioCorRx CBT program/modules used in the BioCorRx® Recovery Program are protected by copyright.

On January 26, 2016, the Company entered into an asset purchase agreement to acquire intellectual and contractual rights for all of North America with the option for Central and South America for naltrexone implant formulas created by the Seller for 24 months upon receipt of the intellectual property for a fee of $55,648. The Company, within the first 12 months has the right to purchase perpetual rights for above territories for a one-time fee, financed over 5 years.

On July 28, 2016, the Company and Therakine, Ltd., an Irish private company limited by shares (“Therakine”), entered into a Development, Commercialization and License Agreement (the “Agreement”). Therakine has know-how and patents related to sustained release drug delivery technology (the “Technology”). Pursuant to the Agreement, Therakine granted the Company an exclusive license to utilize the Technology in developing injectable naltrexone products to treat patients suffering addiction to opioids, methamphetamines, cocaine, or alcohol. The Company is permitted to sell on a worldwide basis the products that utilize the Technology. The Agreement expires when the Company’s last valid claim to Therakine’s patents expires. Upon expiration of the Agreement, the licenses granted will become irrevocable and fully paid up.

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The Company agreed to pay, in return for the license to the Technology, up to $2,750,000 in milestone payments and royalties ranging from 5% to 12% of net sales of products that use the Technology with aggregate payments per year of not less than $250,000. The Company is also required to pay a percentage of any sublicense income it receives related to products that use the Technology. In the event Therakine enters into a license agreement with a third party for products unrelated to injectable naltrexone that use the Technology, Therakine will pay the Company a percentage of its income from these products. As of December 31, 2017, the Company has paid an aggregate of $250,000 of which $75,000 is held in escrow until certain drug levels are met.

In 2016, the Company assigned and Therakine agreed to assign the rights under the Therakine Agreement, to BioCorRx Pharmaceuticals, Inc., the Company’s majority owned subsidiary.

Material Agreements

On April 5, 2013, the Company granted licensing rights for ten years in the State of Arizona to Kryptonite Investments LLC. In accordance with the terms and provisions of the license agreement: (i) the license shall be granted by the Company to Kryptonite Investments upon payment of $300,000 to the Company as evidenced by that certain convertible debenture agreement (the “Debenture”); and (ii) the Company shall grant to Kryptonite Investments the exclusive rights to the License to use, sell and offer for sale in the state of Arizona. Kryptonite Investments shall pay the Company a license fee, which shall be payable as either: (i) an upfront License Fee less 10% discount for total of $270,000 if paid within 30 days of date that all principal and interest is repaid by the Company for the Debenture; or (ii) payable as the licensee performs procedures to begin within 30 days of principal and interest being paid in full for the Debenture by the Company.

On July 7, 2014, the Company and Kryptonite Investments LLC entered into a Restatement of Sublicense Agreement, which fully restates material terms of agreement. The execution date of the original License Agreement shall remain the effective date of the Restatement and all obligations.

On November 30, 2015, the Company and Kryptonite Investments LLC entered into an amendment of Restatement of Sublicense Agreement, which amends certain terms of agreement. The execution date of the original License Agreement shall remain the effective date of the Restatement and all obligations.

On December 13, 2013, the Company granted licensing rights for ten years in the state of Connecticut for $350,000 for the up-front license fee to JPL, LLC. During the term of the license agreement, a royalty fee equal to 10% of the revenues generated as well as an agreed upon program fee upon the order of the Counseling Programs.

On December 10, 2015, the Company entered into a royalty agreement with Alpine Creek Capital Partners LLC (“Alpine Creek”). In accordance with the terms and provisions of the agreement, Alpine Creek paid the Company an aggregate of $405,000, payable as follows: (a) a deposit in the amount of $55,000, which Alpine Creek paid to the Company on November 20, 2015, (b) cancellation of that certain secured promissory note, dated October 19, 2015, issued by the Company to Alpine Creek in the aggregate principal amount of $55,000 and (c) within two (2) business days from December 10, 2015, Alpine Creek paid $295,000 to the Company.

In consideration for the $405,000 payment, with the exception of treatments conducted in certain territories, the Company agreed to pay Alpine Creek fifty percent (50%) of the Company’s gross profit for each BioCorRx® Recovery Program sold in the United States that includes procurement of the Company’s implant product until the Company has paid Alpine Creek $1,215,000. The Company agreed that, in the event it had not paid Alpine Creek $1,215,000 within twenty-four (24) months of December 10, 2015, the Company was to continue to pay Alpine Creek fifty percent (50%) of the Company’s gross profit from the sale of each treatment until the Company has paid Alpine Creek an aggregate of $1,620,000, with the exception of treatments conducted in certain territories. Upon the Company’s satisfaction of these obligations, the Company shall pay Alpine Creek $100 for each treatment sold in the United States that includes procurement of the Company’s implant product, into perpetuity. As of August 22, 2018, the Company has paid $27,800 to Alpine Creek.

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Northbridge Investment Agreement

On February 9, 2018, the Company entered into the Investment Agreement and a Registration Rights Agreement with Northbridge. Under the terms of the Investment Agreement, Northbridge has agreed to provide the Company with up to ten million dollars ($10,000,000) of funding in the form of purchases of shares of the Company’s common stock. Northbridge will only make these purchases after a registration statement on Form S-1 registering these future shares is declared effective by the Commission. The registration statement of which this prospectus forms a part is being filed to register these shares.

Following the effectiveness of the registration statement, the Company shall have the right to deliver drawdown notices to Northbridge and Northbridge will be obligated to purchase registered shares of the Company’s common stock based on the investment amount specified in each drawdown notice. The maximum amount that the Company shall be entitled to draw down in each drawdown notice shall be equal to twice the average of the daily trading volume for the Company’s common stock during the twelve trading days preceding the drawdown notice date, so long as such amount does not exceed 4.99% of the outstanding shares of the Company. Pursuant to the Investment Agreement, Northbridge and its affiliates will not be permitted to purchase and the Company may not deliver drawdown notices to Northbridge that would result in Northbridge’s beneficial ownership totaling more than 4.99% of the Company’s outstanding common stock. The price of each registered share shall be equal to 80% percent of the average of the three lowest closing prices of the Company’s common stock during the twelve trading days preceding the date the applicable drawdown notice is delivered to Northbridge. Drawdown notices may be delivered by the Company to Northbridge until the earlier of thirty-six (36) months after the Commission first declares the registration statement on Form S-1 effective or the date on which Northbridge has purchased an aggregate of $10,000,000 worth of put registered shares.

Employees

We have 4 full-time employees. We believe that our relations with our employees are good. None of our employees are represented by a labor union. Our performance depends on our ability to attract and retain qualified professional, scientific and technical staff. The level of competition among employers for skilled personnel is high. Subject to our limited financial resources, we attempt to maintain employee benefit plans to enhance employee morale, professional commitment and work productivity and provide an incentive for employees to remain with us.

Corporate Information

We were incorporated as Cetrone Energy Company on January 28, 2008 in the State of Nevada. On October 31, 2011, we completed a reverse acquisition transaction through a share exchange with Fresh Start Private, Inc. (“FSP”), whereby we acquired all of the issued and outstanding shares of FSP in exchange for 37,000,000 shares of our common stock, which represented approximately 31.3% of our total shares outstanding immediately following the closing of the share exchange. As a result of the share exchange, FSP became our wholly-owned subsidiary. The share exchange transaction with FSP was treated as a reverse acquisition, with FSP as the acquirer and the Company as the acquired party.

On January 7, 2014, we filed an amendment to our articles of incorporation changing our name to BioCorRx Inc. Effective July 5, 2016, the Company amended its articles of incorporation to increase the authorized shares of capital stock of the Company from two hundred million (200,000,000) shares of common stock, and eighty thousand (80,000) shares of preferred stock, both $.001 par value respectively, to five hundred twenty five million (525,000,000) shares common stock ($0.001 par value), and six hundred thousand (600,000) shares of preferred stock (no par value), respectively.

On July 28, 2016, we formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the newly formed sub issued 24.2% ownership to officers of the Company with the Company retaining 75.8%.

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On November 23, 2016, the Company filed a certificate of designations, rights and preferences with the Secretary of State of the State of Nevada pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of the Series B Preferred Stock.

On January 16, 2018, majority stockholders holding 59% of the voting equity voted to amend its articles of incorporation to increase the authorized shares of capital stock (the “Share Increase”) of the Company from five hundred twenty five million (525,000,000) shares of common stock, $.001 par value per share, and six hundred thousand (600,000) shares of preferred stock, $0.001 par value per share, to seven hundred fifty million (750,000,000) shares of common stock ($0.001 par value per share) and six hundred thousand (600,000) shares of preferred stock ($0.001 par value per share). The Share Increase took effect on May 10, 2018.

Also, on January 16, 2018, majority stockholders holding 59% of the voting equity voted to grant discretionary authority to the Board of Directors of the Company (the “Board”), at any time or times for a period of 12 months after the date of the written consent, to Adopt an amendment to our Articles to effect a Reverse Split of our issued and outstanding common stock in a range of not less than 1-for-5 and not more than 1-for-500 (the “Reverse Split”). The Reverse Split has not yet taken effect, the Board has not yet determined the ratio of the Reverse Split, nor is the Board obligated to effect the Reverse Split.

Our executive offices are located at 2390 East Orangewood Avenue, Suite 575, Anaheim, California 92806, and our telephone number is (714) 462-4880. Our website is www.biocorrx.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

Properties

We do not own any real estate or other physical properties material to our operations. We operate from leased space. Our executive offices are located at 2390 East Orangewood Avenue, Suite 575, Anaheim, California 92806, and our telephone number is (714) 462-4880. We lease this property. Our lease commenced effective July 1, 2016 for a term of three years. The base rent is $4,212 per month.

Legal Proceedings

On March 9, 2016, Jorge Andrade (former Company’s Chief Executive Officer) and Terranautical Global Investments, Inc. filed with the Eighth Judicial District Court in Clark County, Nevada a lawsuit claiming unpaid compensation, bonuses and previous loans in aggregate of $316,000 plus accrued interest and damages.

On March 21, 2016, the Plaintiff and the Company entered into a settlement agreement whereby the Company agreed to settle for a cash payment of $250,000 due December 16, 2016. Subsequently, on March 8, 2017, the settlement agreement was amended with an initial payment of $190,000 to be delivered by March 15, 2017 and the remaining balance of $60,000 shall be paid in twelve (12) monthly payments of $5,000 each through April 1, 2018. At March 21, 2016, the Company reclassified $195,845 accounts payable and $54,155 notes payable, related party to settlement payable in the accompanying balance sheet. As of June 30, 2018 and December 31, 2017, the outstanding balance due was $0 and $15,000, respectively.

On March 7, 2016, Jeffery D. Segal, A Professional Corporation (“Segal”) filed a complaint against the Company alleging failure to pay for legal services rendered in aggregate of $59,174 with the Superior Court of the State of California, County of Los Angeles.

In March 2017, the Company entered into a settlement agreement to pay Segal and did pay $65,000 in full settlement in fiscal year 2017. The Company had accrued the $65,000 for the year ended December 31, 2016.

With the exception of the foregoing, the Company is not involved in any disputes and does not have any litigation matters pending. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company, threatened against or affecting our Company or our common stock, in which an adverse decision could have a material adverse effect.

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DIRECTORS AND EXECUTIVE OFFICERS

The names of our executive officers and directors and their age, title, and biography as of August 22, 2018 are set forth below. Since June 21, 2016, Mr. Thomas P. Welch has, at times, been mistakenly reported as a named executive officer of the Company in its filings with the Commission. Mr. Welch, despite his title of Vice President of Operations, does not perform any policy making function for the Company and is therefore not an officer.

Name	Age	Positions
Brady Granier, President, Chief Executive Officer, and Director since June 10, 2016;	45	President, Chief Executive Officer and Director
Lourdes Felix, Chief Financial Officer and Director since October 1, 2012;	50	Chief Financial Officer, Chief Operating Officer and Director
Kent Emry, Director since September 13, 2013	49	Director

Brady J. Granier, President, Chief Executive Officer, Director

During the twelve years prior to joining BioCorRx in June of 2013, Mr. Granier had been involved in sales management, media sales and business development. Mr. Granier was employed at Clear Channel Media & Entertainment (“CCME”), where he had served in several positions from Account Executive to Director of Business Development and Local Sales Manager. Mr. Granier has also served as the Healthcare Category Manager for the Los Angeles division of CCME, the largest media company in the United States. During his tenure at CCME and other media companies, Mr. Granier worked on marketing campaigns for local businesses and physicians, as well as for National brands such as Neutrogena, New Line Cinema, Paramount Pictures, Samsung, AT&T, Coke, Dr Pepper, Hansen’s, Honda, MGM, Universal Studios and more. He also managed endorsements on the radio for Ryan Seacrest. In 2006, Mr. Granier received the coveted Pinnacle Award from CCME for being the top sales executive in the Western region. While serving as Director of Business Development, Mr. Granier grew new business by 49% in his first year in that role.

Mr. Granier was born and raised in the heart of Cajun Country in Southeast Louisiana where he started working at the age of eleven to help support his single mother and younger brother. After graduating with honors from high school, Mr. Granier attended college at Nicholls State University in Thibodaux, LA. Mr. Granier earned his Bachelor of Science Degree in Nursing in 1995 and was a member of Sigma Theta Tau Honor Society and Phi Kappa Theta. During his nursing career, Mr. Granier specialized in the critical care areas of ER/ICU/CCU and CICU. He also moonlighted as a home health nurse, critical care air transport nurse, and TV studio set medic. In 1996, Mr. Granier moved to California as a travel nurse and spent most of his remaining years in healthcare as the charge nurse in the emergency room at White Memorial Hospital in downtown Los Angeles. Mr. Granier continues to reside in the Los Angeles area with his family. Mr. Granier has also been a volunteer with Big Brothers of America.

Lourdes Felix, Chief Financial Officer, Chief Operating Officer and Director

Accomplished Chief Financial Officer and Chief Operating Officer with more than 25 years of experience. Extensive expertise in accounting, internal and external financial reporting, offering a proven track record in leadership, risk management, financing, internal controls, acquisitions, divestitures, financial and corporate strategic planning.

Proficient in leading the financial reporting, accounting, IT and control function of multi-faceted business enterprise. Comprehensive understanding of sophisticated accounting treatments with a particular emphasis on SEC reporting and regulatory compliance, including provisions of Sarbanes-Oxley. Outstanding interpersonal communication, team building and leadership skills. Analytical talent and corporate finance management experience.

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Board director for the last five years with extensive experience and significant executive leadership accomplishments in business and finance.

Ms. Felix was previously the controller for a mid-size public accounting firm for over seven years and was responsible for the operations and financial management of regional offices. Her experience includes a wide variety of industries including advertising, marketing, non-profit organizations, medical practices, mortgage banking, manufacturing and SEC reporting companies. She has assisted companies with documented contributions leading to improved financial performance, heightened productivity, and enhanced internal controls.

Ms. Felix is very active in the Hispanic community and speaks fluent Spanish. Ms. Felix holds a Bachelor of Science degree in Business Management and Accounting from University of Phoenix.

Member of California Women’s Leadership Association.

Kent Emry, Director

Mr. Kent Emry served as the Chief Executive Officer of BioCorRx® Inc. from September 13, 2013 to November 14, 2014. For twelve years, Mr. Emry has been involved in the healthcare industry. Mr. Emry has specialized in identifying and securing financing for the acquisition of troubled skilled nursing and rehabilitation facilities. Mr. Emry was able to re-structure these facilities both on a clinical and financial level resulting in a profitable facility. Mr. Emry has vast knowledge of operational systems and creation and development of policies and procedures has been key in the healthcare industry. Mr. Emry has extensive experience in contract negotiations with public, private, federal and state healthcare reimbursement entities including HMOs, Medicare, Medicaid, VA and Military contracting and billing. Mr. Emry’s focuses on the acquisition and restructuring of troubled healthcare facilities, Mr. Emry owned and operated a marketing company which focused on the healthcare industry. He developed creative and concise marketing strategies. Mr. Emry’s campaigns and tactics improved corporate revenues and profits by increasing their number of patients and controlling expenses. Mr. Emry served in a number of industries outside of healthcare as well, including food processing and brokerage, construction, development, sales, marketing and property management. He has been a Director of BioCorRx® Inc. since September 13, 2013.

He has been a Director of BioCorRx® Inc. since September 13, 2013. Mr. Emry has the ability to quickly identify operational and structural inefficiencies and replace them with systems and policies that enhance productivity and growth resulting in a more profitable business. Mr. Emry has a Bachelor’s degree in Healthcare Administration from Oregon State University.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition, Committees, and Independence

Upon the completion of this offering, our Common Stock are expected to be listed on The NASDAQ Capital Market. Under the rules of NASDAQ, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carryout out his responsibilities. As a result of this review, our Board determined that we do not have independent board members. We plan on appointing “independent” directors prior to the completion of this offering so that, a majority of our directors are independent, as required under applicable NASDAQ rules. As required under applicable NASDAQ rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

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Board Committees

We currently have no board committees, but we plan to institute, at minimum, an audit committee and compensation committee prior to the completion of the offering.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

A copy of our Code of Business Conduct and Ethics is available without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices at 2390 East Orangewood Avenue, Suite 575, Anaheim, CA 92806.

Term of Office

Our directors are appointed at the annual meeting of shareholders and hold office until the annual meeting of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal in accordance with our bylaws. Our officers are appointed by the Board and hold office until the annual meeting of the Board next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our common stock during the fiscal year ended December 31, 2017, were timely.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

All of the share and per share amounts set out in the tables included in this “Management” section have been adjusted in connection with the reverse stock split described elsewhere in this prospectus.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid to, our Chief Executive Officer (Principal Executive Officer) and our two most highly compensated executive officers other than the Principal Executive Officer during fiscal years 2017 and 2016 (collectively, the “Named Executive Officers”)

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)		Non-equity incentive plan compensation ($)	Non-qualified deferred compensation ($)	All other compensation ($)	Total ($)

Brady Granier, President, CEO and	2017	251,981	0	0	0		0	0	0	251,981
Director since June 10, 2016	2016	175,000	0	0	201,812	(1)	0	0	0	376,812

Lourdes Felix, CFO, COO and Director	2017	263,965	0	0	0		0	0	0	263,965
since October 1, 2012	2016	166,756	0	0	213,236	(2)	0	0	0	379,992

________________

(1)	On June 17, 2016, the Company granted 10,600,000 options to Mr. Brady Granier exercisable at $0.0201 per share for ten years, vesting ratably over 24 months.
(2)	On June 17, 2016, the Company granted 11,200,000 options to Ms. Lourdes Felix exercisable at $0.0201 per share for ten years, vesting ratably over 24 months.

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Option/SAR Grants in Fiscal Year Ended December 31, 2017

None

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2017.

Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.10	31,800,000	7.97	$0.05	26,350,000	$0.05

Long-Term Incentive Plans and Awards

On June 17, 2016, we awarded options to purchase an aggregate of 21,800,000 shares of common stock to key officers of the Company. These options vest monthly over 24 months and have a term of 10 years. The options have an exercise price of $0.0201 per share.

On June 17, 2016, we extended the term of previously granted options in aggregate of 10,000,000 initially expiring from November 2019 to July 2020 by five years to November 2024 to July 2025.

Employment/Consulting Contracts, Termination of Employment, Change-in-Control Arrangements

On June 13, 2018 the Company entered into an Executive Service Agreement with the Company’s Chief Executive Officer, Mr. Brady Granier (the “Granier Executive Agreement”). Mr. Granier’s annual salary remains $175,000, includes a $500.00 per month car allowance and reimbursements for health and medical insurance. Mr. Granier was also granted a ten-year stock option to purchase an aggregate of 7,500,000 shares of the Company’s common stock at an exercise price of $0.14 per share and shall be granted to Mr. Granier (the “Granier Option”) in accordance with the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the applicable stock option award agreement. Mr. Granier is also eligible to participate in the Company’s Bonus Plan. The Granier Executive Agreement is at-will and may be terminated with or without cause. Mr. Granier is also eligible to receive certain severance benefits in accordance with the Granier Executive Agreement including, but not limited to, severance payments for a period of twelve months following termination and any accrued, but unpaid salary.

On June 13, 2018 the Company entered into an Executive Service Agreement with the Chief Financial Officer and Chief Operating Officer of the Company, Ms. Lourdes Felix (the “Felix Executive Agreement”). Ms. Felix’s annual salary is now $175,000, includes a $500.00 per month car allowance and reimbursements for health and medical insurance. Ms. Felix was also granted a ten-year stock option to purchase an aggregate of 7,500,000 shares of the Company’s common stock at an exercise price of $0.14 per share and shall be granted to Ms. Felix (the “Felix Option”, together with the “Granier Option” and “Welch Option”, the “Executive Options”) in accordance with the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the applicable stock option award agreement. Ms. Felix is also eligible to participate in the Company’s Bonus Plan. The Felix Executive Agreement is at-will and may be terminated with or without cause. Ms. Felix is also eligible to receive certain severance benefits in accordance with the Felix Executive Agreement including, but not limited to, severance payments for a period of twelve months following termination and any accrued, but unpaid salary.

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Director Compensation

We have not compensated our Directors during fiscal 2017 except as described under officers as described in above.

On June 13, 2018 the Company entered into Directors Services Agreements (the “Director Agreements”) with Mr. Brady Granier, Mr. Kent Emry and Ms. Lourdes Felix (each a “Director”, collectively, the “Directors”) whereby the Directors are to continue to serve as members of the Board of the Company. Pursuant to the Director Agreements, the Company shall grant an aggregate of 3,000,000 stock options (the “Stock Options”) to each Director under its 2018 Stock Option Plan (the “Stock Option Plan”). The Stock Options shall expire in ten (10) years from the date of grant and the exercise price shall be U.S. $0.14 per share of common stock. The 3,000,000 Stock Options shall be granted to the Directors in accordance with the terms and conditions of the Company’s 2018 Stock Option Plan and the respective stock option award agreement with each Director.

Change of Control

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 22, 2018, certain information with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors and named executive officers; and (3) all directors and executive officers as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days of August 22, 2018, through an exercise of stock options or warrants. Beneficial ownership percentages are calculated based on 253,186,285 shares of our Common Stock outstanding as of August 22, 2018. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 2390 East Orangewood Avenue, Suite 575, Anaheim, California 92806.

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Name and Address of Owner	Common Stock Owned Beneficially	Percent of Class	Series A Preferred Stock Owned Beneficially	Percent of Class	Series B Preferred Stock Owned Beneficially	Percent of Class	Amount of Voting Securities (1)	Percentage of Voting Equity

Five Percent Stockholders:

Named Executive Officers and Directors
Brady J Granier (2)	32,196,900	11.8	10,000 (10 million votes)	12.5	40,000 (80 million votes)	25	97,421,900	15.1
Lourdes Felix (3)	27,800,000	10.2	10,000 (10 million votes)	12.5	40,000(80 million votes)	25	92,500,000	14.3
Kent Emry (4)	10,042,000	4.0	10,000 (10 million votes)	12.5	40,000(80 million votes)	25	97,042,000	15.0

Total	70,038,900	23.3	30,000 (30 million votes)	37.5	120,000 (240 million votes)	75	286,963,900	44.4

____________

(1)	The figures in this column do not include options or warrants owned.

(2)

This figure consists of: (i) 7,421,900 shares of common stock held of record; (ii) 5,000,000 Stock Options to purchase 5,000,000 fully vested shares of our common stock at an exercise price of $0.10 per share expiring on November 17, 2024; (iii) 10,600,000 Stock Options to purchase 9,275,000 fully vested and exercisable shares of our common stock at an exercise price of $0.02 per share expiring on June 17, 2026; and (iv) 10,500,000 Stock Options to purchase 10,500,000 fully vested and exercisable shares of our common stock at an exercise price of $0.14 per share expiring on June 13, 2028.

(3)

This figure consists of: (i) 2,500,000 shares of common stock held of record; and (ii) 5,000,000 Stock Options to purchase 5,000,000 fully vested shares of our common stock at an exercise price of $0.10 per share expiring on November 17, 2024; (iii) 11,200,000 Stock Options to purchase 9,800,000 fully vested and exercisable shares of our common stock at an exercise price of $0.02 per share expiring on June 17, 2026; and (iv) 10,500,000 Stock Options to purchase 10,500,000 fully vested and exercisable shares of our common stock at an exercise price of $0.14 per share expiring on June 13, 2028.

(4)

This figure consists of 7,042,000 shares of common stock held of record and 3,000,000 Stock Options to purchase 3,000,000 fully vested and exercisable shares of our common stock at an exercise price of $0.14 per share expiring on June 13, 2028.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2016, other than compensation arrangements, the following is a description of transactions to which we were a participant or will be a participant to, in which:

•	the amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

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The Company has an arrangement with Premier Aftercare Recovery Service, (“PARS”). PARS is a Company controlled by Neil Muller, a shareholder of the Company and prior officer of the Company, that provided consulting services to the Company. There is no formal agreement between the parties and the amount of remuneration was $14,583 per month. During the year ended December 31, 2017 and 2016, the Company incurred $-0-, as consulting fees and expense reimbursements. As of December 31, 2017 and 2016, there was an unpaid balance of $32,318 and $64,638, respectively.

The Company has an arrangement with Felix Financial Enterprises (“FFE”). FFE is a Company controlled by Lourdes Felix, an officer of the Company that provides consulting services to the Company. Until June 17, 2016, there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. During the year ended December 31, 2017 and 2016, the Company incurred $204,001 and $166,756, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $14,900 and $91,465, respectively.

On June 17, 2016, the Company entered into an executive service contract with Felix Financial Enterprises LLC to provide consulting services. The agreement is an at will agreement and provides for a base salary of $160,000 per year, 11,200,000 stock options, extended previously issued options and an auto allowance.

The Company had an arrangement with Brady Granier, an officer of the Company. Until June 17, 2016 there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the years ended December 31, 2017 and 2016, the Company incurred $175,000 and $30,727, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $-0- and $64,481, respectively. Beginning in 2017, Mr. Granier preformed services under Soupface LLC (see below).

On June 17, 2016, the Company entered into an executive service contract with Brady Granier as the Company’s President and Chief Executive Officer. The agreement is an at will agreement and provides for a base salary of $175,000 per year, 10,600,000 stock options, extended previously issued options and an auto allowance.

The Company has an arrangement with Soupface LLC (“Soupface”). Soupface is a Company controlled by Brady Granier, an officer of the Company that provides consulting services to the Company. There was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the years ended December 31, 2017 and 2016 the Company incurred $203,125 and $175,000, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $14,900 and $-0-, respectively.

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc. for the purpose of developing certain business lines. In connection with the formation, the newly formed sub issued 24.2% ownership to Brady Granier, Lourdes Felix, Tom Welch and Kent Emry, current or former executives and employees of the Company, with the Company retaining 75.8%. As of December 31, 2017, there were no significant transactions, assets or liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation.

The above related parties are compensated as independent contractors and are subject to the Internal Revenue Service regulations and applicable state law guidelines regarding independent contractor classification. These regulations and guidelines are subject to judicial and agency interpretation, and it could be determined that the independent contractor classification is inapplicable.

Director Independence

Because our Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

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•	the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

As of November 15, 2017, Kent Emry is an independent director.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

As of December 31, 2017, we were authorized to issue 525,000,000 shares of common stock, $0.001 par value, and 600,000 shares of preferred stock, no par value. The Company is authorized to issue 600,000 shares of preferred stock with no par value.

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Common Stock

Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the Common Stock. No share of our Common Stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

If we liquidate or dissolve our business, the holders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our Common Stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

As of August 22, 2018, there were 253,186,285 shares of Common Stock issued and outstanding.

Preferred Stock

On June 19, 2014, the Company’s Board of Directors designated 80,000 shares of preferred stock, no par value. Each share of preferred stock shall entitle the holder to one thousand (1,000) votes and is convertible into one share of common stock and shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters with the Company’s common stock.

On June 25, 2014, the Company issued an aggregate of 80,000 shares of preferred stock to officers and directors for services rendered.

On November 16, 2016, the Company’s Board of Directors designated 160,000 preferred shares as Series B Preferred stock, no par value. Each share of Series B Preferred shall entitle the holder to two thousand (2,000) votes and is convertible into one share of common stock and shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters with the Company’s common stock but is not entitled to any dividends declared.

On November 16, 2016, the Company issued an aggregate of 160,000 shares of preferred stock to officers and directors for services rendered.

Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from using the Company’s historical stock prices. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification.

The risk-free interest rate is based on the yield of Daily U.S. Treasury Yield Curve Rates with terms equal to the expected term of the options as of the grant date.

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The following assumptions were used in determining the fair value of employee and vesting non-employee options during the year ended December 31, 2017 and 2016:

	2017	2016
Risk-free interest rate	1.86%	1.13%
Dividend yield	0%	0%
Stock price volatility	171.77%	163.82%
Expected life	5.00 years	5.75 years
Weighted average grant date fair value	$0.1519	$.019

On June 17, 2016, the Company awarded options to purchase an aggregate of 33,000,000 shares of common stock to key officers of the Company. These options vest monthly over 24 months and have a term of 10 years. The options have an exercise price of $0.0201 per share. The options had an aggregate grant date fair value of $628,283.

On June 17, 2016, the Company extended the term of previously granted options in aggregate of 13,500,000 initially expiring from November 2019 to July 2020 by five years to November 2024 to July 2025. The change in fair value of $53,858 was determined using the Black Scholes option model and charged to current to operations during the year ended December 31, 2016.

On May 25, 2017, the Company awarded options to purchase 35,000 shares of common stock to key consultant of the Company. These options vest immediately and have a term of 5 years. The options have an exercise price of $0.16 per share. The options had an aggregate grant date fair value of $5,318.

The following table summarizes the stock option activity for the two years ended December 31, 2017:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2016	14,850,000	$0.09	4.4	$-
Grants	33,000,000	0.02	10.0	-
Exercised	-
Canceled	-
Outstanding at December 31, 2016	47,850,000	$0.04	8.9	$326,700
Grants	35,000	0.016	5.0	-
Exercised	-
Expired	-		-	-
Outstanding at December 31, 2017	47,885,000	$0.04	7.5	$5,927,877
Exercisable at December 31, 2017	39,635,000	$0.05	7.3	$4,725,027

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.1659 as of December 31, 2017, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at December 31, 2017:

Options Outstanding			Options Exercisable
		Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options

$0.01-0.025	33,035,000	9.46	24,785,000
0.0251-0.05	3,500,000	8.56	3,500,000
0.051 and up	11,350,000	7.34	11,350,000
	47,885,000	8.89	39,635,000

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The stock-based compensation expense related to option grants was $319,460 and $183,249 during the year end December 31, 2017 and 2016, respectively.

As of December 31, 2017, stock-based compensation related to options of $130,892 remains unamortized and is expected to be amortized over the weighted average remaining period of 5 months.

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock:

Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (Years)

$0.25	1,275,000	1.52	$0.25	1,275,000	1.52
1.00	1,155,000	0.25	1.00	1,155,000	0.25
$0.61	2,430,000	0.91	$0.61	2,430,000	0.91

The following table summarizes the warrant activity for the two years ended December 31, 2017:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at January 1, 2016	2,630,000	$0.58
Issued	-
Exercised	-
Canceled	-
Outstanding at December 31, 2016	2,630,000	$0.58
Issued	-	-
Exercised	-	-
Expired	(200,000)	0.25
Outstanding at December 31, 2017	2,430,000	$0.91

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC., whose address is 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Anti-Takeover Effects of Various Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Provisions of the Nevada Corporation Law and our articles of incorporation, as amended and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

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Blank Check Preferred

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our Common Stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

Board Vacancies to be Filled by Remaining Directors

Our bylaws provide that casual vacancies on the Board may be filled by the remaining directors then in office.

Removal of Directors by Stockholders

Our bylaws and the Nevada Corporation Law provide that directors may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Stockholder Action

Our bylaws provide that special meetings of the stockholders may be called by the Board or such person or persons authorized by the Board.

Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Corporation Law, our articles of incorporation may not be amended by stockholder action alone. Amendments to our articles of incorporation require a board resolution approved by the majority of the outstanding capital stock entitled to vote. Our bylaws may only be amended by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Subject to the right of stockholders as described in the immediately preceding sentence, the Board has the power to make, adopt, alter, amend and repeal, from time to time, our bylaws.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

Nevada Corporation Law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Corporation Law and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Lucosky Brookman LLP.

EXPERTS

Our consolidated balance sheets as of December 31, 2017 and 2016 and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ deficit, and cash flows for the years then ended have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

All documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the effectiveness of the registration statement but prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: BioCorRx Inc., Attn: Office of the Corporate Secretary, 2390 East Orangewood Avenue, Suite 575, Anaheim, California 92806. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.biocorrx.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements of BioCorRx Inc.

Unaudited Condensed Consolidated Financial Statements of BioCorRx Inc.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

BioCorRx Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BioCorRx, Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company does not generate revenue and has negative cash flows from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.

We have served as the Company’s auditor since 2014.

New York, NY

April 5, 2018

F-2

BIOCORRX INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS
Current assets:
Cash	$11,342	$92,455
Accounts receivable, net	29,950	-
Prepaid expenses	13,210	8,400
Total current assets	54,502	100,855

Property and equipment, net	19,012	22,164

Other assets:
Restricted cash	-	50,000
Intellectual property, net	251,963	279,729
Deposits, long term	13,422	17,634
Total other assets	265,385	347,363

Total assets	$338,899	$470,382

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses, including related party payables of $62,241 and $195,584, respectively	$1,199,536	$937,938
Deferred revenue, short term	237,347	432,836
Settlement payable	15,000	315,000
Convertible notes payable, short term, net of debt discount	-	87,033
Notes payable, net of debt discount, short term portion	-	172,748
Notes payable, net of debt discount, related party	186,590	210,761
Derivative liability	-	294,807
Total current liabilities	1,638,473	2,451,123

Long term debt:
Deferred revenue, long term	401,346	613,428
Convertible notes payable, long term, net of debt discount	2,016,041	688,783
Warrant liability	175,975	26,903
Derivative liability	-	4,820,473
Total long term debt	2,593,362	6,149,587

Total liabilities	4,231,835	8,600,710

Commitments and contingencies (See Note 18)	-	-

Stockholders’ deficit:
Preferred stock, no par value and $0.001 par value; 600,000 authorized as of December 31, 2017 and 2016
Preferred stock, no par value; 80,000 designated; 80,000 shares issued and outstanding as of December 31, 2017 and 2016	16,000	16,000
Series B Preferred stock, no par value; 160,000 designated; 160,000 shares issued and outstanding as of December 31, 2017 and 2016	5,616	5,616
Common stock, $0.001 par value; 525,000,000 shares authorized, 244,086,285 and 181,804,501 shares issued and outstanding as of December 31, 2017 and 2016, respectively	244,086	181,805
Common stock subscribed	100,000	100,000
Additional paid in capital	44,581,896	10,701,116
Accumulated deficit	(48,840,534)	(19,134,865)
Total stockholders’ deficit	(3,892,936)	(8,130,328)

Total liabilities and stockholders’ deficit	$338,899	$470,382

See the accompanying notes to the consolidated financial statements

F-3

BIOCORRX INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2017	2016
Revenues, net	$657,271	$701,772

Operating expenses:
Cost of implants and other costs	323,608	175,430
Research and development	450,722	-
Selling, general and administrative	2,739,967	2,545,311
Termination of licensing agreement	-	132,804
Depreciation and amortization	33,888	30,248
Total operating expenses	3,548,185	2,883,793

Loss from operations	(2,890,914)	(2,182,021)

Other income (expenses):
Gain on settlement of debt	296,592	-
Interest expense, net	(11,148,525)	(1,048,013)
Loss on change in fair value of derivative liability	(15,962,822)	(2,673,948)
Total other income (expenses)	(26,814,755)	(3,721,961)

Loss before income taxes	(29,705,669)	(5,903,982)

Income taxes	-	-

Net Loss	$(29,705,669)	$(5,903,982)

Net loss per common share, basic and diluted	$(0.13)	$(0.03)

Weighted average number of common shares outstanding, basic and diluted	232,678,553	170,245,976

See the accompanying notes to the consolidated financial statements

F-4

BIOCORRX INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
TWO YEARS ENDED DECEMBER 31, 2017

			Series B				Common	Additional
	Preferred stock		Preferred stock		Common stock		stock	Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Subscribed	Capital	Deficit	Total
Balance, December 31, 2015	80,000	$16,000	-	$-	164,144,501	$164,145	$100,000	$9,667,934	$(13,230,883)	$(3,282,804)
Common stock issued for services rendered	-	-	-	-	8,560,000	8,560	-	314,501	-	323,061
Series B preferred stock issued for services rendered	-	-	160,000	5,616	-	-	-	-	-	5,616
Common stock issued in settlement of related party accounts payable	-	-		-	3,000,000	3,000	-	77,433	-	80,433
Common stock issued in connection with convertible debt	-	-		-	800,000	800	-	29,200	-	30,000
Common stock issued in consideration of loan extension	-	-	-	-	300,000	300	-	17,670	-	17,970
Sale of common stock	-	-	-	-	5,000,000	5,000	-	95,000	-	100,000
Reclassify fair value of debt derivative at payoff of note payable	-	-	-	-	-	-	-	262,271	-	262,271
Change in fair value of modifications of options	-	-		-	-	-	-	53,858	-	53,858
Fair value of vested options	-	-	-	-	-	-	-	183,249	-	183,249
Net loss	-	-	-	-	-	-	-	-	(5,903,982)	(5,903,982)
Balance, December 31, 2016	80,000	$16,000	160,000	$5,616	181,804,501	$181,805	$100,000	$10,701,116	$(19,134,865)	$(8,130,328)

F-5

BIOCORRX INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
TWO YEARS ENDED DECEMBER 31, 2017

			Series B				Common	Additional
	Preferred stock		Preferred stock		Common stock		stock	Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Subscribed	Capital	Deficit	Total
Balance, December 31, 2016	80,000	$16,000	160,000	$5,616	181,804,501	$181,805	$100,000	$10,701,116	$(19,134,865)	$(8,130,328)
Common stock issued for services rendered	-	-	-	-	4,953,118	4,953	-	426,375	-	431,328
Common stock issued in settlement of convertible debt	-	-	-	-	13,662,000	13,662	-	1,352,538	-	1,366,200
Sale of common stock	-	-	-	-	43,666,666	43,666	-	896,334	-	940,000
Common stock issuable for services rendered	-	-	-	-	-	-	-	80,000	-	80,000
Reclassify fair value of debt derivative at modification of note payable	-	-	-	-	-	-	-	30,806,073	-	30,806,073
Fair value of vested options	-	-	-	-	-	-	-	319,460	-	319,460
Net loss	-	-	-	-	-	-	-	-	(29,705,669)	(29,705,669)
Balance, December 31, 2017	80,000	$16,000	160,000	$5,616	244,086,285	$244,086	$100,000	$44,581,896	$(48,840,534)	$(3,892,936)

See the accompanying notes to the consolidated financial statements

F-6

BIOCORRX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,705,669)	$(5,903,982)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	33,888	30,248
Bad debt expense	25,750	59,750
Termination of licensing agreement	-	132,804
Non cash interest	9,363,244	66,874
Amortization of debt discount	1,461,054	748,840
Common stock issued in connection with loan extension	-	17,970
Stock based compensation	830,788	582,348
Gain on settlement of debt	(296,592)	-
Change in fair value of option modifications	-	53,858
Change in fair value of derivative liabilities	15,962,822	2,673,948
Changes in operating assets and liabilities:
Accounts receivable	(55,700)	(32,000)
Prepaid expenses and other current assets	(4,810)	(5,996)
Security deposit	4,212	(12,300)
Accounts payable and accrued expenses	548,189	(42,740)
Settlement payable	(300,000)	65,000
Deferred revenue	(407,571)	(434,022)
Net cash used in operating activities	(2,540,395)	(1,999,400)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,970)	(22,594)
Payment for intellectual property	-	(305,647)
Net cash used in investing activities	(2,970)	(328,241)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	940,000	100,000
Proceeds from convertible notes payable	1,660,000	2,714,448
Repayments of notes payable	(187,748)	(564,412)
Net cash provided by financing activities	2,412,252	2,250,036

Net decrease in cash and restricted cash	(131,113)	(77,605)
Cash and restricted cash, beginning of the year	142,455	220,060

Cash and restricted cash, end of year	$11,342	$142,455

Supplemental disclosures of cash flow information:
Interest paid	$10,507	$106,333
Taxes paid	$-	$-

Non cash financing activities:
Reclassify fair value of debt derivative at payoff of note payable	$-	$262,271
Common stock issued in settlement of related party accounts payable	$-	$80,433
Common stock issued in connection with issuance of convertible notes payable	$-	$30,000
Reclassify fair value of debt derivative at note modification	$30,806,073	$-
Common stock issued in settlement of convertible notes payable	$220,000	$-

See the accompanying notes to the consolidated financial statements

F-7

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 1 – BUSINESS

BioCorRx Inc., through its subsidiaries, provides an innovative alcoholism and opioid addiction treatment program called the BioCorRx® Recovery Program, as well as research and development of related products BICX101 and BICX102 that can empower patients to succeed in their overall recovery. We offer a unique treatment philosophy that combines medical intervention and a proprietary cognitive behavioral therapy (CBT) program (plus peer support program) specifically tailored for the treatment of alcoholism and other substance abuse addictions for those receiving long-term naltrexone treatment. We are also engaged in the research and development of sustained release naltrexone products for the treatment of addiction and other possible disorders. Specifically, the company is developing an injectable and implantable naltrexone with the goal of future regulatory approval with the Food and Drug Administration.

On January 7, 2014, the Company changed its name from Fresh Start Private Management, Inc. to BioCorRx Inc. In addition, effective February 20, 2014, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from CEYY to BICX.

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the newly formed sub issued 21.9% ownership to officers of the Company with the Company retaining 78.1%. As of December 31, 2017, there were certain licensing rights with a carrying value of $250,000 and no significant liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements include the accounts of BioCorRx Inc. and its wholly owned subsidiary, Fresh Start Private, Inc. and its majority owned subsidiary, BioCorRx Pharmaceuticals, Inc. (hereafter referred to as the “Company” or “BioCorRx”). All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

The Company generates revenue from services and product sales. Revenue is recognized in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the services delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded. The Company defers any revenue for which the services has not been performed or is subject to refund until such time that the Company and the customer jointly determine that the services has been performed or no refund will be required.

We license proprietary products and protocols to customers under licensing agreements that allow those customers to utilize the products and protocols in services they provide to their customers. The timing and amount of revenue recognized from license agreements depends upon a variety of factors, including the specific terms of each agreement. Such agreements are reviewed for multiple elements. Multiple elements can include amounts related to initial non-refundable license fees for the use of our products and protocols and additional royalties on covered services.

Revenue is only recognized after all of the following criteria are met: (1) written agreements have been executed; (2) delivery of technology or intellectual property rights has occurred; (3) fees are fixed or determinable; and (4) collectability of fees is reasonably assured.

F-8

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Under these license agreements, the Company receives an initial non-refundable license fee and in some cases, additional running royalties. Generally, the Company defers recognition of non-refundable upfront fees if it has continuing performance obligations without which the technology, right, product or service conveyed in conjunction with the non-refundable fee has no utility to the licensee that is separate and independent of its performance under the other elements of the arrangement. License fees collected from Licensees but not yet recognized as income are recorded as deferred revenue and amortized as income earned over the expected economic life of the related contract.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions used in the fair value of stock-based compensation, derivative and warrant liabilities, the fair value of other equity and debt instruments and allowance for doubtful accounts.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity date of three months or less as cash equivalents.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit. At December 31, 2017 and 2016, the Company did not have deposits in excess of the FDIC limit.

Accounts Receivable

Accounts receivable are recorded at original invoice amount less an allowance for uncollectible accounts that management believes will be adequate to absorb estimated losses on existing balances. Management estimates the allowance based on collectability of accounts receivable and prior bad debt experience. Accounts receivable balances are written off upon management’s determination that such accounts are uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Management believes that credit risks on accounts receivable will not be material to the financial position of the Company or results of operations. The allowance for doubtful accounts was $105,000 and $79,250 as of December 31, 2017 and 2016, respectively.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2017 and December 31, 2016. The respective carrying value of certain financial instruments approximated their fair values. These financial instruments include cash, stock based compensation and notes payable. The fair value of the Company’s convertible securities is based on management estimates and reasonably approximates their book value.

See Footnote 10 and 12 for derivative liabilities and Footnote 13 and 14 for stock based compensation and other equity instruments.

F-9

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Restricted Cash

The Company is required to maintain in its bank accounts at all times no less than 10% of the outstanding principle of its convertible debt issued June 10, 2016. The amount held may be reduced upon noteholder approval. The cash held must be unrestricted and not subject to any liens. As of December 31, 2016, the Company’s restricted cash balance of $50,000 was classified as other assets in the accompanying balance sheet. As of December 31, 2017, noteholder waived the deposit requirements.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 (“ASC 280-10”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Long-Lived Assets

The Company follows FASB ASC 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the asset’s estimated useful life, which is five years for furniture and all other equipment. Expenditures for maintenance and repairs are expensed as incurred.

Net (loss) Per Share

The Company accounts for net income (loss) per share in accordance with Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”), which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS.

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. It excludes the dilutive effects of any potentially issuable common shares.

Diluted net loss share is calculated by including any potentially dilutive share issuances in the denominator. As of December 31, 2017 and 2016, potentially dilutive shares issuances were comprised of convertible notes, warrants and stock options.

F-10

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The following potentially dilutive securities have been excluded from the computations of weighted average shares outstanding for the year ended December 31, 2017 and 2016, as they would be anti-dilutive:

	2017	2016
Shares underlying options outstanding	47,885,000	47,850,000
Shares underlying warrants outstanding	2,430,000	2,630,000
Shares underlying convertible notes outstanding	131,250,000	199,706,315
	181,565,000	250,186,315

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $134,217 and $223,728 as advertising costs for the year ended December 31, 2017 and 2016, respectively.

Research and development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $450,722 and $0 for the year ended December 31, 2017 and 2016, respectively.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2017 and December 31, 2016, the Company did not have any derivative instruments that were designated as hedges.

At December 31, 2017 and 2016, the Company had outstanding convertible notes and/or warrants that contained embedded derivatives. These embedded derivatives include certain conversion features and reset provisions (See Note 10 and Note 12).

Stock Based Compensation

Share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. The Company measures the fair value of the share-based compensation issued to non-employees using the stock price observed in the arms-length private placement transaction nearest the measurement date (for stock transactions) or the fair value of the award (for non-stock transactions), which were considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

As of December 31, 2017, there were 47,885,000 stock options outstanding, of which 39,635,000 were vested and exercisable. As of December 31, 2016, there were 47,850,000 stock options outstanding, of which 23,100,000 were vested and exercisable.

F-11

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is more likely than not that these deferred income tax assets will not be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2017 and 2016, the Company has not recorded any unrecognized tax benefits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09—Revenue from Contracts with Customers (Topic 606). The guidance requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The FASB delayed the effective date to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. In addition, in March and April 2016, the FASB issued new guidance intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. Both amendments permit the use of either a retrospective or cumulative effect transition method and are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early application permitted. The Company has determined that the impact of adoption of this standard on its consolidated financial statements will be minimal.

In February 2016, the FASB issued ASU 2016-02—Leases (Topic 842), requiring lessees to recognize a right-of-use asset and a lease liability on the balance sheet for all leases with the exception of short-term leases. For lessees, leases will continue to be classified as either operating or finance leases in the income statement. The effective date of the new standard for public companies is for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition and requires application of the new guidance at the beginning of the earliest comparative period presented. The Company is evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU 2016-15—Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for eight specific cash flow issues with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. The effective date for ASU 2016-15 is for annual periods beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company has determined that the impact of adoption of this standard on its consolidated financial statements will be minimal.

F-12

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350). The amendments in this update simplify the test for goodwill impairment by eliminating Step 2 from the impairment test, which required the entity to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities following the procedure that would be required in determining fair value of assets acquired and liabilities assumed in a business combination. The amendments in this update are effective for public companies for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We are evaluating the impact of adopting this guidance on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805); Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business to help companies evaluate whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The amendments in this update are effective for public companies for annual periods beginning after December 15, 2017, including interim periods within those periods. We are evaluating the impact of adopting this guidance on our consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments.

As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

On January 1, 2018, the Company adopted ASU 2017-11 and according reclassified the fair value of the reset provisions embedded in previously issued warrants with embedded anti-dilutive provisions from liability to equity in aggregate of $175,975.

F-13

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In November 2016, the FASB issued ASU No. 2016-18, (“ASU 2016-18”) Statement of Cash Flows (Topic 230): Restricted Cash. This ASU is intended to provide guidance on the presentation of restricted cash or restricted cash equivalents and reduce the diversity in practice. This ASU requires amounts generally described as restricted cash and restricted cash equivalents to be included with cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts on the statement of cash flows. We elected as permitted by the standard, to early adopt ASU 2016-18 retrospectively as of January 1, 2017 and have applied to all periods presented herein. The adoption of ASU 2016-18 did not have a material impact to our consolidated financial statements. The effect of the adoption of ASU 2016-18 on our consolidated statements of cash flows was to include restricted cash balances in the beginning and end of period balances of cash and cash equivalent and restricted cash. The change in restricted cash was previously disclosed in operating activities and financing activities in the consolidated statements of cash flows.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of December 31, 2017, the Company had cash of $11,342 and working capital deficit of $1,583,971. During the year ended December 31, 2017, the Company used net cash in operating activities of $2,540,395. The Company has not yet generated any significant revenues, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2017, the Company raised $1,660,000 in cash proceeds from the issuance of convertible notes payable and $940,000 proceeds from the sale of common stock. The Company believes that its current cash on hand will not be sufficient to fund its projected operating requirements.

The Company’s primary source of operating funds since inception has been from proceeds from private placements of convertible and other debt and the sale of common stock. The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

F-14

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment at December 31, 2017 and 2016:

	2017	2016
Office equipment	$34,234	$34,234
Computer equipment	5,544	2,574
	39,778	36,808
Less accumulated depreciation	(20,766)	(14,644)
	$19,012	$22,164

Depreciation expense charged to operations amounted to $6,122 and $4,330 for the year ended December 31, 2017 and 2016, respectively.

NOTE 5 – INTELLECTUAL PROPERTY/ LICENSING RIGHTS

On June 30, 2015, the Company acquired the complete rights, title and interest in the Naltrexone Implant Formulation used specifically in the BioCorRx Recovery Program for an aggregate purchase price of $1,132,000 comprised of an obligation to pay $1,000,000 over 14 months starting October 1, 2015 and 3,000,000 of the Company’s common stock at the market value of $0.044 per share as of the date of the agreement. The Company estimated a useful life of 10 years.

On March 31, 2016, the parties agreed to terminate the above described acquisition and to cancel any and all obligations assumed under the agreement. In connection with the cancellation, the Company recorded a loss on termination of licensing agreement of $132,804.

On January 26, 2016, the Company entered into an asset purchase agreement to acquire intellectual and contractual rights for all of North America with the option for Central and South America for Naltrexone Implants formulas created by the Seller for 24 months upon receipt of the intellectual property for a fee of $55,648. The Company, within the first 12 months has the right to purchase perpetual rights for above territories for a one-time fee, financed over 5 years. The rights are amortized over the 24 month contract life. Amortization charged to operations amounted to $27,767 and $25,918, as of December 31, 2017 and 2016, respectively.

On July 28, 2016, the Company and Therakine, Ltd., an Irish private company limited by shares (“Therakine”), entered into a Development, Commercialization and License Agreement (the “Agreement”). Therakine has know-how and patents related to sustained release drug delivery technology (the “Technology”). Pursuant to the Agreement, Therakine granted the Company an exclusive license to utilize the Technology in developing injectable naltrexone products to treat patients suffering addiction to opioids, methamphetamines, cocaine, or alcohol. The Company is permitted to sell on a worldwide basis the products that utilize the Technology. The Agreement expires when the Company’s last valid claim to Therakine’s patents expires. Upon expiration of the Agreement, the licenses granted will become irrevocable and fully paid up.

The Company agreed to pay, in return for the license to the Technology, up to $2,750,000 in milestone payments and royalties ranging from 5% to 12% of net sales of products that use the Technology with aggregate payments per year of not less than $250,000. The Company is also required to pay a percentage of any sublicense income it receives related to products that use the Technology. In the event Therakine enters into a license agreement with a third party for products unrelated to injectable naltrexone that use the Technology, Therakine will pay the Company a percentage of its income from these products. As of December 31, 2017 and 2016, the Company has paid an aggregate of $250,000 of which $75,000 was held in escrow until certain drug levels are met at December 31, 2017.

In 2016, the Company assigned and Therakine agreed to assign the rights under the Therakine Agreement, to BioCorRx Pharmaceuticals, Inc., the Company majority owned subsidiary.

F-15

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Amortization expense charged to operations amounted to $27,767 and $25,918 for the year ended December 31, 2017 and 2016, respectively.

Estimated future amortization expense as of December 31, 2017 is as follows:

2018	$18,630
2019	16,667
2020	16,667
2021	16,667
2022 and thereafter	183,332
Total	$251,963

NOTE 6 – DEFERRED REVENUE

The Company granted license and sub-license agreements for various regions or States in the United States allowing the licensee to market, distribute and sell solely in the defined license territory, as defined, the products provided by the Company. The agreements are granted for a defined period or perpetual and are effective as long as annual milestones are achieved.

Terms for payments for licensee agreements vary from full cash payment to defined terms. In cases where license or sub-license fees are uncollected or deferred; the Company nets those uncollected fees with the deferred revenue for balance sheet presentation.

The Company amortizes license fees over the shorter of the economic life of the related contract life or contract terms for each licensee. The remaining unamortized aggregate balance of deferred revenue as of December 31, 2017 and 2016 was $638,693 and $1,046,264, respectively.

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of December 31, 2017 and 2016:

	2017	2016
Amounts payable	$714,823	$768,345
Interest payable on notes payable	483,075	168,785
Deferred rent	1,638	808
	$1,199,536	$937,938

During the year ended December 31, 2017, the Company settled old outstanding debt with vendors recognizing a $296,592 gain on settlement of debt.

NOTE 8 – SETTLEMENT PAYABLE

On March 9, 2016, Jorge Andrade (former Company’s Chief Executive Officer) and Terranautical Global Investments, Inc. filed with the Eighth Judicial District Court in Clark County, Nevada a lawsuit claiming unpaid compensation, bonuses and previous loans in aggregate of $316,000 plus accrued interest and damages.

On March 21, 2016, the Plaintiff and the Company entered into a settlement agreement whereby the Company agreed to settle for a cash payment of $250,000 due December 16, 2016. On March 8, 2017, the settlement agreement was amended with an initial payment of $190,000 to be delivered by March 15, 2017 and the remaining balance of $60,000 shall be paid in twelve (12) monthly payments of $5,000 each through April 1, 2018. At March 21, 2016, the Company reclassified $195,845 accounts payable and $54,155 notes payable, related party to settlement payable in the accompanying balance sheet. As of December 31, 2017 and 2016, the outstanding balance due was $15,000 and $250,000, respectively.

F-16

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On March 7, 2016, Jeffery D. Segal, A Professional Corporation (“Segal”) filed a complaint against the Company alleging failure to pay for legal services rendered in aggregate of $59,174 with the Superior Court of the State of California, County of Los Angeles.

In March 2017, the Company entered into a settlement agreement to pay the plaintiff and did pay $65,000 in full settlement. The Company has accrued the $65,000 for the year ended December 31, 2016.

NOTE 9 – NOTES PAYABLE

On July 7, 2014, the Company issued unsecured promissory notes in aggregate of $545,218 in settlement of previously issued convertible debentures dated April 3, 2013 and related accrued interest. The promissory notes include monthly payments of principal and interest, at 12% per annum, of $10,658 beginning August 15, 2014 through July 15, 2016 with the remaining unpaid balance due on or before July 15, 2016. The balance as of December 31, 2016 was $172,748. During year ended December 31, 2017, the Company paid as full settlement the remaining outstanding promissory note of $172,748.

In August 15, 2016, the Company issued 300,000 shares of its common stock for loan extension till December 15, 2016 in connection with the remaining outstanding note holder. The fair value of the issued common shares of $17,970 was charged to current period interest expense.

As described in Note 5, the Company acquired the complete rights, title and interest for the Naltrexone Implant formula for an aggregate purchase price of $1,132,000 comprised, in part, of an obligation to pay $1,000,000. The obligation was payable over approximately 14 months. During the year ended December 31, 2015, the Company applied a previously paid deposit of $57,404 towards the payment on the note. The remaining unpaid balance as of December 31, 2015 was $942,596. On March 31, 2016, the parties agreed to terminate the above described acquisition and to cancel any and all obligations assumed under the agreement. In connection with the cancellation, the Company recorded a loss on termination of licensing agreement of $132,804 during the year ended December 31, 2016.

On March 15, 2016, the Company issued a secured promissory note for $360,000 due 90 days from the date of issuance. Proceeds received were $300,000, net of Original Issuance Discount (“OID”) of $60,000. The promissory note is secured by all accounts, all proceeds and all accessions for rents, profits and products. On June 10, 2016, in connection with the issuance of a secured convertible note, the outstanding balance was settled in full. During the year ended December 31, 2016, the Company amortized $60,000 of the OID to interest expense. As of December 31, 2016, the promissory note was paid in full.

NOTE 10– CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITIES

JMJ Financial

On February 3, 2015, the Company sold to JMJ Financial a $250,000 Convertible Promissory Note. The JMJ note provides up to an aggregate of $225,000 in gross proceeds after taking into consideration an Original Issue Discount (“OID”) of $25,000. The maturity date is two years from the effective date of each payment paid under the promissory note.

The Company, at its sole discretion, has an option to repay all consideration received pursuant to the JMJ note within 120 days of the effective date, there will be zero percent interest charged under the JMJ Note. Otherwise, there will be a one-time interest charge of 12% for all consideration received by the Company pursuant to the JMJ Note.

The Notes earn an interest rate of 12% per annum after four months of each advance and are convertible six months after the issuance date of each advance at a conversion price equal to 60% discount to the lowest trading price of the common stock for the 25 trading days immediately prior the conversion date.

F-17

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In the event of default, the Purchaser has the right to require the Company to repay in cash all or a portion of the Note at a price equal to 125% of the aggregate principal amount of the Note plus all accrued but unpaid interest.

As of December 31, 2015, the Company has been funded by the purchaser as aggregate of, in the principal amount of $121,000, consisting of the aggregate principal sum of $110,000 advanced by the holder and $11,000 in OID.

The Company has identified the embedded derivatives related to the above described notes. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

At the funding dates of the JMJ note tranches, the Company determined the aggregate fair value of $239,511 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 144.83% to 172.85%, (3) weighted average risk-free interest rate of 0.52% to 0.70%, (4) expected life of 2.00 years, and (5) estimated fair value of the Company’s common stock from $0.049 to $0.093 per share.

The determined fair value of the debt derivatives of $239,511 was charged as a debt discount up to the net proceeds of the note with the remainder of $134,554 charged to 2015 operations as non-cash interest expense.

In 2015, the Company paid off an aggregate of $75,000 of the outstanding notes. At the date of payoff, the Company marked to market the fair value of the debt derivatives and determined a fair value of $158,959 and transferred to equity. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 148.32% to 151.27%, (3) weighted average risk-free interest rate of 0.60% to 0.68%, (4) expected life of 1.58 to 1.67 years, and (5) estimated fair value of the Company’s common stock of $0.04 to $0.05 per share.

In 2016, the Company paid off the remaining of $35,000 of the outstanding note. At the date of payoff, the Company marked to market the fair value of the debt derivatives and determined a fair value of $61,113 and transferred to equity. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 148.16%, (3) weighted average risk-free interest rate of 0.99%, (4) expected life of 1.70 years, and (5) estimated fair value of the Company’s common stock of $0.027 per share.

St. George Investments, LLC

On October 1, 2015, the Company sold to St. George Investments, LLC a $85,000 Convertible Promissory Note. Net proceeds received were $70,500 after taking into consideration an Original Issue Discount (“OID”) of $7,500 and other fees. The maturity date is one year from the effective date of the promissory note. The lender has the right, with the consent of the Company, to lend additional two additional tranches at any time up to one year.

The Company may repay the Note at any time on or before 120 days from issuance. If unpaid at 120 days, a one-time interest charge of 12% shall be applied to the outstanding balance. After 120 days the Company can repay only with the consent of the lender at 125% allowed to repay.

The Note is convertible 120 days from issuance date at a conversion price equal to 60% discount to the lowest trading price of the common stock for the 25 trading days immediately prior the conversion date.

The Company has identified the embedded derivatives related to the above described note. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

F-18

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On October 1, 2015, the Company determined the aggregate fair value of $105,988 of embedded derivatives of the St. George Note. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 146.21%, (3) weighted average risk-free interest rate of 0.31%, (4) expected life of 1.00 year, and (5) estimated fair value of the Company’s common stock of $0.0391 per share.

The determined fair value of the debt derivatives of $105,988 was charged as a debt discount up to the net proceeds of the note with the remainder of $35,488 charged to current period operations as non-cash interest expense.

At December 31, 2015, the Company marked to market the fair value of the debt derivatives and determined a fair value of $170,531. The Company recorded a gain from change in fair value of debt derivatives of $21,051 for the year ended December 31, 2015. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 148.92%, (3) weighted average risk-free interest rate of 0.65% to 1.06%, (4) expected life from 0.75 to 1.72 years, and (5) estimated fair value of the Company’s common stock of $0.0265 per share.

In 2016, the Company paid off the St George Note. At the date of payoff, the Company marked to market the fair value of the debt derivatives and determined a fair value of $112,673 and transferred to equity. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 147.99%, (3) weighted average risk-free interest rate of 0.41%, (4) expected life of 0.69 years, and (5) estimated fair value of the Company’s common stock of $0.027 per share.

Iconic Holdings, LLC

On February 1, 2016, the Company issued to Iconic Holdings, LLC a $88,000 Convertible Promissory Note. The proceeds from the Iconic note provides was up to an aggregate of $79,200 in net proceeds after taking into consideration an Original Issue Discount (“OID”) of $8,800. The maturity date is one year from the date of issuance.

The Company, at its sole discretion, has an option to repay the Iconic note within 90 days of the effective date at a rate of 110% of unpaid principal or 135% from 91-180 days of effective date. After 180 days, the note may not be prepaid without the consent of the holder.

The Note is convertible after 180 days into shares of the Company’s common stock at a conversion price equal to 60% discount to the lowest closing price of the common stock for the 10 trading days immediately prior the conversion date.

The Company has identified the embedded derivatives related to the above described note. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

At inception, the Company determined the aggregate fair value of $96,170 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 150.09%, (3) weighted average risk-free interest rate of 0.47%, (4) expected life of 1.00 year, and (5) estimated fair value of the Company’s common stock of $0.0121 per share.

The determined fair value of the debt derivatives of $96,170 was charged as a debt discount up to the net proceeds of the note with the remainder of $21,722 charged to current period operations as non-cash interest expense.

F-19

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In 2016, the Company paid off the Iconic Note. At the date of payoff, the Company marked to market the fair value of the debt derivatives and determined a fair value of $88,484 and transferred to equity. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 164.09%, (3) weighted average risk-free interest rate of 0.48%, (4) expected life of 0.67 years, and (5) estimated fair value of the Company’s common stock of $0.0166 per share.

BICX Holding Company LLC

On June 10, 2016, the Company issued to BICX Holding Company, LLC a $2,500,000 senior secured convertible promissory note due June 10, 2019 and bearing interest at 8% per annum due annually beginning June 10, 2018.

Under the terms of the note, the note holder may, at any time, convert the unpaid principal of the note, or any portion thereof, into shares of the Company’s common stock at an initial conversion price equal to 25% of the Company’s total authorized common stock, determined at $0.019 per share at the date of issuance. In addition, the note contained certain anti-dilution provisions, as defined.

The Company was required to maintain a cash balance of $50,000 of the outstanding principal amount at all times, unrestricted and lien free (as amended) until December 31, 2017.

BICX Holding had the right, until December 10, 2016, to purchase another convertible note from the Company in a principal amount of up to $2,500,000 for a total aggregate purchase price of $5,000,000 (the “Maximum Purchase Price”). The Company and BICX Holding agreed to extend this deadline and, on March 3, 2017, the parties entered into a First Amendment to the Note (the “First Amendment”).

Pursuant to the First Amendment, BIXC Holding invested another $1,660,000 for a total aggregate purchase price of $4,160,000. Based on the amount invested, BICX Holding will return the Note and the Company will issue BICX Holding a new note for $4,160,000 convertible into 42.43% of the Company’s total authorized common stock. The other terms of the new note will be identical to the Note. Pursuant to the First Amendment, the parties agreed that BICX Holding does not have the right to appoint a consultant or, if the Company’s common stock is listed on a national securities exchange, an independent member of the Board. In addition, the Company is not entitled to a break-up fee.

On June 29, 2017, the parties entered into the Second Amendment to the Note Purchase Agreement and the March 2017 Note (the “Second Amendment”). The Second Amendment amends the March 2017 Note such that there is no longer an anti-dilution provision in the note. This provision in the March 2017 Note created a derivative liability for the Company which is no longer present.

In addition, the Second Amendment amends the March 2017 Note and the Note Purchase Agreement such that the Company agreed to not engage in any financing at a purchase price below the BIXC Holding purchase price. Finally, the Second Amendment amends the Note Purchase Agreement such that BICX Holding no longer has a right to participate in a subsequent financing in which the Company engages.

The note is secured by all of assets of the Company and is ranked senior to all of the Company’s debt currently outstanding or hereafter, unless prohibited by law.

The Company had identified the embedded derivatives related to the above described note. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

At inception of the 2017 additions, the Company determined the aggregate fair value of $11,023,244 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 167.85% to 168.32%, (3) weighted average risk-free interest rate of 1.26% to 1.37%, (4) expected life of 2.21 to 2.25 years, and (5) estimated fair value of the Company’s common stock of $0.09 to 0.1122 per share.

F-20

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The determined fair value of the debt derivatives of $11,023,244 was charged as a debt discount up to the net proceeds of the note with the remainder of $9,363,244 charged to current period operations as non-cash interest expense.

At June 29, 2017, the date of the Second Amendment modifying the above described note to eliminate the anti-dilutive provision, the Company determined the aggregate fair value the embedded derivatives of $30,806,073, recognizing a gain on change in fair value of $12,217,004 and reclassifying the determined fair value at June 29, 2017 of $30,806,073 to equity. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 169.77%, (3) weighted average risk-free interest rate of 1.38%, (4) expected life of 1.95 years, and (5) estimated fair value of the Company’s common stock of $0.108 per share.

Hoppel/Vista Capital Promissory Notes payable

On October 20, 2016, the Company issued to an aggregate of $220,000 Convertible Promissory Notes. The proceeds from the notes provides was up to an aggregate of $200,000 in net proceeds after taking into consideration an Original Issue Discount (“OID”) of $20,000. The maturity date is six months from the date of issuance.

In connection with the issuance of the promissory notes, the Company issued 800,000 shares of its common stock as an inducement and is obligated to issue an additional 250,000 shares should the Company’s common stock close below $0.025 per share prior to full pay off of the notes. The fair value of the issued shares was charged as a debt discount at the time of issuance.

The Note is convertible after 180 days into shares of the Company’s common stock at a conversion price equal to 60% discount to the lowest closing price of the common stock for the 25 trading days immediately prior the conversion date.

During the year ended December 31, 2017, the Company issued an aggregate of 13,662,000 shares of its common stock in full settlement of the above described notes.

Summary:

At December 31, 2017, the Company did not have convertible notes with embedded derivatives. The charge of the amortization of debt discounts and costs for the year ended December 31, 2017 and 2016 was $1,460,225, and $686,560, respectively, which was accounted for as interest expense.

NOTE 11 – NOTES PAYABLE-RELATED PARTY

As of December 31, 2017 and 2016, the Company received advances from Kent Emry (the former CEO of the Company), Scott Carley, and Neil Muller (the former President of the Company) as loans from related parties. The loans are payable on demand and without interest. In addition, the Company has issued unsecured, non-interest bearing demand notes to related parties. During the year December 31, 2017, the Company paid $15,000 on Mr. Emry’s note and Neil Muller settled $10,000 of outstanding debt. The balance outstanding as of December 31, 2017 and December 31, 2016 was $22,980 and $47,980, respectively.

On January 22, 2013, the Company issued a unsecured promissory note payable to Kent Emry for $200,000 due January 1, 2018, with a stated interest rate of 12% per annum beginning three months from issuance, payable monthly. Principal payments were due starting February 1, 2015 at $6,650 per month. The lender has an option to convert the note to licensing rights for the State of Oregon. The Company currently is in default of the required interest payments initially due starting April 22, 2013. During the year ended December 31, 2014, the Company paid $36,390 principal and accrued interest towards the promissory note.

F-21

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In connection with the issuance of the above described promissory note, the Company issued 950,000 (as amended) of its common stock as interest payment on March 31, 2014.

The Company recorded a debt discount of $11,250 based on the fair value of the Company’s common stock at the issuance date of the promissory note. The discount is amortized ratably over the term on the notes. The note holder subsequently became an officer of the Company. The balance outstanding as of December 31, 2017 and 2016 was $163,610, with unamortized debt discount of $0 and $1,037, respectively.

NOTE 12 – WARRANT LIABILITY

The Company issued warrants in conjunction with the issuance of certain convertible debentures. These warrants contain certain reset provisions. Therefore, in accordance with ASC 815-40, the Company reclassified the fair value of the warrant from equity to a liability at the date of issuance. Subsequent to the initial issuance date, the Company is required to adjust to fair value the warrant as an adjustment to current period operations.

At December 31, 2017, the fair value of the 1,155,000 warrants containing certain reset provisions were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 154.88%, (3) weighted average risk-free interest rate of 1.39%, (4) expected life of 0.27 years, and (5) estimated fair value of the Company’s common stock of $0.1659 per share.

The Company recorded a loss from change in fair value of warrant liability of debt derivatives of $149,072 for the year ended December 31, 2017.

At December 31, 2017, the warrant liability valued at $175,975, the Company believes an event under the contract that would create an obligation to settle in cash or other current assets is remote and has classified the obligation as a long term liability.

NOTE 13 – STOCKHOLDERS’ DEFICIT

Effective July 5, 2016, the Company amended its articles of incorporation to increase the authorized shares of capital stock of the Company from two hundred million (200,000,000) shares of common stock, and eighty thousand (80,000) shares of preferred stock, both $.001 par value respectively, to five hundred twenty five million (525,000,000) shares common stock ($0.001 par value), and six hundred thousand (600,000) shares of preferred stock (no par value), respectively.

Preferred stock

The Company is authorized to issue 600,000 shares of preferred stock with no par value.

On June 19, 2014, the Company’s Board of Directors designated 80,000 shares of preferred stock, no par value. Each share of preferred stock shall entitle the holder to one thousand (1,000) votes and is convertible into one share of common stock and shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters with the Company’s common stock.

On June 25, 2014, the Company issued an aggregate of 80,000 shares of preferred stock to officers and directors for services rendered.

On November 16, 2016, the Company’s Board of Directors designated 160,000 preferred shares as Series B Preferred stock, no par value. Each share of Series B Preferred shall entitle the holder to one thousand (2,000) votes and is convertible into one share of common stock and shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters with the Company’s common stock but is not entitled to any dividends declared.

F-22

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On November 16, 2016, the Company issued an aggregate of 160,000 shares of preferred stock to officers and directors for services rendered.

Common stock

In February 2016, the Company issued an aggregate of 1,250,000 shares of its common stock for services rendered valued at $25,000 based on the underlying market value of the common stock at the date of issuance.

In July 2016, the Company issued an aggregate of 3,700,000 shares of its common stock for services rendered valued at $101,090 based on the underlying market value of the common stock at the date of issuance.

In July 2016, the Company issued 3,000,000 shares of its common stock as conversion for outstanding accounts payable to related party valued at $80,433 based on the underlying market value of the common stock at the date of issuance.

In August 2016, the Company issued 300,000 shares of its common stock for as loan extension valued at $17,970 based on the underlying market value of the common stock at the date of issuance.

In August 2016, the Company issued an aggregate of 3,150,000 shares of its common stock for services rendered valued at $182,725 based on the underlying market value of the common stock at the date of issuance.

In October 2016, the Company issued an aggregate of 800,000 shares of its common stock for in connection with the issuance of convertible debt valued at $30,000 based on the underlying market value of the common stock at the date of issuance.

In October 2016, the Company issued 60,000 shares of its common stock for services rendered valued at $2,346 based on the underlying market value of the common stock at the date of issuance.

In December 2016, the Company issued an aggregate of 400,000 shares of its common stock for services rendered valued at $11,900 based on the underlying market value of the common stock at the date of issuance.

In December 2016, the Company issued 5,000,000 shares of its common stock in exchange for proceeds of $100,000.

In January 2017, the Company issued an aggregate of 228,118 shares of its common stock for services rendered valued at $7,478 based on the underlying market value of the common stock at the date of issuance.

In February 2017, the Company issued 350,000 shares of its common stock for services rendered valued at $25,830 based on the underlying market value of the common stock at the date of issuance.

In February 2017, the Company issued 43,666,666 shares of its common stock in exchange for proceeds of $940,000.

In March 2017, the Company issued an aggregate of 13,662,000 shares of its common stock in settlement of $220,000 convertible notes payable.

In April 2017, the Company issued an aggregate of 1,675,000 shares of its common stock for services rendered valued at $62,850 based on the underlying market value of the common stock at the date of issuance.

In May 2017, the Company issued 750,000 shares of its common stock for services rendered valued at $102,750 based on the underlying market value of the common stock at the date of issuance.

F-23

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In August 2017, the Company issued 500,000 shares of its common stock for services rendered valued at $43,000 based on the underlying market value of the common stock at the date of issuance.

In September 2017, the Company issued an aggregate of 550,000 shares of its common stock for services rendered valued at $47,245 based on the underlying market value of the common stock at the date of issuance.

In October 2017, the Company issued 50,000 shares of its common stock for services rendered valued at $5,005 based on the underlying market value of the common stock at the date of issuance.

In November 2017, the Company issued 50,000 shares of its common stock for services rendered valued at $4,450 based on the underlying market value of the common stock at the date of issuance.

In December 2017, the Company issued 800,000 shares of its common stock for services rendered valued at $132,720 based on the underlying market value of the common stock at the date of issuance.

NOTE 14 – STOCK OPTIONS AND WARRANTS

Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from using the Company’s historical stock prices. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification.

The risk-free interest rate is based on the yield of Daily U.S. Treasury Yield Curve Rates with terms equal to the expected term of the options as of the grant date.

The following assumptions were used in determining the fair value of employee and vesting non-employee options during the year ended December 31, 2017 and 2016:

	2017	2016
Risk-free interest rate	1.86%	1.13%
Dividend yield	0%	0%
Stock price volatility	171.77%	163.82%
Expected life	5.00 years	5.75 years
Weighted average grant date fair value	$0.1519	$.019

On June 17, 2016, the Company awarded options to purchase an aggregate of 33,000,000 shares of common stock to key officers of the Company. These options vest monthly over 24 months and have a term of 10 years. The options have an exercise price of $0.0201 per share. The options had an aggregate grant date fair value of $628,283.

On June 17, 2016, the Company extended the term of previously granted options in aggregate of 13,500,000 initially expiring from November 2019 to July 2020 by five years to November 2024 to July 2025. The change in fair value of $53,858 was determined using the Black Scholes option model and charged to current to operations during the year ended December 31, 2016.

On May 25, 2017, the Company awarded options to purchase 35,000 shares of common stock to key consultant of the Company. These options vest immediately and have a term of 5 years. The options have an exercise price of $0.016 per share. The options had an aggregate grant date fair value of $5,318.

F-24

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The following table summarizes the stock option activity for the two years ended December 31, 2017:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2016	14,850,000	$0.09	4.4	$-
Grants	33,000,000	0.02	10.0	-
Exercised	-
Canceled	-
Outstanding at December 31, 2016	47,850,000	$0.04	8.9	$326,700
Grants	35,000	0.016	5.0	-
Exercised	-
Expired	-		-	-
Outstanding at December 31, 2017	47,885,000	$0.04	7.5	$5,927,877
Exercisable at December 31, 2017	39,635,000	$0.05	7.3	$4,725,027

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.1659 as of December 31, 2017, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at December 31, 2017:

Options Outstanding			Options Exercisable
		Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options

$0.01-0.025	33,035,000	9.46	24,785,000
0.0251-0.05	3,500,000	8.56	3,500,000
0.051 and up	11,350,000	7.34	11,350,000
	47,885,000	8.89	39,635,000

The stock-based compensation expense related to option grants was $319,460 and $183,249 during the year end December 31, 2017 and 2016, respectively.

As of December 31, 2017, stock-based compensation related to options of $130,892 remains unamortized and is expected to be amortized over the weighted average remaining period of 5 months.

F-25

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Warrants:

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock:

Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (Years)

$0.25	1,275,000	1.52	$0.25	1,275,000	1.52
1.00	1,155,000	0.25	1.00	1,155,000	0.25
$0.61	2,430,000	0.91	$0.61	2,430,000	0.91

The following table summarizes the warrant activity for the two years ended December 31, 2017:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at January 1, 2016	2,630,000	$0.58
Issued	-
Exercised	-
Canceled	-
Outstanding at December 31, 2016	2,630,000	$0.58
Issued	-	-
Exercised	-	-
Expired	(200,000)	0.25
Outstanding at December 31, 2017	2,430,000	$0.91

NOTE 15 – RELATED PARTY TRANSACTIONS

The Company has an arrangement with Premier Aftercare Recovery Service, (“PARS”). PARS is a Company controlled by Neil Muller, a shareholder of the Company and prior officer of the Company, that provided consulting services to the Company. There is no formal agreement between the parties and the amount of remuneration was $14,583 per month. During the year ended December 31, 2017 and 2016, the Company incurred $-0-, as consulting fees and expense reimbursements. As of December 31, 2017 and 2016, there was an unpaid balance of $32,318 and $64,638, respectively.

The Company has an arrangement with Felix Financial Enterprises (“FFE”). FFE is a Company controlled by Lourdes Felix, an officer of the Company that provides consulting services to the Company. Until June 17, 2016, there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. During the year ended December 31, 2017 and 2016, the Company incurred $204,001 and $166,756, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $14,900 and $91,465, respectively.

On June 17, 2016, the Company entered into an executive service contract with Felix Financial Enterprises LLC to provide consulting services. The agreement is an at will agreement and provides for a base salary of $160,000 per year, 11,200,000 stock options, extended previously issued options and an auto allowance.

F-26

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The Company had an arrangement with Brady Granier, an officer of the Company. Until June 17, 2016 there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the years ended December 31, 2017 and 2016, the Company incurred $30,727 and $175,000, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $-0- and $64,481, respectively. Beginning in 2017, Mr. Granier preformed services under Soupface LLC (see below).

On June 17, 2016, the Company entered into an executive service contract with Brady Granier as the Company’s President and Chief Executive Officer. The agreement is an at will agreement and provides for a base salary of $175,000 per year, 10,600,000 stock options, extended previously issued options and an auto allowance.

The Company has an arrangement with Soupface LLC (“Soupface”). Soupface is a Company controlled by Brady Granier, an officer of the Company that provides consulting services to the Company. There was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the years ended December 31, 2017 and 2016 the Company incurred $203,125 and $175,000, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $14,900 and $-0-, respectively.

On June 17, 2016, the Company entered into an executive service contract with Tom Welch as the Company’s Vice President of Operations. The agreement is an at will agreement and provides for a base salary of $140,000 per year, 11,200,000 stock options, extended previously issued options and an auto allowance.

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc. for the purpose of developing certain business lines. In connection with the formation, the, the newly formed sub issued 21.9% ownership to Brady Granier, Lourdes Felix and Kent Emry, current or former officers of the Company, with the Company retaining 78.1%. As of December 31, 2017, there were no significant transactions, assets or liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation.

The above related parties are compensated as independent contractors and are subject to the Internal Revenue Service regulations and applicable state law guidelines regarding independent contractor classification. These regulations and guidelines are subject to judicial and agency interpretation, and it could be determined that the independent contractor classification is inapplicable.

NOTE 16 – CONCENTRATIONS

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

The Company’s revenues earned from sale of products and services for the year ended December 31, 2017 included 12%, 12%, 31%, 12% and 13% (aggregate of 80%) from five customers of the Company’s total revenues.

The Company’s revenues earned from sale of products and services for the year ended December 31, 2016 included 12% and 17% (aggregate of 29%) from two customers of the Company’s total revenues.

Three customers accounted for 12%, 19% and 13% (aggregate of 44%) of the Company’s total accounts receivable at December 31, 2017 and three customers accounted for 27%, 11% and 18% (aggregate of 56%) of the Company’s total accounts receivable at December 31, 2016.

The Company relies on Trinity Rx as its sole supplier of its Naltrexone implant.

F-27

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 17 – NON CONTROLLING INTEREST

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the, the newly formed sub issued 21.9% ownership to officers of the Company with the Company retaining 78.1%. From inception through December 31, 2017, there were no significant transactions, assets or liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation.

NOTE 18 – COMMITMENTS AND CONTINGENCIES

Operating leases

On March 9, 2016, the Company entered into a lease amendment and expansion agreement, whereby the Company agreed to lease office space in Anaheim, California, commencing July 1, 2016 and expiring on June 30, 2019.

Rent expense charged to operations, which differs from rent paid due to rent credits and to increasing amounts of base rent, is calculated by allocating total rental payments on a straight-line basis over the term of the lease. During the year ended December 31, 2017 and 2016, rent expense was $41,533 and $40,736.

As of December 31, 2017, future minimum lease payments for office space are as follows:

Year ended December 31, 2018	$52,903
Year ended December 31, 2019	26,844
Year ended December 31, 2019	$79,747

Royalty agreement

Alpine Creek Capital Partners LLC

On December 10, 2015. The Company entered into a royalty agreement with Alpine Creek Capital Partners LLC (“Alpine Creek”). The Company is in the business of selling a distinct implementation of the BioCorRx Recovery Program, a two-tiered comprehensive MAT program, which includes a counseling program, coupled with its proprietary Naltrexone Implant (the “Treatment”).

In accordance with the terms and provisions of the agreement, Alpine Creek will pay the Company an aggregate of $405,000 , payable as follows: (a) a deposit in the amount of $55,000, which Alpine Creek paid to the Company on November 20, 2015, (b) cancellation of that certain secured promissory note, dated October 19, 2015, issued by the Company to Alpine Creek in the aggregate principal amount of $55,000 and (c) within two (2) business days from the effective date, Alpine Creek will pay $295,000 to the Company.

In consideration for the payment, with the exception of treatments conducted in certain territories, the Company will pay Alpine Creek fifty percent (50%) of the Company’s gross profit for each Treatment sold in the United States that includes procurement of the Company’s implant product until the Company has paid Alpine Creek $1,215,000. In the event that the Company has not paid Alpine Creek $1,215,000 within 24 months of the Effective Date, then the Company shall continue to pay Alpine Creek fifty percent (50%) for each Treatment following the Effective Date until the Company has paid Alpine Creek an aggregate of $1,620,000, with the exception of treatments conducted in certain territories. Upon the Company’s satisfaction of these obligations, the Company shall pay Alpine Creek $100 for each treatment sold in the United States that includes procurement of the Company’s implant product, into perpetuity.

F-28

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Therakine, Ltd

On July 28, 2016, the Company and Therakine, Ltd. entered into a Development, Commercialization and License Agreement. Pursuant to the Agreement, Therakine granted the Company an exclusive license to treat patients suffering addiction to opioids, methamphetamines, cocaine, or alcohol. The Company is permitted to sell on a worldwide basis the products that utilize the Technology. The Agreement expires when the Company’s last valid claim to Therakine’s patents expires. Upon expiration of the Agreement, the licenses granted will become irrevocable and fully paid up.

The Company agreed to pay, in return for the license to the Technology, up to $2,750,000 in milestone payments and royalties ranging from 5% to 12% of net sales of products that use the Technology with an aggregate payments of not less than $250,000. The Company is also required to pay a percentage of any sublicense income it receives related to products that use the Technology. In the event Therakine enters into a license agreement with a third party for products unrelated to injectable naltrexone that use the Technology, Therakine will pay the Company a percentage of its income from these products. As of December 31, 2016, the Company has paid an aggregate of $250,000, of which $75,000 is held in escrow with certain drug levels are met. (See Note 5)

In 2016, the Company transferred the rights under the Therakine, Ltd contract to BioCorRx Pharmaceuticals, Inc., a majority owned subsidiary of the Company.

Employment and consulting agreements

On September 1, 2015, the Company entered into an employment agreement with Kent Emry for the full time position of Chief Executive Officer of the Company for 12 months with automatic renewals. Compensation at $75,000 per annum (See Note 14). In 2016, Mr. Emry resigned as Chief Executive Officer.

Lourdes Felix, Chief Financial Officer and Chief Operating Officer and Brady Granier, Chief Executive Officer and President of the Company, entered into Executive Service Agreements with the Company on June 17, 2016 (the “Executive Agreements”).

The Executive Agreements provided, among other things, (i) the remuneration to be received in exchange for services provided to the Company; (ii) a general description of the services to be provided to the Company; and (iii) other obligations, terms, and conditions relating to the professional relationship between Felix and Granier, as applicable, and the Company.

Litigation

On March 7, 2016, Jeffery D. Segal, A Professional Corporation (“Segal”) filed a complaint against the Company alleging failure to pay for legal services rendered in aggregate of $59,174 with the Superior Court of the State of California, County of Los Angeles.

F-29

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On March 9, 2016, Jorge Andrade (former Company’s Chief Executive Officer) and Terranautical Global Investments, Inc. filed with the Eighth Judicial District Court in Clark County, Nevada a lawsuit claiming unpaid compensation, bonuses and previous loans in aggregate of $316,000 plus accrued interest and damages.

On March 21, 2016, the Plaintiff and the Company entered into a settlement agreement whereby the Company agreed to settle for a cash payment of $250,000 due December 16, 2016. Subsequently, on March 8, 2017, the settlement agreement was amended with an initial payment of $190,000 to be delivered by March 15, 2017 and the remaining balance of $60,000 shall be paid in twelve (12) monthly payments of $5,000 each through April 1, 2018. At March 21, 2016, the Company reclassified $195,845 accounts payable and $54,155 notes payable, related party to settlement payable in the accompanying balance sheet. As of December 31, 2017, the outstanding balance due was $15,000.

In March 2017, the Company entered into a settlement agreement to pay the plaintiff and did pay $65,000 in full settlement. The Company had accrued the $65,000 for the year ended December 31, 2016.

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. There was no other outstanding litigation as of December 31, 2017.

Uncertain Tax Positions

The Company uses a number of independent contractors in our operations in which it does not pay or withhold any federal, state or provincial employment tax. There are a number of different tests used in determining whether an individual is an employee or an independent contractor and such tests generally take into account multiple factors. There can be no assurance that legislative, judicial or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change, or at least challenge, the classification of our independent contractors. As of December 31, 2017 and 2016, the Company has reviewed the various independent contractor relationships and has determined to not accrue any additional liabilities related to the above contingency.

NOTE 19 – INCOME TAXES

The components of the income tax provisions for 2017 and 2016 are as follows:

	2017	2016
Current provision:
Federal	$-	$-
State	-	-

Deferred benefit:
Federal	(660,421)	(548,876)
State	(119,597)	(93,632)
	(780,018)	(642,508)
Change in valuation allowance	780,018	642,508
Total Provision	$-	$-

The difference between the income tax provision and income taxes computed using the U. S. federal income tax rate of 34% consisted of the following:

	2017	2016
Provision at statutory rate	34.0%	34.0%
State taxes, net of federal benefit	5.8%	5.8%
Nondeductible and other items	(18.8)%	(8.9)%
Change in valuation allowance	(21.0)%	(30.9)%
Total	(0.0)%	(0.0)%

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred taxes as of December 31, 2017 and 2016 are as follows:

F-30

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

	2017	2016
Deferred tax assets:
Net operating loss carry forwards	$746,919	$548,876
Share-based compensation	174,465	216,310
Accrual to cash	(45,292)	(158,698)
Other	2,278,510	1,396,446
Total deferred tax assets	3,154,602	2,002,934
Valuation allowance	(3,098,002)	(1,946,334)
	56,600	56,600

Deferred tax liabilities:
Tax deductible licensing agreement	(56,600)	(56,600)
Accrual to cash	-	-
Other	-	-

Total deferred tax liabilities	(56,600)	(56,600)

Net deferred tax assets (liabilities)	$-	$-

A full valuation allowance has been provided against the Company’s deferred tax assets at December 31, 2017 as the Company believes it is more likely than not that sufficient taxable income will not be generated to realize these temporary differences.

The Company has Federal net operating losses (NOLs) of approximately $7.8 million which begin to expire in the years beginning in 2032. Pursuant to Section 382 of the Internal Revenue Code, use of the Company’s NOLs and credit carry forwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three-year period.

The Company also has federal credits that begin to expire 2030 and state tax credits that may be carried forward indefinitely.

The Company provides for uncertain tax positions when such tax positions do not meet the recognition thresholds or measurement standards as set forth in ASC Topic 740. Income Taxes, regarding accounting for uncertainty in income taxes. Amounts for uncertain tax positions are adjusted in periods when new information becomes available or when positions are effectively settled. There are no unrecognized benefits related to uncertain tax positions as of December 31, 2017. The Company does not anticipate that there will be material change in the liability for unrecognized tax benefits within the next 12 months.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21%, effective January 1, 2018. For certain deferred tax assets and deferred tax liabilities, we have recorded a provisional decrease of $462,378, with a corresponding net adjustment to valuation allowance of $462,378 as of December 31, 2017.

NOTE 20 – FAIR VALUE MEASUREMENTS

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

F-31

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of December 31, 2017:

	Level 1	Level 2	Level 3	Total
Derivative liability	$-	$-	$-	$-
Warrant liability			175,975	175,975
Total	$-	$-	$175,975	$175,975

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of December 31, 2016:

	Level 1	Level 2	Level 3	Total
Derivative liability	$-	$-	$5,115,280	$5,115,280
Warrant liability			26,903	26,903
Total	$-	$-	$5,142,183	$5,142,183

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities from December 31, 2015 through December 31, 2017:

	Debt Derivative Liability	Warrant Liability
Balance, December 31, 2015	$170,531	$22,746
Transfers in (out):
Initial fair value of debt derivative at note issuance	2,537,229	-
Transfers out of Level 3 upon conversion and settlement of notes	(262,271)	-
Mark-to-market at December 31, 2016:
Embedded derivative	2,669,971	4,157
Balance, December 31, 2016	5,115,280	26,903
Transfers in (out):
Initial fair value of debt derivative at note issuance	11,023,244	-
Transfers out of Level 3 upon conversion and settlement of notes	(1,146,201)	-
Transfers out of Level 3 upon note modification	(30,806,073)	-
Mark-to-market at December 31, 2017:
Embedded derivative	15,813,750	149,072
Balance, December 31, 2017	$0	$175,975

F-32

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 21 – SUBSEQUENT EVENTS

Sale of common stock

In January 2018, the Company entered into subscription agreements with two investors, pursuant to which the Investors purchased shares of the Company’s common stock. The investors purchased a total of 1,250,000 shares at a purchase price of $0.12 per share for a total of $150,000 invested.

Issuance of common stock

In January and February 2018, the Company issued an aggregate of 50,000 common shares for consulting services.

In January 2018, the Company issued 125,000 common shares as employee compensation.

In January 2018, the Company issued an aggregate of 100,000 common shares as commitment fees towards debt financing.

In January 2018, the Company issued 1,000,000 common shares in connection with a distribution agreement.

On February 9, 2018, the Company entered into a Investment Agreement and a Registration Rights Agreement with Northbridge Financial Inc. Under the terms of the Investment Agreement, Northbridge has agreed to provide the Company with up to ten million dollars ($10,000,000) of funding in the form of purchases of shares of the Company’s common stock. Northbridge will only make these purchases after a registration statement on Form S-1 registering these future shares is declared effective by the Securities and Exchange Commission.

Debt financing

On January 26, 2018, the Company issued and sold two promissory notes, each in the principal amount of $125,000 or $250,000 in the aggregate (the “Notes”), to two investors, (the “Investors”) The Notes bear interest at a rate of eight percent (8%) per annum. The Notes are due and payable on or before July 26, 2018 and may be prepaid at any time without penalty.

In the event the Company fails to make any payment due or to perform any terms of the Notes, the Investors have the right to (i) to declare the full, unpaid balance of the Notes, plus interest and other charges; accruing thereon, immediately due and payable; (ii) to specifically enforce the terms of the Notes by suit in equity; (iii) to bring an action for the unpaid and overdue payments without waiving the right to pursue the principal balance, interest, and additions thereto which are due pursuant to the terms of the Notes; and (iv) to pursue any and all other rights and remedies provided in law or equity.

As additional consideration for the Notes, the Company will issue an aggregate of 100,000 shares of the Company’s common stock (the “Inducement Shares”) to the Investors within fifteen (15) days of receipt of funds from the Investors.

F-33

BIOCORRX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash	$577,010	$11,342
Accounts receivable, net	36,000	29,950
Prepaid expenses	1,139	13,210
Total current assets	614,149	54,502

Property and equipment, net	45,790	19,012

Other assets:
Intellectual property, net	250,000	251,963
Deposits, long term	13,422	13,422
Total other assets	263,422	265,385

Total assets	$923,361	$338,899

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses, including related party payables of $32,318 and $62,241, respectively	$1,225,232	$1,199,536
Deferred revenue, short term	236,648	237,347
Settlement payable	-	15,000
Convertible notes payable, short term portion, net of debt discount	2,753,791	-
Notes payable, net of debt discount, short term portion	246,337	-
Notes payable, related party	186,590	186,590
Total current liabilities	4,648,598	1,638,473

Long term debt:
Deferred revenue, long term	284,347	401,346
Convertible notes payable, long term, net of debt discount	-	2,016,041
Warrant liability	-	175,975
Total long term debt	284,347	2,593,362

Total liabilities	4,932,945	4,231,835

Commitments and contingencies	-	-
Deficit:
Preferred stock, no par value and $0.001 par value; 600,000 authorized as of June 30, 2018 and December 31, 2017
Preferred stock, no par value; 80,000 designated; 80,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017	16,000	16,000
Series B Preferred stock, no par value; 160,000 designated; 160,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017	5,616	5,616
Common stock, $0.001 par value; 750,000,000 shares authorized, 247,186,285 and 244,086,285 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	247,186	244,086
Common stock subscribed	1,250,000	100,000
Additional paid in capital	45,359,506	44,581,896
Accumulated deficit	(50,887,847)	(48,840,534)
Total stockholders’ deficit attributable to BioCorRx, Inc.	(4,009,539)	(3,892,936)
Non-controlling interest	(45)	-
Total deficit	(4,009,584)	(3,892,936)

Total liabilities and deficit	$923,361	$338,899

See the accompanying notes to the unaudited condensed consolidated financial statements

F-34

BIOCORRX INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenues, net	$98,674	$210,544	$246,398	$344,771

Operating expenses:
Cost of implants and other costs	52,993	166,665	85,798	190,015
Research and development	-	43,339	59,006	51,570
Selling, general and administrative	785,834	778,693	1,377,256	1,285,293
Depreciation and amortization	1,302	8,465	4,748	16,854
Total operating expenses	840,129	997,162	1,526,808	1,543,732

Loss from operations	(741,455)	(786,618)	(1,280,410)	(1,198,961)

Other income (expenses):
Interest expense, net	(480,132)	(459,064)	(942,923)	(10,220,569)
Gain on settlement of debt	-	285,924		285,924
Gain (loss) on change in fair value of derivative liability	-	12,263,680	-	(15,897,993)
Total other income (expenses)	(480,132)	12,090,540	(942,923)	(25,832,638)

Net (loss) income before provision for income taxes	(1,221,587)	11,303,922	(2,223,333)	(27,031,599)

Income taxes	-	-	-	-

Net (loss) income	(1,221,587)	11,303,922	(2,223,333)	(27,031,599)

Non-controlling interest	45	-	45	-

NET (LOSS) INCOME ATTRIBUTIBLE TO BIOCORRX, INC.	$(1,221,542)	$11,303,922	$(2,223,288)	$(27,031,599)

Net (loss) income per common share, basic	$(0.00)	$0.05	$(0.01)	$(0.12)

Net (loss) income per common share, diluted	$(0.00)	$0.02	$(0.01)	$(0.12)

Weighted average number of common shares outstanding, basic	250,493,153	241,730,516	248,407,279	222,279,257

Weighted average number of common shares outstanding, diluted	250,493,153	579,668,702	248,407,279	222,279,257

See the accompanying notes to the unaudited condensed consolidated financial statements

F-35

BIOCORRX INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
SIX MONTHS ENDED JUNE 30, 2018

	Preferred stock		Series B Preferred stock		Common stock		Common stock	Additional Paid in	Accumulated	Non-Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Subscribed	Capital	Deficit	Interest	Total
Balance, December 31, 2017	80,000	$16,000	160,000	$5,616	244,086,285	$244,086	$100,000	$44,581,896	$(48,840,534)	$-	$(3,892,936)
Effect of adoption of Accounting Codification Standard 2017-11, Revenue from Contracts with Customers	-	-	-	-	-	-	-	-	175,975	-	175,975
Common stock issued for services rendered	-	-	-	-	750,000	750	-	110,660	-	-	111,410
Common stock issued for services accrued in 2017	-	-	-	-	1,000,000	1,000	-	(1,000)	-	-	-
Sale of common stock	-	-	-	-	1,250,000	1,250	-	148,750	-	-	150,000
Common stock issued in connection with notes payable	-	-	-	-	100,000	100	-	25,400	-	-	25,500
Proceeds from common stock subscription	-	-	-	-	-	-	1,150,000	-	-	-	1,150,000
Stock based compensation	-	-	-	-	-	-	-	493,800	-	-	493,800
Net loss	-	-	-	-	-	-	-	-	(2,223,288)	(45)	(2,223,333)
Balance, June 30, 2018 (unaudited)	80,000	$16,000	160,000	$5,616	247,186,285	$247,186	$1,250,000	$45,359,506	$(50,887,847)	$(45)	$(4,009,584)

See the accompanying notes to the unaudited condensed consolidated financial statements

F-36

BIOCORRX INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six months ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,223,333)	$(27,031,599)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	4,748	16,854
Bad debt expense	12,250	-
Non cash interest	-	9,363,244
Amortization of debt discount	759,587	710,658
Stock based compensation	605,210	355,979
Gain on settlement of debt	-	(285,924)
Change in fair value of derivative liabilities	-	15,897,993
Changes in operating assets and liabilities:
Accounts receivable	(18,300)	(51,750)
Prepaid expenses and other current assets	12,071	1,466
Accounts payable and accrued expenses	25,696	(89,040)
Settlement payable	(15,000)	(270,000)
Deferred revenue	(117,698)	(277,521)
Net cash used in operating activities	(954,769)	(1,659,640)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(29,563)	-
Net cash used in investing activities	(29,563)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	150,000	940,000
Proceeds from common stock subscriptions	1,150,000	-
Proceeds from notes payable	250,000	-
Proceeds from convertible notes payable	-	1,660,000
Repayments of notes payable	-	(187,748)
Net cash provided by financing activities	1,550,000	2,412,252

Net increase in cash and restricted cash	565,668	752,612
Cash, beginning of the period	11,342	92,455

Cash and restricted cash, end of period	$577,010	$845,067

Supplemental disclosures of cash flow information:
Interest paid	$-	$10,507
Taxes paid	$-	$-

Non cash financing activities:
Reclassify fair value of debt derivative at note modification	$-	$30,806,073
Common stock issued in connection with issuance of notes payable	$25,500	$220,000
Reclassify fair value of warrant liability upon adoption of ASC 2017-11	$175,975	$-

See the accompanying notes to the unaudited condensed consolidated financial statements

F-37

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

NOTE 1 – BUSINESS

BioCorRx Inc., through its subsidiaries, provides an innovative alcoholism and opioid addiction treatment program called the BioCorRx® Recovery Program, as well as research and development of related products BICX101 and BICX102 that can empower patients to succeed in their overall recovery. We offer a unique treatment philosophy that combines medical intervention and a proprietary cognitive behavioral therapy (CBT) program (plus peer support program) specifically tailored for the treatment of alcoholism and other substance abuse addictions for those receiving long-term naltrexone treatment. We are also engaged in the research and development of sustained release naltrexone products for the treatment of addiction and other possible disorders. Specifically, the company is developing an injectable and implantable naltrexone with the goal of future regulatory approval with the Food and Drug Administration.

On January 7, 2014, the Company changed its name from Fresh Start Private Management, Inc. to BioCorRx Inc. In addition, effective February 20, 2014, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from CEYY to BICX.

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the newly formed sub issued 24.2% ownership to officers of the Company with the Company retaining 75.8%. As of December 31, 2017, there were certain licensing rights with a carrying value of $250,000 and no significant liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation. In 2018, BioCorRx Pharmaceuticals, Inc. began operating activities (Note 16).

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The following (a) condensed consolidated balance sheet as of December 31, 2017, which has been derived from audited financial statements, and (b) the unaudited condensed consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2018 are not necessarily indicative of results that may be expected for the year ending December 31, 2018. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on April 5, 2018.

Basis of presentation

The consolidated financial statements include the accounts of BioCorRx Inc. and its wholly owned subsidiary, Fresh Start Private, Inc. and its majority owned subsidiary, BioCorRx Pharmaceuticals, Inc. (hereafter referred to as the “Company” or “BioCorRx”). All significant intercompany balances and transactions have been eliminated in consolidation.

F-38

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board “FASB” Accounting Standards Codification “ASC” 606. A five-step analysis a must be met as outlined in Topic 606: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) performance obligations are satisfied. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. There were no changes to our revenue recognition policy from the adoption of ASC 606.

The Company’s net sales are disaggregated by product category. The sales/access fees consist of product sales. The licensee / distribution rights income consists of the income recognized from the amortization of distribution agreements entered into for our products.

The following table presents our net sales by product category for the three months ended June 30, 2018 and 2017:

	Three months Ended
	June 30, 2018	June 30, 2017
Sales/access fees	$39,500	$39,750
Distribution rights income	59,174	170,794
Net sales	$98,674	$210,544

The following table presents our net sales by product category for the six months ended June 30, 2018 and 2017:

	Six months Ended
	June 30, 2018	June 30, 2017
Sales/access fees	$103,700	$67,250
Distribution rights income	142,698	277,521
Net sales	$246,398	$344,771

Deferred revenue:

We license proprietary products and protocols to customers under licensing agreements that allow those customers to utilize the products and protocols in services they provide to their customers. The timing and amount of revenue recognized from license agreements depends upon a variety of factors, including the specific terms of each agreement. Such agreements are reviewed for multiple performance obligations. Performance obligations can include amounts related to initial non-refundable license fees for the use of our products and protocols and additional royalties on covered services.

The Company granted license and sub-license agreements for various regions or States in the United States allowing the licensee to market, distribute and sell solely in the defined license territory, as defined, the products provided by the Company. The agreements are granted for a defined period or perpetual and are effective as long as annual milestones are achieved.

Terms for payments for licensee agreements vary from full cash payment to defined terms. In cases where license or sub-license fees are uncollected or deferred; the Company nets those uncollected fees with the deferred revenue for balance sheet presentation.

F-39

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

The Company amortizes license fees over the shorter of the economic life of the related contract life or contract terms for each licensee.

The following table presents the changes in deferred revenue, reflected as current and long term liabilities on the Company’s consolidated balance sheet:

Balance as of December 31, 2017:
Short term	$237,347
Long term	401,346
Total as of December 31, 2017	638,693
Cash payments received	25,000
Net sales recognized	(142,698)
Balance as of June 30, 2018	520,995
Less short term	236,648
Long term	$284,347

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions used in the fair value of stock-based compensation, the fair value of other equity and debt instruments and allowance for doubtful accounts.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit. At June 30, 2018 and December 31, 2017, the Company’s deposits in excess of the FDIC limit were $306,758 and $0, respectively.

Accounts Receivable

Accounts receivable are recorded at original invoice amount less an allowance for uncollectible accounts that management believes will be adequate to absorb estimated losses on existing balances. Management estimates the allowance based on collectability of accounts receivable and prior bad debt experience. Accounts receivable balances are written off upon management’s determination that such accounts are uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Management believes that credit risks on accounts receivable will not be material to the financial position of the Company or results of operations. The allowance for doubtful accounts was $29,000 and $105,000 as of June 30, 2018 and December 31, 2017, respectively.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2018 and December 31, 2017. The respective carrying value of certain financial instruments approximated their fair values. These financial instruments include cash, stock based compensation and notes payable. The fair value of the Company’s convertible securities is based on management estimates and reasonably approximates their book value.

See Footnote 10 and 12 for derivative liabilities and Footnote 13 and 14 for stock based compensation and other equity instruments.

F-40

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 (“ASC 280-10”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Long-Lived Assets

The Company follows FASB ASC 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the asset’s estimated useful life, which is five years for furniture and all other equipment. Expenditures for maintenance and repairs are expensed as incurred.

Net Income (loss) Per Share

The Company accounts for net income (loss) per share in accordance with Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”), which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS.

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. It excludes the dilutive effects of any potentially issuable common shares.

Diluted net loss share is calculated by including any potentially dilutive share issuances in the denominator. As of June 30, 2018 and 2017, potentially dilutive shares issuances were comprised of convertible notes, warrants and stock options.

The following potentially dilutive securities have been excluded from the computations of weighted average shares outstanding for the three and six months ended June 30, 2018 and for the six months ended June 30, 2017, as they would be anti-dilutive:

F-41

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

	June 30, 2018	June 30, 2017
Shares underlying options outstanding	47,885,000	47,850,000
Shares underlying warrants outstanding	1,275,000	2,430,000
Shares underlying convertible notes outstanding	187,500,000	305,433,186
	236,660,000	355,713,186

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $21,200 and $42,015 as advertising costs for the three and six months ended June 30, 2018 and $44,132 and $63,771 for the three and six months ended June 30, 2017, respectively.

Research and development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $0 and $59,006 for the three and six months ended June 30, 2018, respectively, and $43,339 and $51,570 for the three and six months ended June 30, 2017, respectively.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At June 30, 2018 and December 31, 2017, the Company did not have any derivative instruments that were designated as hedges.

In 2017 and prior and in accordance with ASC 815, certain convertible notes and warrants with anti-dilutive provisions were deemed to be derivatives. The value of the derivative instrument will fluctuate with the price of the Company’s common stock and is recorded as a current liability on the Company’s Consolidated Balance Sheet. The change in the value of the liability is recorded as “unrealized gain (loss) on derivative liability” on the Consolidated Statements of Operations.

Effective January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features.

When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature.

F-42

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

On January 1, 2018, the Company adopted ASU 2017-11 by electing the retrospective method to the outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the statement of financial position as of the beginning of the fiscal year. Accordingly, the Company reclassified the fair value of the reset provisions embedded in previously issued warrants with embedded anti-dilutive provisions from liability to equity (accumulated deficit) in aggregate of $175,975.

Stock Based Compensation

Share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. The Company measures the fair value of the share-based compensation issued to non-employees using the stock price observed in the arms-length private placement transaction nearest the measurement date (for stock transactions) or the fair value of the award (for non-stock transactions), which were considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

As of June 30, 2018, there were 79,385,000 stock options outstanding, of which 47,885,000 were vested and exercisable. As of June 30, 2017, there were 47,850,000 stock options outstanding, of which 31,350,000 were vested and exercisable.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is more likely than not that these deferred income tax assets will not be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of June 30, 2018 and December 31, 2017, the Company has not recorded any unrecognized tax benefits.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

F-43

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of June 30, 2018, the Company had cash of $577,010 and working capital deficit of $4,034,449. During the six months ended June 30, 2018, the Company used net cash in operating activities of $954,769. The Company has not yet generated any significant revenues, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

During the six months ended June 30, 2018, the Company raised $250,000 in cash proceeds from the issuance of notes payable and $1,300,000 proceeds from the sale of common stock or receipt of common stock subscriptions. The Company believes that its current cash on hand will not be sufficient to fund its projected operating requirements.

The Company’s primary source of operating funds since inception has been from proceeds from private placements of convertible and other debt and the sale of common stock. The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment at June 30, 2018 and December 31, 2017:

	June 30, 2018	December 31, 2017
Office equipment	$34,234	$34,234
Computer equipment	5,544	5,544
Manufacturing equipment	29,563	-
	69,341	39,778
Less accumulated depreciation	(23,551)	(20,766)
	$45,790	$19,012

Depreciation expense charged to operations amounted to $1,302 and $2,785, respectively, for the three and six months ended June 30, 2018; and $1,529 and $3,057, respectively, for the three and six months ended June 30, 2017.

F-44

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

NOTE 5 – INTELLECTUAL PROPERTY/ LICENSING RIGHTS

On January 26, 2016, the Company entered into an asset purchase agreement to acquire intellectual and contractual rights for all of North America with the option for Central and South America for Naltrexone Implants formulas created by the Seller for 24 months upon receipt of the intellectual property for a fee of $55,648. The Company, within the first 12 months has the right to purchase perpetual rights for above territories for a one-time fee, financed over 5 years. The rights are amortized over the 24 month contract life. Amortization charged to operations amounted to $0 and $1,963 for the three and six months ended June 30, 2018, and $6,936 and $13,797 for the three and six months ended June 30, 2017, respectively.

On July 28, 2016, the Company and Therakine, Ltd., an Irish private company limited by shares (“Therakine”), entered into a Development, Commercialization and License Agreement (the “Agreement”). Therakine has know-how and patents related to sustained release drug delivery technology (the “Technology”). Pursuant to the Agreement, Therakine granted the Company an exclusive license to utilize the Technology in developing injectable naltrexone products to treat patients suffering addiction to opioids, methamphetamines, cocaine, or alcohol. The Company is permitted to sell on a worldwide basis the products that utilize the Technology. The Agreement expires when the Company’s last valid claim to Therakine’s patents expires. Upon expiration of the Agreement, the licenses granted will become irrevocable and fully paid up.

The Company agreed to pay, in return for the license to the Technology, up to $2,750,000 in milestone payments and royalties ranging from 5% to 12% of net sales of products that use the Technology with aggregate payments per year of not less than $250,000. The Company is also required to pay a percentage of any sublicense income it receives related to products that use the Technology. In the event Therakine enters into a license agreement with a third party for products unrelated to injectable naltrexone that use the Technology, Therakine will pay the Company a percentage of its income from these products. As of June 30, 2018 and December 31, 2017, the Company has paid an aggregate of $250,000 of which $75,000 was held in escrow until certain drug levels are met..

In 2016, the Company assigned and Therakine agreed to assign the rights under the Therakine Agreement, to BioCorRx Pharmaceuticals, Inc., the Company majority owned subsidiary.

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of June 30, 2018 and December 31, 2017:

	June 30, 2018	December 31, 2017
Accounts payable	$557,292	$714,823
Interest payable on notes payable	666,411	483,075
Deferred rent	1,529	1,638
	$1,225,232	$1,199,536

NOTE 7 – SETTLEMENT PAYABLE

On March 9, 2016, Jorge Andrade (former Company’s Chief Executive Officer) and Terranautical Global Investments, Inc. filed with the Eighth Judicial District Court in Clark County, Nevada a lawsuit claiming unpaid compensation, bonuses and previous loans in aggregate of $316,000 plus accrued interest and damages.

F-45

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

On March 21, 2016, the Plaintiff and the Company entered into a settlement agreement whereby the Company agreed to settle for a cash payment of $250,000 due December 16, 2016. On March 8, 2017, the settlement agreement was amended with an initial payment of $190,000 to be delivered by March 15, 2017 and the remaining balance of $60,000 shall be paid in twelve (12) monthly payments of $5,000 each through April 1, 2018. At March 21, 2016, the Company reclassified $195,845 accounts payable and $54,155 notes payable, related party to settlement payable in the accompanying balance sheet. As of June 30, 2018 and December 31, 2017, the outstanding balance due was $0 and $15,000, respectively.

NOTE 8 – NOTES PAYABLE

On January 26, 2018, the Company issued two unsecured promissory notes in aggregate of $250,000 bearing interest at 8% per annum with both principal and interest due July 26, 2018. In connection with the note issuance, the Company issued an aggregate of 100,000 shares of the Company’s common stock to the note holders. The fair value of the common stock at the date of issuance of $25,500 was recorded as a debt discount and is amortized as interest expense over the term of the notes.

NOTE 9 – CONVERTIBLE NOTES PAYABLE

On June 10, 2016, the Company issued to BICX Holding Company, LLC a $2,500,000 senior secured convertible promissory note due June 10, 2019 and bearing interest at 8% per annum due annually beginning June 10, 2018.

Under the terms of the note, the note holder may, at any time, convert the unpaid principal of the note, or any portion thereof, into shares of the Company’s common stock at an initial conversion price equal to 25% of the Company’s total authorized common stock, determined at $0.019 per share at the date of issuance. In addition, the note contained certain anti-dilution provisions, as defined.

The Company was required to maintain a cash balance of $50,000 of the outstanding principal amount at all times, unrestricted and lien free (as amended) until December 31, 2017.

BICX Holding had the right, until December 10, 2016, to purchase another convertible note from the Company in a principal amount of up to $2,500,000 for a total aggregate purchase price of $5,000,000 (the “Maximum Purchase Price”). The Company and BICX Holding agreed to extend this deadline and, on March 3, 2017, the parties entered into a First Amendment to the Note (the “First Amendment”).

Pursuant to the First Amendment, BIXC Holding invested another $1,660,000 for a total aggregate purchase price of $4,160,000. Based on the amount invested, BICX Holding will return the Note and the Company will issue BICX Holding a new note for $4,160,000 convertible into 42.43% of the Company’s total authorized common stock. The other terms of the new note will be identical to the Note. Pursuant to the First Amendment, the parties agreed that BICX Holding does not have the right to appoint a consultant or, if the Company’s common stock is listed on a national securities exchange, an independent member of the Board. In addition, the Company is not entitled to a break-up fee.

On June 29, 2017, the parties entered into the Second Amendment to the Note Purchase Agreement and the March 2017 Note (the “Second Amendment”). The Second Amendment amends the March 2017 Note such that there is no longer an anti-dilution provision in the note. This provision in the March 2017 Note created a derivative liability for the Company which is no longer present.

In addition, the Second Amendment amends the March 2017 Note and the Note Purchase Agreement such that the Company agreed to not engage in any financing at a purchase price below the BIXC Holding purchase price. Finally, the Second Amendment amends the Note Purchase Agreement such that BICX Holding no longer has a right to participate in a subsequent financing in which the Company engages.

F-46

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

The note is secured by all of assets of the Company and is ranked senior to all of the Company’s debt currently outstanding or hereafter, unless prohibited by law.

The Company had identified the embedded derivatives related to the above described note. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

At inception of the 2017 additions, the Company determined the aggregate fair value of $11,023,244 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 167.85% to 168.32%, (3) weighted average risk-free interest rate of 1.26% to 1.37%, (4) expected life of 2.21 to 2.25 years, and (5) estimated fair value of the Company’s common stock of $0.09 to 0.1122 per share.

The determined fair value of the debt derivatives of $11,023,244 was charged as a debt discount up to the net proceeds of the note with the remainder of $9,363,244 charged to current period operations as non-cash interest expense.

At June 29, 2017, the date of the Second Amendment modifying the above described note to eliminate the anti-dilutive provision, the Company determined the aggregate fair value the embedded derivatives of $30,806,073, recognizing a gain on change in fair value of $12,217,004 and reclassifying the determined fair value at June 29, 2017 of $30,806,073 to equity. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 169.77%, (3) weighted average risk-free interest rate of 1.38%, (4) expected life of 1.95 years, and (5) estimated fair value of the Company’s common stock of $0.108 per share.

NOTE 10 – NOTES PAYABLE-RELATED PARTY

As of June 30, 2018 and December 31, 2017, the Company received advances from Kent Emry (the former CEO of the Company), Scott Carley, and Neil Muller (the former President of the Company) as loans from related parties. The loans are payable on demand and without interest. In addition, the Company has issued unsecured, non-interest bearing demand notes to related parties. During the year December 31, 2017, the Company paid $15,000 on Mr. Emry’s note and Neil Muller settled $10,000 of outstanding debt. The balance outstanding as of June 30, 2018 and December 31, 2017 was $22,980.

On January 22, 2013, the Company issued a unsecured promissory note payable to Kent Emry for $200,000 due January 1, 2018, with a stated interest rate of 12% per annum beginning three months from issuance, payable monthly. Principal payments were due starting February 1, 2015 at $6,650 per month. The lender has an option to convert the note to licensing rights for the State of Oregon. The Company currently is in default of the required interest payments initially due starting April 22, 2013. During the year ended December 31, 2014, the Company paid $36,390 principal and accrued interest towards the promissory note.

In connection with the issuance of the above described promissory note, the Company issued 950,000 (as amended) of its common stock as interest payment on March 31, 2014.

The Company recorded a debt discount of $11,250 based on the fair value of the Company’s common stock at the issuance date of the promissory note. The discount is amortized ratably over the term on the notes. The note holder subsequently became an officer of the Company. The balance outstanding as of June 30, 2018 and December 31, 2017 was $163,610.

F-47

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

NOTE 11 – WARRANT LIABILITY

The Company issued warrants in conjunction with the issuance of certain convertible debentures. These warrants contain certain reset provisions. Therefore, in accordance with ASC 815-40, the Company had reclassified the fair value of the warrant from equity to a liability at the date of issuance. Subsequent to the initial issuance date, the Company is required to adjust to fair value the warrant as an adjustment to current period operations.

At December 31, 2017, the fair value of the 1,155,000 warrants containing certain reset provisions were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 154.88%, (3) weighted average risk-free interest rate of 1.39%, (4) expected life of 0.27 years, and (5) estimated fair value of the Company’s common stock of $0.1659 per share.

At December 31, 2017, the warrant liability valued at $175,975, the Company believes an event under the contract that would create an obligation to settle in cash or other current assets is remote and has classified the obligation as a long term liability.

Effective January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features.

When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments.

As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

On January 1, 2018, the Company adopted ASU 2017-11 by electing the retrospective method to the outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the statement of financial position as of the beginning of the fiscal year. Accordingly, the Company reclassified the fair value of the reset provisions embedded in previously issued warrants with embedded anti-dilutive provisions from liability to equity (accumulated deficit) in aggregate of $175,975.

NOTE 12 – STOCKHOLDERS’ DEFICIT

Preferred stock

The Company is authorized to issue 600,000 shares of preferred stock with no par value. As of June 30, 2018 and December 31, 2017, the Company had 80,000 shares of preferred stock and 160,000 shares of Series B preferred stock issued and outstanding.

F-48

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

Common stock

On May 10, 2018, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada increasing the total number of shares which the Company is authorized to issue from five hundred twenty five million six hundred thousand (525,600,000) shares to seven hundred fifty million six hundred thousand (750,600,000) shares and increasing the number of authorized shares of common stock from five hundred and twenty five million (525,000,000) shares of common stock, $0.001 par value, to seven hundred and fifty million (750,000,000) shares of common stock.

As of June 30, 2018 and December 31, 2017, the Company had 247,186,285 shares and 244,086,285 shares of common stock issued and outstanding.

During the six months ended June 30, 2018, the Company issued an aggregate of 750,000 shares of its common stock for services rendered valued at $111,410 based on the underlying market value of the common stock at the date of issuance.

During the six months ended June 30, 2018, the Company issued 1,000,000 shares of its common stock in connection with a distribution agreement previously accrued during the year ended December 31, 2017.

During the six months ended June 30, 2018, the Company issued an aggregate of 100,000 shares of its common stock in connection with the issuance of promissory notes payable valued at $25,500 based on the underlying market value of the common stock at the date of issuance.

During the six months ended June 30, 2018, the Company issued 1,250,000 shares of its common stock in exchange for proceeds of $150,000 and received $1,150,000 common stock subscriptions for 5,750,000 shares of its common stock and 5,750,000 three year warrants with an exercise price of $1.00 per share.

NOTE 13 – STOCK OPTIONS AND WARRANTS

Options

On May 15, 2018, the Board of Directors approved and adopted the BioCorRx Inc. 2018 Equity Incentive Plan (the “Plan”). The Plan provides for the issuance of up to 45,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”), restricted stock (the “Restricted Stock”) and unrestricted stock to directors, officers, consultants, advisors and employees.

The Plan shall be administered by the Board or, in the Board’s sole discretion, by the committee administering the Plan (the “Committee”). Subject to the terms of the Plan, the Committee’s charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan.

Options are subject to the following conditions:

(i) The Board or the Committee determines the strike price of Incentive Options at the time the Incentive Options are granted. The assigned strike price must be no less than 100% of the Fair Market Value (as defined in the Plan) of the Common Stock. In the event that the recipient is a Ten Percent Owner (as defined in the Plan), the strike price must be no less than 110% of the Fair Market Value of the Company.

(ii) The strike price of each Option will be at least 100% of the Fair Market Value of such share of the Company’s Common Stock on the date the Non-qualified Option is granted.

F-49

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

(iii) The Committee fixes the term of Options, provided that Options may not be exercisable more than ten years from the date the Option is granted, and provided further that Incentive Options granted to a Ten Percent Owner may not be exercisable more than five years from the date the Incentive Option is granted.

(iv) The Committee may designate the vesting period of Options.

(v) A Non-qualified Stock Option may, in the sole discretion of the Board, be transferable to a Permitted Transferee, upon written approval by the Board to the extent provided in the Award Agreement (as defined in the Plan). If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(vi) Incentive Options may not be issued in an amount or manner where the amount of Incentive Options exercisable in one year entitles the holder to Common Stock of the Company with an aggregate Fair Market value of greater than $100,000.

Awards of Restricted Stock are subject to the following conditions:

(i) The Committee grants Restricted Stock and determines the restrictions on each Restricted Stock Award (as defined in the Plan). Upon the grant of a Restricted Stock Award and the payment of any applicable purchase price, grantee is considered the record owner of the Restricted Stock and entitled to vote the Restricted Stock if such Restricted Stock is entitled to voting rights.

(ii) The Restricted Period shall commence on the Grant Date (as defined in the Plan) and end at the time or times set forth on a schedule established by the Board in the applicable Award Agreement; provided, however, that notwithstanding any such vesting dates, the Board may in its sole discretion accelerate the vesting of any Restricted Award at any time and for any reason.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from using the Company’s historical stock prices. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification.

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.

On June 13, 2018, the Company awarded options to purchase an aggregate of 31,500,000 shares of common stock to key officers and directors of the Company. These options vest monthly over 12 months and have a term of 10 years. The options have an exercise price of $0.14 per share. The options had an aggregate grant date fair value of $3,803,258.

The following assumptions were used in determining the change in fair value of extended options during the six months ended June 30, 2018:

Risk-free interest rate	2.85%
Dividend yield	0%
Stock price volatility	135.18%
Expected life	5.50 years

F-50

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

The following table summarizes the stock option activity for the six months ended June 30, 2018:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2017	47,885,000	$0.04	7.5	$5,927,877
Grants	31,500,000	0.14	10.0	-
Exercised	-
Expired	-		-	-
Outstanding at June 30, 2018	79,385,000	$0.081	8.2	$4,234,190
Exercisable at June 30, 2018	47,885,000	$0.04	7.0	$4,234,190

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.13 as of June 30, 2018, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at June 30, 2018:

Options Outstanding			Options
		Weighted Average	Exercisable Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options

$0.01-0.025	33,035,000	8.0	33,035,000
0.0251-0.05	3,500,000	2.1	3,500,000
0.051-0.14	42,850,000	8.9	11,350,000
	79,385,000	8.2	47,885,000

The stock-based compensation expense related to option grants was $78,535 and $448,800 during the three and six months ended June 30, 2018 and $78,536 and $157,071 for the three and six months ended June 30, 2017, respectively.

As of June 30, 2018, stock-based compensation related to options of $3,486,320 remains unamortized and is expected to be amortized over the weighted average remaining period of 11 months.

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock:

Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (Years)

$0.25	1,275,000	1.02	$0.25	1,275,000	1.02

F-51

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

The following table summarizes the warrant activity for the six months ended June 30, 2018:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at January 1, 2018	2,430,000	$0.91
Issued	-
Exercised	-
Expired	(1,155,000)	1.00
Outstanding at June 30, 2018	1,275,000	$0.25

NOTE 14 – RELATED PARTY TRANSACTIONS

The Company has an arrangement with Premier Aftercare Recovery Service, (“PARS”). PARS is a Company controlled by Neil Muller, a shareholder of the Company and prior officer of the Company, that provided consulting services to the Company. There is no formal agreement between the parties and the amount of remuneration was $14,583 per month. During the three and six months ended June 30, 2018 and 2017, the Company incurred $-0- as consulting fees and expense reimbursements. As of June 30, 2018 and December 31, 2017, there was an unpaid balance of $32,318.

The Company has an arrangement with Felix Financial Enterprises (“FFE”). FFE is a Company controlled by Lourdes Felix, an officer of the Company that provides consulting services to the Company. Until June 17, 2016, there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. During the three and six months ended June 30, 2018 and 2017, the Company incurred $40,798, $80,798, $65,000 and $106,500, respectively, as consulting fees. As of June 30, 2018 and December 31, 2017, there was an unpaid balance of $-0- and $14,900, respectively.

The Company had an arrangement with Brady Granier, an officer of the Company. Until June 17, 2016 there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the three and six months ended June 30, 2018 and 2017, the Company incurred $-0-, $-0-, $-0- and $30,727, respectively, as consulting fees. As of June 30, 2018 and December 31, 2017, there was an unpaid balance of $-0-. Beginning in 2017, Mr. Granier preformed services under Soupface LLC (see below).

The Company has an arrangement with Soupface LLC (“Soupface”). Soupface is a Company controlled by Brady Granier, an officer of the Company that provides consulting services to the Company. There was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the three and six months ended June 30, 2018 and 2017, the Company incurred $43,750, $87,500, $76,042 and $90,625, respectively, as consulting fees. As of June 30, 2018 and December 31, 2017, there was an unpaid balance of $-0- and $14,900, respectively.

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc. for the purpose of developing certain business lines. In connection with the formation, the newly formed sub issued 24.2% ownership to current or former officers of the Company, with the Company retaining 75.8%. As of December 31, 2017, there were no significant transactions, assets or liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation. During the six month months ended June 30, 2018, BioCorRx Pharmaceuticals, Inc. began limited operations (See Note 16).

The above related parties are compensated as independent contractors and are subject to the Internal Revenue Service regulations and applicable state law guidelines regarding independent contractor classification. These regulations and guidelines are subject to judicial and agency interpretation, and it could be determined that the independent contractor classification is inapplicable.

F-52

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

NOTE 15 – CONCENTRATIONS

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

The Company’s revenues earned from sale of products and services for the three months ended June 30, 2018 included 14%, 25%, 21% and 20% (aggregate of 80%) from four customers of the Company’s total revenues.

The Company’s revenues earned from sale of products and services for the six months ended June 30, 2018 included 20%, 28%, 17% and 16% (aggregate of 81%) from four customers of the Company’s total revenues.

The Company did not have a concentration for the three and six months ended June 30, 2017.

Four customers accounted for 32%, 27%, 10% and 13% (aggregate of 82%) of the Company’s total accounts receivable at June 30, 2018 and three customers accounted for 12%, 19% and 13% (aggregate of 44%) of the Company’s total accounts receivable at December 31, 2017.

The Company relies on Trinity Rx as its sole supplier of its Naltrexone implant.

NOTE 16 – NON CONTROLLING INTEREST

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the newly formed sub issued 24.2% ownership to current or former officers of the Company with the Company retaining 75.8%. From inception through December 31, 2017, there were no significant transactions. There were certain licensing rights with a carrying value of $250,000 and no significant liabilities in BioCorRx Pharmaceuticals, Inc. In 2018, BioCorRx Pharmaceuticals, Inc. began operations.

A reconciliation of the BioCorRx Pharmaceuticals, Inc. non-controlling loss attributable to the Company:

Net loss attributable to the non-controlling interest for the three months ended June 30, 2018:

Net loss	$(184)
Average Non-controlling interest percentage of profit/losses	24.2%
Net loss attributable to the non-controlling interest	$(45)

Net loss attributable to the non-controlling interest for the six months ended June 30, 2018:

Net loss	$(184)
Average Non-controlling interest percentage of profit/losses	24.2%
Net loss attributable to the non-controlling interest	$(45)

The following table summarizes the changes in non-controlling interest for the six months ended June 30, 2018:

Balance, December 31, 2017	$-
Net loss attributable to the non-controlling interest	(45)
Balance, June 30, 2018	$(45)

F-53

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

NOTE 17 – COMMITMENTS AND CONTINGENCIES

Employment agreements

On June 13, 2018, the Company entered into an Executive Service Agreement with the Company’s Chief Executive Officer, Mr. Brady Granier (the “Granier Executive Agreement”). Mr. Granier’s annual salary remains $175,000, includes a $500 per month car allowance and reimbursements for health and medical insurance. Mr. Granier was also granted a ten-year stock option to purchase an aggregate of 7,500,000 shares of the Company’s common stock at an exercise price of $0.14 per share and shall be granted to Mr. Granier (the “Granier Option”) in accordance with the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the applicable stock option award agreement. Mr. Granier is also eligible to participate in the Company’s Bonus Plan. The Granier Executive Agreement is at-will and may be terminated with or without cause. Mr. Granier is also eligible to receive certain severance benefits in accordance with the Granier Executive Agreement including, but not limited to, severance payments for a period of twelve months following termination and any accrued, but unpaid salary.

On June 13, 2018, the Company entered into an Executive Service Agreement with the Chief Financial Officer and Chief Operating Officer of the Company, Ms. Lourdes Felix (the “Felix Executive Agreement”). Ms. Felix’s annual salary is now $175,000 includes a $500 per month car allowance and reimbursements for health and medical insurance. Ms. Felix was also granted a ten-year stock option to purchase an aggregate of 7,500,000 shares of the Company’s common stock at an exercise price of $0.14 per share and shall be granted to Ms. Felix (the “Felix Option”, together with the “Granier Option” and “Welch Option”, the “Executive Options”) in accordance with the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the applicable stock option award agreement. Ms. Felix is also eligible to participate in the Company’s Bonus Plan. The Felix Executive Agreement is at-will and may be terminated with or without cause. Ms. Felix is also eligible to receive certain severance benefits in accordance with the Felix Executive Agreement including, but not limited to, severance payments for a period of twelve months following termination and any accrued, but unpaid salary.

On June 13, 2018, the Company entered into an Executive Service Agreement with the Company’s Vice President of Operations, Mr. Tom Welch (the “Welch Executive Agreement”). Mr. Welch’s annual salary is now $150,000, includes a $500 per month car allowance and reimbursements for health and medical insurance. Mr. Welch was also granted a ten-year stock option to purchase an aggregate of 7,500,000 shares of the Company’s common stock at an exercise price of $0.14 per share and shall be granted to Mr. Welch (the “Welch Option”) in accordance with the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the applicable stock option award agreement. Mr. Welch is also eligible to participate in the Company’s Bonus Plan. The Welch Executive Agreement is at-will and may be terminated with or without cause. Mr. Welch is also eligible to receive certain severance benefits in accordance with the Welch Executive Agreement including, but not limited to, severance payments for a period of twelve months following termination and any accrued, but unpaid salary.

NOTE 18 – FAIR VALUE MEASUREMENTS

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

F-54

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

(unaudited)

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

There no items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of June 30, 2018 (See Note 11).

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities from December 31, 2017 through June 30, 2018:

Warrant Liability
Balance, December 31, 2017	$175,975
Transfers in (out):
Transfers out of Level 3 upon election of ASC 2017-11	(175,975)
Balance, June 30, 2018	$-

NOTE 19 – SUBSEQUENT EVENTS

On July 18, 2018, the Company entered into a subscription agreement with one investor in the amount of $100,000, pursuant to the subscription agreement the investor purchased units of the Company’s securities at a price per unit of $0.20. Each unit consists of one share of the Company’s common stock and a three-year warrant to purchase shares of the Company’s Common Stock at an exercise price of $1.00 per share.

F-55

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Registration Fee	$622.50
FINRA Filing Fee *	$
NASDAQ Filing Fee *	$
Printing Fees and Expenses *	$
Accounting Fees and Expenses *	$
Legal Fees and Expenses *	$
Transfer Agent and Registrar Fees *	$
Miscellaneous Fees and Expenses *	$
Total	$

* To be filed by amendment

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

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Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

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Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

2015

In January 2015, the Company issued 3,000,000 shares of its common stock for services rendered and accrued in 2014. The common shares were valued at $300,000 based on the underlying market value of the common stock at the date of service provided.

On February 3, 2015, the Company sold to JMJ Financial a $250,000 Convertible Promissory Note. The JMJ note provides up to an aggregate of $225,000 in gross proceeds after taking into consideration an Original Issue Discount (“OID”) of $25,000. The maturity date is two years from the effective date of each payment paid under the promissory note. The Company, at its sole discretion, has an option to repay all consideration received pursuant to the JMJ note within 120 days of the effective date, there will be zero percent interest charged under the JMJ Note. Otherwise, there will be a one-time interest charge of 12% for all consideration received by the Company pursuant to the JMJ Note. The Notes earn an interest rate of 12% per annum after four months of each advance and are convertible six months after the issuance date of each advance at a conversion price equal to 60% discount to the lowest trading price of the common stock for the 25 trading days immediately prior the conversion date. In the event of default, the Purchaser has the right to require the Company to repay in cash all or a portion of the Note at a price equal to 125% of the aggregate principal amount of the Note plus all accrued but unpaid interest.

In March 2015, the Company issued an aggregate of 425,000 shares of its common stock for services rendered valued at $36,885 based on the underlying market value of the common stock at the date of service provided.

In April 2015, the Company issued an aggregate of 3,175,000 shares of its common stock for future services valued at $159,800 based on the underlying market value of the common stock at the date of issuance.

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On June 25, 2015, the Company entered into a common stock purchase agreement with Northbridge Funding, Inc., a Delaware corporation. The Investment Agreement provides that, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase up to $10,000,000 worth of the Company’s common stock, $0.001 par value. From time to time over the term of the Investment Agreement, commencing on the trading day immediately following the date on which an initial registration statement is declared effective by the Securities and Exchange Commission, the Company may provide the Investor with a draw down notice to purchase a specified dollar amount of Shares, with each draw down subject to certain limitations. The applicable purchase price is defined as a price equal to 80% of the three lowest closing prices traded twelve consecutive trading days prior to the drawdown notice inclusive to the drawdown notice date.

On June 30, 2015, the Company entered into a separation agreement and agreed to issue 2,000,000 of the Company’s common stock which was valued at $88,000, of which were issued July 2015.

In July 2015, the Company issued 200,000 shares of its common stock for commitment fees valued at $9,800 based on the underlying market value of the common stock at the date of issuance.

In July 2015, the Company issued 1,800,000 shares of its common stock for commitment fees valued at $86,400 based on the underlying market value of the common stock at the date of issuance.

On July 20, 2015, the Company granted 3,500,000 options to a consultant. The granted options are exercisable immediately at $0.045 per share for five years. The fair value of options was determined using the Black Scholes Option Pricing Model with the following assumptions: dividend yield $-0-, volatility of 151.39% and risk free rate of 1.72%. The determined fair value of $142,193 was charged to 2015 operations.

In July and August 2015, the Company issued 510,000 shares of its common stock for services valued at $20,067 based on the underlying market value of the common stock at the date of issuance.

On October 1, 2015, the Company sold to St. George Investments, LLC a $85,000 Convertible Promissory Note. Net proceeds received was $70,500 after taking into consideration an Original Issue Discount (“OID”) of $7,500 and other fees. The maturity date is one year from the effective date of the promissory note. The lender has the right, with the consent of the Company, to lend additional two additional tranches at any time up to one year. The Company may repay the Note at any time on or before 120 days from issuance. If unpaid at 120 days, a one-time interest charge of 12% shall be applied to the outstanding balance. After 120 days the Company can repay only with the consent of the lender at 125% allowed to repay. The Note is convertible 120 days from issuance date at a conversion price equal to 60% discount to the lowest trading price of the common stock for the 25 trading days immediately prior the conversion date.

In October 2015, the Company issued 500,000 shares of its common stock for future services valued at $19,000 based on the underlying market value of the common stock at the date of issuance.

On October 12, 2015, the Company granted 1,000,000 options to a consultant. The granted options are exercisable immediately at $0.15 per share for five years. The fair value of options was determined using the Black Scholes Option Pricing Model with the following assumptions: dividend yield $-0-, volatility of 145.90% and risk free rate of 1.41%. The determined fair value of $37,088 was charged to 2015 operations.

In November 2015, the Company issued an aggregate of 1,300,000 shares of its common stock for future services valued at $43,458 based on the underlying market value of the common stock at the date of issuance.

In November 2015, the Company issued an aggregate of 4,000,000 shares of its common stock for services rendered valued at $138,400 based on the underlying market value of the common stock at the date of issuance.

In December 2015, the Company issued 100,000 shares of its common stock for future services valued at $3,500 based on the underlying market value of the common stock at the date of issuance.

2016

In February 2016, the Company issued an aggregate of 1,250,000 shares of its common stock for current and future services valued at $25,000 based on the underlying market value of the common stock at the date of issuance.

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On February 1, 2016, the Company issued to Iconic Holdings, LLC a $88,000 Convertible Promissory Note. The proceeds from the Iconic note provides was up to an aggregate of $79,200 in net proceeds after taking into consideration an Original Issue Discount (“OID”) of $8,800. The maturity date is one year from the date of issuance.

The Company, at its sole discretion, has an option to repay the Iconic note within 90 days of the effective date at a rate of 110% of unpaid principal or 135% from 91-180 days of effective date. After 180 days, the note may not be prepaid without the consent of the holder. The Note is convertible after 180 days into shares of the Company’s common stock at a conversion price equal to 60% discount to the lowest closing price of the common stock for the 10 trading days immediately prior the conversion date.

On June 10, 2016, the Company issued to BICX Holding Company, LLC (“BICX Holding”) a $2,500,000 senior secured convertible promissory note due June 10, 2019 and bearing interest at 8% per annum due annually beginning June 10, 2018. BICX Holding is controlled by Alpine Creek. Under the terms of the note, the note holder may, at any time, convert the unpaid principal of the note, or any portion thereof, into shares of the Company’s common stock at an initial conversion price equal to 25% of the Company’s total authorized common stock, determined at $0.019 per share at the date of issuance. In addition, the note contains certain anti-dilution provisions, as defined. The Company is required to maintain a cash balance of $50,000 of the outstanding principal amount at all times, unrestricted and lien free (as amended). The note holder has the right, until December 10, 2016, to purchase another convertible note from the Company in a principal amount of up to $2,500,000 for a total aggregate purchase price of $5,000,000. Based on the percentage of the maximum purchase price the note holder invests, they will receive another convertible note for a pro rata percentage the Company’s total authorized common stock (up to another 26% of the Company’s total authorized common stock, for a total of 51%, if the note holder invests the maximum purchase price). If the note holder does not exercise the right to pay the maximum purchase price, the note holder will pay the Company a break-up fee equal to 5% of the remaining balance of the maximum purchase price. The note is secured by all of assets of the Company and is ranked senior to all of the Company’s debt currently outstanding or hereafter, unless prohibited by law.

On June 17, 2016, the Company awarded options to purchase an aggregate of 33,000,000 shares of common stock to key officers of the Company. These options vest monthly over 24 months and have a term of 10 years. The options have an exercise price of $0.0201 per share. The options had an aggregate grant date fair value of $628,283.

On June 17, 2016, the Company extended the term of previously granted options in aggregate of 13,500,000 initially expiring from November 2019 to July 2020 by five years to November 2024 to July 2025. The change in fair value of $53,858 was determined using the Black Scholes option model and charged to current to operations during the year ended December 31, 2016.

On June 17, 2016, the Company entered into an executive service contract with Brady Granier as the Company’s President and Chief Executive Officer. The agreement is an at will agreement and provides for a base salary of $175,000 per year, 10,600,000 stock options, extended previously issued options and an auto allowance.

On June 17, 2016, the Company entered into an executive service contract with Tom Welch as the Company’s Vice President of Operations. The agreement is an at will agreement and provides for a base salary of $140,000 per year, 11,200,000 stock options, extended previously issued options and an auto allowance.

In July 2016, the Company issued an aggregate of 3,700,000 shares of its common stock for services rendered valued at $101,090 based on the underlying market value of the common stock at the date of issuance.

In July 2016, the Company issued 3,000,000 shares of its common stock as conversion for outstanding accounts payable to related party valued at $80,433 based on the underlying market value of the common stock at the date of issuance.

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In August 2016, the Company issued 300,000 shares of its common stock for as loan extension valued at $17,970 based on the underlying market value of the common stock at the date of issuance.

In August 2016, the Company issued an aggregate of 3,150,000 shares of its common stock for services rendered valued at $182,725 based on the underlying market value of the common stock at the date of issuance.

In October 2016, the Company issued an aggregate of 800,000 shares of its common stock for in connection with the issuance of convertible debt valued at $30,000 based on the underlying market value of the common stock at the date of issuance.

In October 2016, the Company issued 60,000 shares of its common stock for services rendered valued at $2,346 based on the underlying market value of the common stock at the date of issuance.

On October 20, 2016, the Company issued to an aggregate of $220,000 Convertible Promissory Notes. The proceeds from the notes provides was up to an aggregate of $200,000 in net proceeds after taking into consideration an Original Issue Discount (“OID”) of $20,000. The maturity date is six months from the date of issuance. In connection with the issuance of the promissory notes, the Company issued 800,000 shares of its common stock as an inducement and is obligated to issue an additional 250,000 shares should the Company’s common stock close below $0.025 per share prior to full pay off of the notes. The fair value of the issued shares was charged as a debt discount at the time of issuance. The Note is convertible after 180 days into shares of the Company’s common stock at a conversion price equal to 60% discount to the lowest closing price of the common stock for the 25 trading days immediately prior the conversion date.

On November 16, 2016, the Company issued an aggregate of 160,000 shares of preferred stock to officers and directors for services rendered.

In December 2016, the Company issued an aggregate of 400,000 shares of its common stock for services rendered valued at $11,900 based on the underlying market value of the common stock at the date of issuance.

In December 2016, the Company issued 5,000,000 shares of its common stock in exchange for proceeds of $100,000.

2017

In January 2017, the Company issued an aggregate of 228,118 shares of its common stock for services rendered valued at $7,478 based on the underlying market value of the common stock at the date of issuance.

In February 2017, the Company issued 350,000 shares of its common stock for services rendered valued at $25,830 based on the underlying market value of the common stock at the date of issuance.

In February 2017, the Company issued 43,666,666 shares of its common stock in exchange for proceeds of $940,000.

In March 2017, the Company issued an aggregate of 13,662,000 shares of its common stock in settlement of $220,000 convertible notes payable.

On March 3, 2017, the Company and BICX Holding entered into the First Amendment to the Note Purchase Agreement date June 10, 2016. Pursuant to the First Amendment, BIXC Holding invested another $1,660,000 for a total aggregate purchase price of $4,160,000. Based on the amount invested, the Company issued a new note to replace the June 2016 Note (the “March 2017 Note”). The main differences between the June 2016 Note and the March 2017 Note are that the principal owed to BICX Holding is now $4,160,000 and the percentage of the Company’s total authorized common stock as of March 3, 2017 into which the March 2017 Note is convertible is now 42.43%. The March 2017 Note matures on March 3, 2020.

In April 2017, the Company issued an aggregate of 1,675,000 shares of its common stock for services rendered valued at $62,850 based on the underlying market value of the common stock at the date of issuance.

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In May 2017, the Company issued 750,000 shares of its common stock for services rendered valued at $102,750 based on the underlying market value of the common stock at the date of issuance.

On May 25, 2017, the Company awarded options to purchase 35,000 shares of common stock to key consultant of the Company. These options vest immediately and have a term of 5 years. The options have an exercise price of $0.16 per share. The options had an aggregate grant date fair value of $5,318.

On June 29, 2017, the Company and BICX Holding entered into the Second Amendment to the Note Purchase Agreement and the March 2017 Note (the “Second Amendment”). The Second Amendment amends the March 2017 Note such that there is no longer an anti-dilution provision in the note. This provision in the March 2017 Note created a derivative liability for the Company which is no longer present.

In addition, the Second Amendment amends the March 2017 Note and the Note Purchase Agreement such that the Company agreed to not engage in any financing at a purchase price below the BIXC Holding purchase price. Finally, the Second Amendment amends the Note Purchase Agreement such that BICX Holding no longer has a right to participate in a subsequent financing in which the Company engages.

In August 2017, the Company issued 500,000 shares of its common stock for services rendered valued at $43,000 based on the underlying market value of the common stock at the date of issuance.

In September 2017, the Company issued an aggregate of 550,000 shares of its common stock for services rendered valued at $47,245 based on the underlying market value of the common stock at the date of issuance.

In October 2017, the Company issued 50,000 shares of its common stock for services rendered valued at $5,005 based on the underlying market value of the common stock at the date of issuance.

In November 2017, the Company issued 50,000 shares of its common stock for services rendered valued at $4,450 based on the underlying market value of the common stock at the date of issuance.

In December 2017, the Company issued 800,000 shares of its common stock for services rendered valued at $132,720 based on the underlying market value of the common stock at the date of issuance.

2018

In January 2018, the Company entered into subscription agreements with two investors, pursuant to which the Investors purchased shares of the Company’s common stock. The investors purchased a total of 1,250,000 shares at a purchase price of $0.12 per share for a total of $150,000 invested.

In January and February 2018, the Company issued an aggregate of 50,000 common shares for consulting services.

In January 2018, the Company issued 125,000 common shares as employee compensation.

In January 2018, the Company issued an aggregate of 100,000 common shares as commitment fees towards debt financing.

In January 2018, the Company issued 1,000,000 common shares in connection with a distribution agreement.

On February 9, 2018, the Company entered into the Investment Agreement and the Registration Rights Agreement with Northbridge. Under the terms of the Investment Agreement, Northbridge has agreed to provide the Company with up to ten million dollars ($10,000,000) of funding in the form of purchases of shares of the Common Stock. Northbridge will only make these purchases after a registration statement on Form S-1 registering these future shares is declared effective by the Commission. This registration statement is being filed to register these shares.

Between April 24, 2018 and May 16, 2018, the Company, entered into subscription agreements (the “Subscription Agreement”) with five individuals, (the “Investors”) in the aggregate amount of $1,100,000, pursuant to which the Investors purchased units of the Company’s securities (the “Units”) at a purchase price per Unit of $0.20. Each Unit consisted of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) a three-year warrant to purchase shares of the Company’s Common Stock at an exercise price of $1.00 per share (the “Warrants”).

Item 16. Exhibits and Financial Statement Schedules

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(a) EXHIBITS

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit		Incorporated by Reference			Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Articles of Incorporation, filed May 7, 2014.	8-K	3.2	07/06/2016
3.2	Certificate of Amendment to the Articles of Incorporation, filed July 5, 2016.	8-K	3.1	07/06/2016
3.3	Certificate of Amendment to Articles of Incorporation, dated May 10, 2018.	8-K	3.1	05/16/2018
3.4	Amended and Restated Bylaws, effective as of May 13, 2016.	8-K	3.2	05/20/2016
4.1	Certificate of Designation, filed July 1, 2014, as corrected July 7, 2014.	8-K	4.1	07/06/2016
4.2	Certificate of Designation, filed November 23, 2016.	8-K	4.1	11/30/2016
5.1*	Opinion of Lucosky Brookman LLP.
10.1	Asset Purchase Agreement by and between the Company and Well Advised, signed January 26, 2016.	8-K	10.1	01/29/2016
10.2	8% Senior Secured Convertible Promissory Note, dated June 10, 2016, issued by the Company to BICX Holding Company LLC.	8-K	10.1	06/21/2016
10.3	Senior Secured Convertible Note Purchase Agreement by and among the Company and BICX Holding Company LLC, dated June 10, 2016.	8-K	10.2	06/21/2016
10.4	Security Agreement by and among the Company and BICX Holding Company LLC, dated June 10, 2016.	8-K	10.3	06/21/2016
10.5	Form of 8% Convertible Promissory Note, dated October 20, 2016, issued by the Company	8-K	10.1	10/27/2016
10.6	Form of Securities Purchase Agreement by and among the Company and the Investors, dated June 10, 2016.	8-K	10.2	10/27/2016
10.7	Subscription Agreement with David de Csepel dated December 22, 2016.	8-K	10.1	01/06/2017
10.8	First Amendment to Senior Secured Convertible Note Purchase Agreement by and between the Company and BICX Holding Company LLC, dated March 3, 2017.	8-K	10.1	03/09/2017
10.9	Form of Subscription Agreement entered into between the Company and Investors during February and March 2017.	8-K	10.2	03/09/2017
10.10	Settlement Agreement with Lucas Hoppel, dated March 16, 2017.	8-K	10.1	03/22/2017
10.11	Settlement Agreement with Vista Capital Investments, LLC dated March 20, 2017.	8-K	10.2	03/22/2017
10.12	Second Amendment to Senior Secured Convertible Note Purchase Agreement and Senior Secured Convertible Note by and between the Company and BICX Holding Company LLC, dated June 29, 2017.	8-K	10.1	07/06/2017
10.13	Distributor Agreement with CereCare, LLC, dated December 8, 2017.	8-K	10.1	12/14/2017
10.14	Form of Subscription Agreement.	8-K	10.1	01/23/2018
10.15	Form of Promissory Note.	8-K	10.1	02/01/2018
10.16	Investment Agreement by and between the Company and Northbridge Financial Inc., dated February 9, 2018.	8-K	10.1	02/20/2018
10.17	Registration Rights Agreement by and between the Company and Northbridge Financial Inc., dated February 9, 2018.	8-K	10.2	02/20/2018
10.18	Form of Subscription Agreement.	8-K	10.1	06/06/2018
10.19	Form of Warrant.	8-K	10.2	06/06/2018
10.20**	Fresh Start Private Management, Inc. 2013 Stock Option Plan.	S-8	99.1	01/10/2014
10.21**	2014 Stock Option Plan.	S-8	10.1	11/19/2014
10.22**	Form of BioCorRx Inc. 2018 Equity Incentive Plan.	8-K	10.1	05/21/2018
10.23**	Executive Management Bonus Plan effective June 13, 2018.	8-K	10.1	06/15/2018
10.24**	Executive Service Agreement by and between the Company and Brady Granier, dated June 13, 2018.	8-K	10.2	06/15/2018
10.25**	Executive Service Agreement by and between the Company and Lourdes Felix, dated June 13, 2018.	8-K	10.3	06/15/2018
10.26**	Director Compensation Agreement by and between the Company and Kent Emry, dated June 13, 2018.	8-K	10.5	06/15/2018
10.27**	Director Compensation Agreement by and between the Company and Brady Granier dated June 13, 2018.	8-K	10.6	06/15/2018
10.28**	Director Compensation Agreement by and between the Company and Lourdes Felix, dated June 13, 2018.	8-K	10.7	06/15/2018
14.1	Code of Conduct.	10-K	14.1	03/31/2009	X
21.1	List of Subsidiaries.
23.1	Consent of Liggett & Webb, P.A., Independent Registered Public Accounting Firm.				X
23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

* To be filed by amendment.

** Indicates a management contract or compensatory plan or arrangement.

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b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Anaheim, California, on August 24, 2018.

BioCorRx Inc.

By:	/s/ Brady Granier
Brady Granier
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer, Chief Operating Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brady Granier	President and Chief Executive Officer, Director (Principal Executive Officer)	August 24, 2018
Brady Granier

/s/ Lourdes Felix	Chief Financial Officer, Chief Operating Officer, Director (Principal Financial and Accounting Officer)	August 24, 2018
Lourdes Felix

/s/ Kent Emry	Director	August 24, 2018
Kent Emry

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